Exhibit 10.1

WAIVER AND FIFTH AMENDMENT

TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

THIS WAIVER AND FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”) is entered into effective as of December 29, 2016 (the “Fifth Amendment Effective Date”), among SOUTHCROSS ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), WELLS FARGO BANK, N.A., a national banking association, as the Administrative Agent (the “Administrative Agent”), and the undersigned Lenders (as defined below) (the “Consenting Lenders”). Unless otherwise defined herein, all capitalized terms used herein that are defined in the Credit Agreement referred to below shall have the meanings given such terms in the Credit Agreement, as amended hereby.

WITNESSETH

WHEREAS, the Borrower, the Administrative Agent and the financial institutions party thereto as lenders (the “Lenders”) are parties to that certain Third Amended and Restated Revolving Credit Agreement, dated as of August 4, 2014 (as amended, restated, supplemented or otherwise modified on or before the Fifth Amendment Effective Date or from time to time thereafter, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Lenders have made Loans to the Borrower and provided certain other credit accommodations to the Borrower;

WHEREAS, the Borrower has failed to satisfy the requirements of Section 9.01(a) for the fiscal quarter ended September 30, 2016 (the “Subject Financial Covenant Default”);

WHEREAS, the Borrower has requested that the Administrative Agent and Lenders (i) waive the Subject Financial Covenant Default (collectively, the “Waiver”) and (ii) amend certain terms and provisions of the Credit Agreement, in each case as more particularly described herein; and

WHEREAS, subject to the terms and conditions set forth herein, the Consenting Lenders have agreed to the Borrower’s requests as set forth in this Amendment.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Borrower, the Administrative Agent and the Consenting Lenders hereby agree as follows:

SECTION 1.    Limited Waiver. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to and upon the terms and conditions set forth herein, the Administrative Agent and each of the Consenting Lenders hereby grant the Waiver. Nothing contained in this Section 1 shall be deemed a consent to or waiver of, or a commitment or obligation on the part of the Administrative Agent or the Lenders to any future consent to or waiver of, any other action or inaction on the part of the Borrower or any other Loan Party that constitutes (or would constitute) a violation of or departure from any covenant, condition or other obligation of the Loan Parties under the Credit Agreement and the other Loan Documents. Neither the Lenders nor the Administrative Agent shall be obligated to grant any future waivers or consents with respect to any provision of the Credit Agreement or any other Loan Document. Any further waivers or consents must be specifically agreed to in writing in accordance with Section 12.02 of the Credit Agreement.

SECTION 2.    Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of each condition precedent set forth in Section 3 hereof, the Credit Agreement shall be amended effective as of the Fifth Amendment Effective Date as follows:

2.1.    The Credit Agreement and Annex I (List of Commitments) of the Credit Agreement are hereby amended as reflected in Annex I attached hereto.

2.2.    Exhibit B to the Credit Agreement (Form of Borrowing Request) is hereby deleted in its entirety and replaced with Exhibit B attached hereto.

2.3.    Exhibit D-2 to the Credit Agreement (Form of Compliance Certificate (Ongoing)) is hereby deleted in its entirety and replaced with Exhibit D-2 attached hereto.

2.4.    Exhibits D-3, I and J attached hereto are hereby added to the Credit Agreement as Exhibits D-3, I and J respectively.

SECTION 3.    Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

3.1.    Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower and Lenders constituting the Required Lenders and consent and agreement counterparts hereof duly executed by the other Loan Parties.

3.2.    The Administrative Agent shall have received satisfactory evidence that the Borrower has received Equity Issuance Proceeds from Southcross Holdings in an amount not less than $17,000,000, on terms satisfactory to the Administrative Agent, which Equity Issuance Proceeds shall not constitute an Equity Cure Contribution for any purposes under the Credit Agreement.

3.3.    The Administrative Agent shall have received the fully executed Southcross Holdings Investment Agreement and the Backstop Investment Commitment Letter.

3.4.    The Borrower shall have paid to the Administrative Agent for the account of each Consenting Lender an amendment fee equal to 0.25% of the Commitment of such Consenting Lender.

3.5.    The Administrative Agent shall have received an opinion of Latham & Watkins LLP, special counsel to the Borrower, in form and substance satisfactory to the Administrative Agent and its counsel.

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SECTION 4.    Fees and Expenses. The Borrower shall pay to the Administrative Agent all fees and reimbursements due and owing to the Administrative Agent or the Lenders in connection with this Amendment including, without limitation, all reasonable fees and expenses incurred by the Administrative Agent (including, without limitation, fees and expenses of counsel to the Administrative Agent) in the preparation, execution, review and negotiation of this Amendment and any other related documents for which the Borrower shall have been invoiced by the Administrative Agent at least one Business Day before the Fifth Amendment Effective Date.

SECTION 5.    Representations and Warranties. In order to induce the Administrative Agent and the undersigned Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

5.1.    Accuracy of Representations and Warranties. After giving effect to the Waiver, each representation and warranty of each Loan Party contained in the Loan Documents shall be true and correct in all material respects as of the date hereof (except (a) to the extent that any such representation and warranty is expressly limited to an earlier date, in which case, on the date hereof, such representation and warranty shall continue to be true and correct in all material respects as of such specified earlier date and (b) to the extent that any such representations and warranties are qualified by materiality, such representations and warranties shall continue to be true and correct in all respects).

5.2.    Due Authorization, No Conflicts. The execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s limited partnership powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than filings with the SEC required under applicable law) and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon the Borrower or any of its Subsidiaries, or result in the creation or imposition of any Lien upon any of the assets of the Borrower or any of its Subsidiaries.

5.3.    Validity and Binding Effect. This Amendment constitutes the valid and binding obligations of the Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or law.

5.4.    Absence of Defaults. No Default has occurred that is continuing immediately after giving effect to this Amendment.

5.5.    No Defense. The Borrower has no defenses to (a) payment, counterclaims or rights of set-off with respect to the Secured Obligations on the date hereof or (b) the validity, enforceability or binding effect against the Borrower of the Credit Agreement or any of the other Loan Documents or any Liens intended to be created thereby.

SECTION 6.    Miscellaneous.

6.1.    Reservation of Rights. Except with respect to the Waiver as herein provided, no failure or delay on the part of Administrative Agent or any Lender to exercise any right or remedy under the Credit Agreement, any other Loan Document or applicable law shall operate as a consent to or waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of any right or remedy, all of which are cumulative and are expressly reserved.

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6.2.    Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby ratified and confirmed. Each Loan Party hereby extends the Liens securing the Secured Obligations until the Secured Obligations have been paid in full, and agrees that the Waiver and the amendments and modifications herein contained shall in no manner affect or impair the Secured Obligations or the Liens securing payment and performance thereof.

6.3.    Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.4.    Counterparts. This Amendment may be executed in counterparts, all of which taken together shall constitute one and the same instrument. Delivery of a counterpart by facsimile or other electronic transmission (e.g., .pdf) shall be effective as delivery of a manually executed original counterpart.

6.5.    COMPLETE AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.6.    Release. The Borrower and each other Loan Party on their own behalf and on behalf of their predecessors, successors, heirs, legal representatives and assigns (collectively, the “Releasing Parties”), hereby acknowledge and stipulate that as of the Fifth Amendment Effective Date, none of the Releasing Parties has any known claims or known causes of action of any kind whatsoever against Administrative Agent, any other Secured Party or any of their officers, directors, employees, agents, attorneys, affiliates or representatives, or against any of their respective predecessors, successors, or assigns (each of the foregoing, collectively, the “Released Parties”). Each of the Releasing Parties hereby forever releases, remises, discharges and holds harmless the Released Parties, from any and all known claims, causes of action, demands, and liabilities of any kind whatsoever, whether direct or indirect, fixed or contingent, liquidated or nonliquidated, disputed or undisputed, which any of the Releasing Parties has or may acquire in the future relating in any way to any event, circumstance, action, or failure to act from the beginning of time through the date of this Amendment.

6.7.    Covenant Not to Sue. The Borrower and each other Loan Party, on their own behalf and on behalf of the Releasing Parties, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by Borrower or such other Loan Party pursuant to Section 6.6 hereof. If the Borrower or any other Loan Party or any of their successors, assigns or

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other legal representatives violates the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Released Party as a result of such violation.

6.8.    No Implied Waivers. No failure or delay on the part of the Administrative Agent or the Lenders in exercising, and no course of dealing with respect to, any right, power or privilege under this Amendment, the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Amendment, the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege, all of which are cumulative and are expressly reserved. Except for the Waiver and the amendments set forth in Sections 1 and 2 hereof, nothing contained in this Amendment shall be deemed a consent to or waiver of, or a commitment or obligation on the part of the Administrative Agent or the Lenders to any future consent to or waiver of, any other action or inaction on the part of the Borrower or any other Loan Party that constitutes (or would constitute) a violation of or departure from any covenant, condition or other obligation of the Loan Parties under the Credit Agreement and the other Loan Documents. Any such waivers or consents must be specifically agreed to in writing in accordance with Section 12.02 of the Credit Agreement.

6.9.    Arms-Length/Good Faith; Review and Construction of Documents. This Amendment has been negotiated at arms-length and in good faith by the parties hereto. The Borrower (a) has had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Amendment with its legal counsel, (b) has reviewed this Amendment and fully understands the effects thereof and all terms and provisions contained in this Amendment, and (c) has executed this Amendment of its own free will and volition. Furthermore, the Borrower acknowledges that (i) this Amendment shall be construed as if jointly drafted by the Borrower and the Lenders, and (ii) the recitals contained in this Amendment shall be construed to be part of the operative terms and provisions of this Amendment.

6.10.    Interpretation. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Amendment are for convenience only, shall not affect the interpretation of this Amendment, and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

6.11.    Severability. In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

6.12.    Loan Documents. The Borrower acknowledges and agrees that this Amendment is a Loan Document.

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6.13.    Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

BORROWER:	SOUTHCROSS ENERGY PARTNERS, L.P.

	By:	Southcross Energy Partners GP, LLC, its general partner

	By:	/s/ Bret M. Allan
Bret M. Allan
Senior Vice President and
Chief Financial Officer

SIGNATURE PAGE

WAIVER AND FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

Each of the undersigned (i) consents and agrees to this Amendment, and (ii) agrees that the Loan Documents to which it is a party (including, without limitation, the Third Amended and Restated Revolver Guaranty and Collateral Agreement dated as of August 4, 2014, as applicable) shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

CONSENTED. ACKNOWLEDGED AND AGREED TO BY:

SOUTHCROSS ENERGY OPERATING, LLC
SOUTHCROSS ENERGY LP LLC
SOUTHCROSS ENERGY GP LLC
SOUTHCROSS DELTA PIPELINE LLC
SOUTHCROSS PROCESSING LLC
SOUTHCROSS ALABAMA PIPELINE LLC
SOUTHCROSS NUECES PIPELINES LLC
SOUTHCROSS ENERGY FINANCE CORP.
FL RICH GAS SERVICES GP, LLC

By:	/s/ Bret M. Allan
Bret M. Allan
Senior Vice President and
Chief Financial Officer

SIGNATURE PAGE

WAIVER AND FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

SOUTHCROSS CCNG GATHERING LTD.
SOUTHCROSS CCNG TRANSMISSION LTD.
SOUTHCROSS GULF COAST TRANSMISSION LTD.
SOUTHCROSS MISSISSIPPI PIPELINE, L.P.
SOUTHCROSS MISSISSIPPI GATHERING, L.P.
SOUTHCROSS MIDSTREAM SERVICES, L.P.
SOUTHCROSS MARKETING COMPANY LTD.
SOUTHCROSS NGL PIPELINE LTD.
SOUTHCROSS GATHERING LTD.
SOUTHCROSS MISSISSIPPI INDUSTRIAL GAS SALES, L.P.

By:	Southcross Energy GP LLC,
as general partner

By:	/s/ Bret M. Allan
Bret M. Allan
Senior Vice President and
Chief Financial Officer

FL RICH GAS SERVICES, LP

By:	FL Rich Gas Services GP, LLC,
its general partner

By:	/s/ Bret M. Allan
Bret M. Allan
Senior Vice President and
Chief Financial Officer

SIGNATURE PAGE

WAIVER AND FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

FL RICH GAS UTILITY GP, LLC

By:	/s/ Bret M. Allan
Bret M. Allan
Senior Vice President and
Chief Financial Officer

FL RICH GAS UTILITY, LP
TEXSTAR TRANSMISSION, LP

By:	FL Rich Gas Utility GP, LLC, its general partner

By:	/s/ Bret M. Allan
Bret M. Allan
Senior Vice President and
Chief Financial Officer

SIGNATURE PAGE

WAIVER AND FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

ADMINISTRATIVE AGENT,
ISSUING BANK AND LENDER:	WELLS FARGO BANK, N.A., as the Administrative Agent, Issuing Bank and a Lender

	By:	/s/ Kristen Brockman
	Name:	Kristen Brockman
	Title:	Director

SIGNATURE PAGE

WAIVER AND FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

LENDER:	BARCLAYS BANK PLC, as a Lender

	By:	/s/ Evan Moriarty
	Name:	Evan Moriarty
	Title:	Assistant Vice President

SIGNATURE PAGE

WAIVER AND FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

LENDER:	UBS AG, STAMFORD BRANCH, as a Lender

	By:	/s/ Darlene Arias
	Name:	Darlene Arias
	Title:	Director

	By:	/s/ Houssem Daly
	Name:	Houssem Daly
	Title:	Banking Products Services, US

SIGNATURE PAGE

WAIVER AND FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

LENDER:	JPMORGAN CHASE BANK, N.A., as a Lender

	By:	/s/ Geraldine King
	Name:	Geraldine King
	Title:	Executive Director

SIGNATURE PAGE

WAIVER AND FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

LENDER:	ABN AMRO CAPITAL USA LLC, as a Lender

	By:	/s/ Verra Kumalasari
	Name:	Vera Kumalasari
	Title:	Vice President

	By:	/s/ Urvashi Zutshi
	Name:	Urvashi Zutshi
	Title:	Managing Director

SIGNATURE PAGE

WAIVER AND FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

LENDER:	BANK OF AMERICA, N.A., as a Lender

	By:	/s/ Greg M. Hall
	Name:	Greg M. Hall
	Title:	Vice President

SIGNATURE PAGE

WAIVER AND FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

LENDER:	CADENCE BANK, as a Lender

	By:	/s/ William W. Brown
	Name:	William W. Brown
	Title:	Executive Vice President

SIGNATURE PAGE

WAIVER AND FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

LENDER:	ROYAL BANK of CANADA, as a Lender

	By:	/s/ H. Christopher DeCotiis
	Name:	H. Christopher DeCotiis
	Title:	Attorney-in-Fact

SIGNATURE PAGE

WAIVER AND FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

LENDER:	REGIONS BANK, as a Lender

	By:	/s/ Arthur F. Cutler
	Name:	Arthur F. Cutler
	Title:	Vice President

SIGNATURE PAGE

WAIVER AND FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

LENDER:	MIDFIRST BANK, as a Lender

	By:	/s/ W. Thomas Portman
	Name:	W. Thomas Portman
	Title:	Vice President

SIGNATURE PAGE

WAIVER AND FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

LENDER:	RAYMOND JAMES BANK, N.A., as a Lender

	By:	/s/ H. Fred Coble, Jr.
	Name:	H. Fred Coble, Jr.
	Title:	Senior Vice President

SIGNATURE PAGE

WAIVER AND FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

Execution Version

THIRD AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT

dated as of

August 4, 2014

among

Southcross Energy Partners, L.P.,

as Borrower,

Wells Fargo Bank, N.A.,

as Administrative Agent,

UBS Securities LLC and Barclays Bank PLC,

as Co-Syndication Agents,

JPMorgan Chase Bank, N.A.,

as Documentation Agent,

and

The Lenders Party Hereto

Wells Fargo Securities, LLC, Barclays Bank PLC, and UBS Securities LLC,

as Joint Lead Arrangers and Joint Bookrunners

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Section 8.04	Payment of Tax Obligations	91
Section 8.05	Performance of Obligations under Loan Documents	91
Section 8.06	Operation and Maintenance of Properties	92
Section 8.07	Insurance	92
Section 8.08	Books and Records; Inspection Rights	92
Section 8.09	Compliance with Laws	93
Section 8.10	Compliance with Agreements	93
Section 8.11	Environmental Matters	93
Section 8.12	Further Assurances	94
Section 8.13	Title Information	94
Section 8.14	Additional Collateral; Additional Guarantors	94
Section 8.15	Designations with Respect to Subsidiaries	96
Section 8.16	Excluded Subsidiaries	96
Section 8.17	ERISA Compliance	96
Section 8.18	Interest Rate Hedging Agreements	97
Section 8.19	Commodity Exchange Act Keepwell Provisions	97
Section 8.20	Post-Closing Obligations	97

Article IX
Negative Covenants		98

Section 9.01	Financial Covenants	98
Section 9.02	Indebtedness	101
Section 9.03	Liens	102
Section 9.04	Restricted Payments	103
Section 9.05	Investments, Loans and Advances	105
Section 9.06	Nature of Business; International Operations	106
Section 9.07	Proceeds of Loans	106
Section 9.08	ERISA Compliance	107
Section 9.09	Sale or Discount of Receivables	107
Section 9.10	Mergers, Etc.	108
Section 9.11	Sale of Properties	108
Section 9.12	Environmental Matters	109
Section 9.13	Transactions with Affiliates	109
Section 9.14	Subsidiaries	110
Section 9.15	Limitation on Issuance of Equity Interests	110
Section 9.16	Negative Pledge Agreements; Dividend Restrictions	110
Section 9.17	Hedging Agreements	111
Section 9.18	Holding Company	111
Section 9.19	Sale and Leaseback	111
Section 9.20	Amendments to Organization Documents, Term Loan Documents, Material Contracts, Fiscal Year End, Southcross Holdings Investment Agreement or Backstop Investment Commitment Letter; Prepayments of other Indebtedness	111
Section 9.21	Anti-Terrorism Law; Anti-Money Laundering	112
Section 9.22	Embargoed Person	113
Section 9.23	Deposit Accounts, Securities Accounts and Commodity Accounts	113
Section 9.24	Capital Expenditures	113
Section 9.25	Southcross Holdings Receivables	113

ANNEXES, EXHIBITS AND SCHEDULES

Annex I	Commitments
Annex II	Existing Letters of Credit

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D-1	Form of Compliance Certificate (Effective Date)
Exhibit D-2	Form of Compliance Certificate (Ongoing)
Exhibit D-3	Form of Monthly Compliance Certificate
Exhibit E	Form of Guaranty and Collateral Agreement
Exhibit F	Form of Assignment and Assumption
Exhibit G-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders; not partnerships)
Exhibit G-2	Form of U.S. Tax Compliance Certificate (Foreign Participants; not partnerships)
Exhibit G-3	Form of U.S. Tax Compliance Certificate (Foreign Participants: partnerships)
Exhibit G-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders; partnerships)
Exhibit H	Form of Solvency Certificate
Exhibit I	Form of Southcross Holdings Investment Agreement
Exhibit J	Form of Backstop Investment Commitment Letter

Schedule 1.02(a)	Security Instruments as of the Effective Date
Schedule 1.02(b)	Specified Transactions
Schedule 1.02(c)	Specified Projects
Schedule 7.09	Taxes
Schedule 7.14	Subsidiaries
Schedule 7.18	Hedging Agreements
Schedule 7.19	Jurisdictions for Security Instrument Filings
Schedule 7.23	Material Contracts
Schedule 7.24	Broker’s Fees
Schedule 8.20	Post-Closing Obligations
Schedule 9.05	Existing Investments
Schedule 9.11	Asset Sales

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THIS THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of August 4, 2014, is among: Southcross Energy Partners, L.P., a Delaware limited partnership (the “Borrower”); each of the Lenders from time to time party hereto; Wells Fargo Bank, N.A. (in its individual capacity, “Wells Fargo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”); UBS Securities LLC and Barclays Bank PLC, as co-syndication agents for the Lenders (in such capacity, together with their successors in such capacity, the “Co-Syndication Agents”); and JPMorgan Chase Bank, N.A. as Documentation Agent for the Lenders (in such capacity, together with its successors in such capacity, the “Documentation Agent”).

R E C I T A L S

A.    The Borrower, the Administrative Agent, and each of the financial institutions party thereto as lenders (the “Existing Lenders”) are parties to that certain Second Amended and Restated Credit Agreement dated as of November 7, 2012 (as amended, the “Existing Credit Agreement”), pursuant to which the Existing Lenders provided certain loans and extensions of credit to the Borrower (all Indebtedness (as defined below) arising pursuant to the Existing Credit Agreement, the “Existing Indebtedness”).

B.    The Borrower, Southcross Energy GP LLC, a Delaware limited liability company and a Wholly-Owned Subsidiary (as defined below) of the Borrower (“Southcross OpCo GP”), and TexStar Midstream Services, LP, a Texas limited partnership (“TexStar”), entered into that certain Contribution Agreement dated June 11, 2014 (as amended, the “Contribution Agreement”), pursuant to which (a) TexStar has agreed to contribute (i) 100% of the outstanding limited partnership interest in FL Rich Gas Services, LP, a Texas limited partnership formerly known as Frio LaSalle Pipeline, LP (“Frio LP”), and (ii) 100% of the outstanding limited liability company interest in FL Rich Gas Services GP, LLC, a Texas limited liability company formerly known as Frio LaSalle GP, LLC and the sole general partner of Frio LP (“Frio GP”), to the Borrower, and (b) the Borrower has agreed to contribute, directly or indirectly, (i) 100% of the Equity Interests in Frio GP to Southcross OpCo GP and (ii) 100% of the limited partnership interest in Frio LP to Southcross Energy LP LLC, in each case subject to the terms and conditions set forth in the Contribution Agreement (such transactions, collectively, the “Frio Contribution”).

C.    The Borrower is entering into that certain Term Loan Credit Agreement dated as of even date herewith (the “Term Loan Agreement”), with the financial institutions from time to time party thereto as lenders (together with their successors and assigns, collectively, the “Term Lenders”) and Wells Fargo, as administrative agent for the Term Lenders (together with its successors in such capacity, the “Term Administrative Agent”), pursuant to which the Term Lenders are funding certain term loans to the Borrower on the Effective Date (collectively, the “Effective Date Term Loans”) and making certain other extensions of credit to the Borrower (such credit facility, the “Term Loan Facility”).

D.    Contemporaneously with the execution and delivery of this Agreement and the Term Loan Agreement, the Borrower and certain of its Affiliates, as applicable, are consummating the Frio Contribution and the other Specified Transactions (as defined below).

E.    Subject to the conditions precedent set forth herein, the parties hereto desire to amend and restate the Existing Credit Agreement in its entirety in the form of this Agreement to (a) reflect the Frio Contribution and the other Specified Transactions, and (b) amend certain other terms of the Existing Credit Agreement in certain respects as provided in this Agreement.

F.    After giving effect to the amendment and restatement of the Existing Credit Agreement pursuant to the terms hereof, the Commitment of each Lender hereunder will be as set forth on Annex I attached hereto.

G.    In consideration of the premises, the representations, warranties, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the satisfaction of each condition precedent set forth in Section 6.01 hereof, the Existing Credit Agreement shall be amended and restated as of the Effective Date in the form of this Agreement. The parties hereto further agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01    Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02    Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“3Q16 Equity Cure Funding Date” means the date on which the Equity Cure Contribution with respect to the fiscal quarter ended September 30, 2016 is funded, provided that such funding occurs no later than December 16, 2016.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Actual Completion Date” means, with respect to any Specified Project, the date, to be identified to the Administrative Agent by delivery of a certificate of a Responsible Officer, certifying that the Specified Project has reached actual capacity set forth in the projections provided to the Administrative Agent with respect to such Specified Project and is generally generating the revenue specified in the minimum revenue contracts previously approved by the Administrative Agent as set forth in the definition of “Specified Projects”.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Loans” has the meaning assigned to such term in Section 5.05.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent, the Co-Syndication Agents and the Documentation Agent; and “Agent” means any one of the Administrative Agent, any Co-Syndication Agent or the Documentation Agent, as the context requires.

“Agreement” means this Third Amended and Restated Revolving Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.5% and (c) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%. For the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, on such day (or the immediately preceding Business Day if such day is not a day on which banks are open for dealings in dollar deposits in the London interbank market). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Annualized Consolidated EBITDA” means, with respect to each Rolling Period ending on or prior to March 31, 2015 and, if the Borrower elects application of the Q4 2014 Base Periods in accordance with Section 9.01(f), the Rolling Period ending on June 30, 2015, the sum of (a) the Borrower’s Consolidated EBITDA for such Rolling Period, determined without giving effect to any Unadjusted Rich Gas EBITDA, plus (b) Annualized Rich Gas EBITDA for such Rolling Period, plus (d) the First Amendment Drop Down Adjustment.

“Annualized Rich Gas EBITDA” means, (a) with respect to the Rolling Period ending September 30, 2014, $28,000,000, and (b) with respect to each Rolling Period thereafter ending on or prior to March 31, 2015 and, if the Borrower elects application of the Q4 2014 Base Periods in accordance with Section 9.01(f), the Rolling Period ending on June 30, 2015, an amount equal to the product of (i) Unadjusted Rich Gas EBITDA for such Rolling Period multiplied by (ii) the factor set forth for such Rolling Period in the following grid in the column with the heading corresponding to the applicable Base Period:

Rolling Period Ending	Q3 2014 Base Period Factor	Q4 2014 Base Period Factor
December 31, 2014	2	4
March 31, 2015	4/3	2
June 30, 2015	N/A	4/3

“Anti-Terrorism Law” has the meaning assigned to such term in Section 7.26(a).

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the grid below (subject to the proviso in the last paragraph of this definition) based upon the current Consolidated Total Leverage Ratio then in effect:

Consolidated Total Leverage Ratio	Eurodollar Loans	ABR Loans	Commitment Fee Rate
Less than 2.50 to 1.00	2.00%	1.00%	0.375%
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	2.25%	1.25%	0.375%
Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	2.50%	1.50%	0.375%
Greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00	2.75%	1.75%	0.500%
Greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00	3.00%	2.00%	0.500%
Greater than or equal to 4.50 but less than 5.00 to 1.00	3.25%	2.25%	0.500%
Greater than or equal to 5.00 to 1.00 but less than 6.00 to 1.00	4.50%	3.50%	0.500%
Greater than or equal to 6.00 to 1.00 but less than 7.00 to 1.00	5.50%	4.50%	0.500%
Greater than or equal to 7.00 to 1.00 but less than 8.00 to 1.00	6.50%	5.50%	0.500%
Greater than or equal to 8.00 to 1.00	At the Borrower’s election in accordance with Section 2.04(f), either 7.50% payable in cash or 6.50% payable in cash and 1.50% payable in kind	At the Borrower’s election in accordance with Section 2.04(f), either 6.50% payable in cash or 5.50% payable in cash and 1.50% payable in kind	0.500%

Each change in the Applicable Margin resulting from a change in the Consolidated Total Leverage Ratio shall become effective on and after the date on which financial statements or a compliance certificate, as applicable, is delivered to the Lenders pursuant to Sections 8.01(a), (b) or (d) and shall remain in effect until the next change to be effected pursuant to this paragraph; provided, however, that (x) if at any time the Borrower fails to deliver any financial statements or a compliance certificate required by Sections 8.01(a), (b) or (d), as applicable, then the “Applicable Margin” means the rate per annum set forth on the grid when the Consolidated Total Leverage Ratio is at its highest level until the date on which such financial statements and compliance certificate required pursuant to Sections 8.01(a), (b) or (d), as applicable, are delivered to the Administrative Agent, and (y) for the period commencing one day after the Fifth Amendment Effective Date until the date on which the financial statements and compliance certificate required pursuant to Sections 8.01(a), (b) or (d), as applicable, are delivered to the Administrative Agent for the period ending on the last day of the first fiscal quarter ending after the Fifth Amendment Effective Date, “Applicable Margin” means the rate per annum set forth on the grid when the Consolidated Total Leverage Ratio is at its second highest level.

“Applicable Percentage” means, with respect to any Lender, the percentage of the aggregate Commitments represented by such Lender’s Commitment (or, if the Commitments have terminated or expired, the percentage of the aggregate Revolving Credit Exposures represented by such Lender’s Revolving Credit Exposure at such time); provided that in the case of Section 4.04 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender’s Commitments) represented by such Lender’s Commitment (or, if the Commitments have terminated or expired, the Applicable Percentage shall be determined based upon the Commitments most recently in effect, giving effect to any assignments (and disregarding any Defaulting Lender’s unfunded Commitment based on the Commitments most recently in effect) at the time of determination).

“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender and (b) any other Person whose (or whose credit support provider’s) long term senior unsecured debt rating is A-/A3 by S&P or Moody’s (or their equivalent) or higher.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means any sale, transfer, assignment, conveyance or other disposition by the Borrower or any Subsidiary to any Person (including by way of redemption by such Person) of any Property (including, without limitation, any capital stock or other securities of, or Equity Interests in, another Person), but excluding (a) dispositions resulting from Casualty Events, and (b) sales and other dispositions of Property pursuant to Sections 9.11(a)-(f).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.

“Availability” means, at any time, an amount equal to (a) the aggregate Commitments minus (b) the aggregate Revolving Credit Exposures of all Lenders.

“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Available Cash” has the meaning assigned to such term in the Partnership Agreement.

“Backstop Investment Commitment Letter” means the Backstop Investment Commitment Letter, in the form attached hereto as Exhibit J, among the Sponsors, the Borrower, Southcross Holdings and the Administrative Agent pursuant to which each of the Sponsors guarantees the obligations of Southcross Holdings under the Southcross Holdings Investment Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Products” means any of the following bank services: (a) commercial credit cards, (b) stored value cards, and (c) treasury or cash management services (including, without limitation, deposit accounts, funds transfers, automated clearinghouse services, auto-borrow services, zero balance accounts, returned check concentration, controlled disbursement services, lockboxes, account reconciliation and reporting service, trade finance services, overdraft protection, and interstate depository network services).

“Bank Products Provider” means any Lender or Affiliate of a Lender that provides Bank Products to the Borrower or any other Loan Party.

“Barclays” means Barclays Bank PLC, in its individual capacity.

“Base Period” means, individually or collectively as the context requires, either the Q3 2014 Base Periods or, solely to the extent the Borrower so elects in accordance with Section 9.01(f), the Q4 2014 Base Periods.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower Financial Statements” has the meaning assigned to such term in Section 7.04(a).

“Borrower Materials” has the meaning assigned to such term in Section 8.01.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York or Dallas, Texas are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which banks are open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, in respect of any Person, for any period, the aggregate (determined without duplication) of all expenditures and costs that are capitalized on the balance sheet of such Person in accordance with GAAP, exclusive of, with respect to each Loan Party, expenditures and costs incurred by such Loan Party to the extent that an unaffiliated third Person has provided such Loan Party with funds to pay such expenditures and costs prior to incurrence.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one year from the date of acquisition thereof, (b) commercial paper maturing no more than six months from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s, (c) certificates of deposit maturing no more than one year from the date of creation thereof issued by any Lender or commercial banks incorporated under the laws of the United States, having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency, or (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of its Subsidiaries.

“Change in Control” means:

(a)    the Sponsors and their Affiliates, collectively, shall cease to beneficially own and control, directly or indirectly, Equity Interests in the General Partner representing a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the General Partner;

(b)    the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than the Sponsors and their respective Affiliates of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the General Partner;

(c)    the General Partner shall cease to be the sole general partner of the Borrower, with substantially the same (or more expansive) powers to manage the Borrower as are granted to the General Partner under the Organization Documents of the Borrower as of the Effective Date;

(d)    except for transactions permitted by Section 9.10 or Section 9.11, the Borrower shall cease to beneficially own and control, directly or indirectly, all of the Equity Interests in each of the other Loan Parties; or

(e)    within any period of twelve (12) consecutive calendar months, individuals who were neither (i) members of the board of managers, or similar governing body, of the General Partner on the first day of such period, (ii) persons who were appointed or nominated by such persons, nor (iii) persons who were appointed or nominated by a Sponsor (or an Affiliate of a Sponsor) shall constitute a majority of the members of the board of managers, or similar governing body, of the General Partner.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means any and all Property of the Loan Parties or any other Person that is secured by a Lien under one or more Security Instruments.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b). The initial amount of each Lender’s Commitment is set forth on Annex I hereto, in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment. The aggregate amount of the Lenders’ Commitments on the Fifth Amendment Effective Date is $145,000,000.

“Commitment Fee Rate” means, at any time, the per annum rate set forth in the grid contained in the definition of “Applicable Margin” under the heading “Commitment Fee Rate” determined in accordance with the definition of “Applicable Margin”.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. 1, et seq.), as amended from time to time, any successor statute, and any rule, regulation, or order of the Commodities Futures Trading Commission (or the application or official interpretation of any thereof).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, with respect to the Borrower and its Consolidated Subsidiaries for any period of determination, the sum of (without duplication, and without giving effect to any extraordinary losses or gains or any interest income during such period) the following determined on a consolidated basis: (a) Consolidated Net Income during such period plus (b) to the extent deducted in determining Consolidated Net Income in such period: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) amortization (including amortization of equity compensation expenses), depreciation and noncash nonrecurring items during such period, (iv) nonrecurring cash expenses for employee severance, employee relocation and employee hiring costs incurred during such period in an amount not to exceed (x) for any Rolling Period ending on or before December 31, 2017, seven and one half percent (7.5%), (y) for any Rolling Period ending March 31, 2018 or June 30, 2018, six and one half percent (6.5%) and (z) for any Rolling Period thereafter, five percent (5%) of Consolidated EBITDA (prior to giving effect to such addback) for the applicable Rolling Period in the aggregate during such Rolling Period; provided that the Borrower provides line item detail with respect to any such expenses in the financial statements required to be delivered pursuant to Section 8.01(a) and 8.01(b) for the fiscal quarter in which such costs were incurred, (v) non-recurring cash costs in respect of reorganizations and accounting costs related thereto during the applicable Rolling Period in an amount not to exceed $750,000 in the aggregate during such Rolling Period; provided that the Borrower provides line item detail with respect to any such costs in the financial statements required to be delivered pursuant to Section 8.01(a) and 8.01(b) for the fiscal quarter in which such costs were incurred, (vi) fees, costs and expenses incurred in connection with the negotiation, documentation, closing and consummation of the Fifth Amendment in an aggregate amount not to exceed $1,150,000, (vii) any non-cash loss on dispositions of assets and (viii) any nonrecurring operating expenses related to the closing, mothballing or shutting-in of any facilities occurring on or prior to June 30, 2017 in an aggregate amount for all such expenses not to exceed $1,600,000, plus (c) the aggregate Specified Projects EBITDA Adjustments during such period; provided that the aggregate Specified Projects EBITDA Adjustments shall not exceed ten percent (10%) of the Consolidated EBITDA for such period prior to giving effect to any Specified Projects EBITDA Adjustments for such period; provided, further, that if the Borrower or any Consolidated Subsidiary shall acquire or dispose of any Property during such period, then Consolidated EBITDA shall be calculated after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period, minus (d) any non-recurring gains. All calculations of Consolidated EBITDA shall be in form and substance satisfactory to the Administrative Agent.

“Consolidated Interest Coverage Ratio” means, for any period of determination, the ratio of (a) Consolidated EBITDA (or Annualized Consolidated EBITDA, in the case of the Rolling Periods ending on or prior to March 31, 2015 and, if the Borrower elects application of the Q4 2014 Base Periods in accordance with Section 9.01(f), the Rolling Period ending on June 30, 2015) divided by (b) Consolidated Interest Expense.

“Consolidated Interest Expense” means, for any period of determination, the sum (determined without duplication) of the aggregate net interest expense of the Borrower and the Consolidated Subsidiaries for such period (net of intercompany interest income and interest expense among the Borrower and its Consolidated Subsidiaries and net of any other interest income) as determined in accordance with GAAP, including: (a) amortization of debt discount, (b) capitalized interest, (c) expenses directly related to the extinguishment of debt and (d) the portion of any payments or accruals under Capital Leases allocable to interest expense, plus the portion of any payments or accruals under Synthetic Leases allocable to interest expense whether or not the same constitutes interest expense under GAAP.

“Consolidated Net Income” means, for any period of determination, the aggregate of the net income (or loss) of the Borrower and the Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person, other than a Loan Party, in which the Borrower or any Consolidated Subsidiary has an interest, except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary non-cash gains or losses during such period, (e) any gains or losses attributable to writeups or writedowns of assets and (f) any non-cash gains or losses resulting from the requirements of ASC 815; provided, further, that if the Borrower or any Consolidated Subsidiary shall acquire or dispose of any Property during such period, then Consolidated Net Income shall be calculated, which calculation shall be in form and substance satisfactory to the Administrative Agent, after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period; provided, further, that, solely with respect to amounts constituting revenue actually received in cash by the Borrower and its Consolidated Subsidiaries in respect of the operation of the Oscar Assets pursuant to the Topaz Agreements (as in effect on March 13, 2014) and which cash receipts would otherwise not be included in calculating “Consolidated Net Income” due to requirements that such revenues be recognized over the life of transportation contracts pursuant to GAAP, such amounts shall be included, without duplication, in calculating “Consolidated Net Income” at the time of receipt by the Borrower and its Consolidated Subsidiaries notwithstanding, and in lieu of when recognized as net income by, such revenue recognition requirements under GAAP.

“Consolidated Senior Secured Indebtedness” means, on any date, all Consolidated Total Funded Indebtedness on such date that is not Subordinated Indebtedness and that is secured by a Lien on any Property of the Borrower or any Subsidiary.

“Consolidated Senior Secured Leverage Ratio” means, for any period of determination, the ratio of Consolidated Senior Secured Indebtedness as of the last day of the fiscal quarter for which such determination is being made divided by Consolidated EBITDA (or Annualized Consolidated EBITDA, in the case of the Rolling Periods ending on or prior to March 31, 2015, and, if the Borrower elects application of the Q4 2014 Base Periods in accordance with Section 9.01(f), the Rolling Period ending on June 30, 2015) for the Rolling Period ending on the last day of such fiscal quarter.

“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP. For the avoidance of doubt, “Consolidated Subsidiaries” does not include Excluded Subsidiaries.

“Consolidated Total Funded Indebtedness” means, at any date, without duplication, the sum of (a) all obligations of the Borrower and its Consolidated Subsidiaries for borrowed money, including, but not limited to, senior bank Indebtedness (including, without limitation, the Loans under this Agreement and the Term Loans), senior notes and subordinated Indebtedness, (b) all obligations of the Borrower and its Consolidated Subsidiaries under Capital Leases, (c) all obligations of the Borrower and its Consolidated Subsidiaries with respect to each outstanding standby letter of credit with a termination date of more than seventy-five (75) days after the date on which it was issued (but excluding any obligations under any such standby letter of credit that is issued for the account of the Borrower or any of its Subsidiaries in the ordinary course for purchases or transportation of natural gas by such Person(s) and which standby letter of credit has a termination date of one year or less after the date on which such standby letter of credit was issued), and (d) all contingent obligations of the Borrower and its Consolidated Subsidiaries with respect to the Indebtedness described in clauses (a), (b) and (c).

“Consolidated Total Leverage Ratio” means, for any period of determination, the ratio of (a) Consolidated Total Funded Indebtedness as of the last day of the fiscal quarter for which such determination is being made divided by (b) Consolidated EBITDA (or Annualized Consolidated EBITDA, in the case of the Rolling Periods ending on or prior to March 31, 2015, and, if the Borrower elects application of the Q4 2014 Base Periods in accordance with Section 9.01(f), the Rolling Period ending on June 30, 2015) for the Rolling Period ending on the last day of such fiscal quarter.

“Consolidated Unadjusted EBITDA” means, for any period of determination, Consolidated EBITDA prior to giving effect to (a) any amounts added to Consolidated Net Income in the calculation of Consolidated EBITDA pursuant to clauses (v), (vi), (vii), (viii) and (ix) of clause (b) of the definition of Consolidated EBITDA, and (b) any Specified Projects EBITDA Adjustments for In Process Specified Projects for such period.

“Contribution Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“CPS Line Project” means the construction of a residue gas connection line to the City Public Service Board of San Antonio, which includes an 18-mile 20-inch residue gas pipeline connecting the existing T2 Residue Pipeline in Bee County, TX to an interconnection with facilities owned by the City Public Service Board of San Antonio.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, any Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend or expect to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-In Action; provided that a Lender shall not become a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender or the exercise of control over a Lender or Person controlling such Lender by a Governmental Authority or an instrumentality thereof.

“Distributable Cash Flow” has the meaning assigned to such term in the Partnership Agreement as in effect on the First Amendment Effective Date.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Effective Date Term Loans” has the meaning assigned to such term in the recitals to this Agreement.

“Embargoed Person” has the meaning assigned to such term in Section 9.22.

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting, or at any time has conducted, business, or where any Property of the Borrower or any Subsidiary is located, including, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, spill or response plan, or other authorization required under or issued pursuant to applicable Environmental Laws.

“EP Contract” means that certain Gas Gathering and Processing Agreement (Portions of Atascosa, Dimmit and La Salle Counties) dated February 18, 2014, entered into between Frio LP and EP Energy E&P Company, L.P., a Delaware limited partnership, as in effect on the Effective Date.

“Equity Cure Amount” has the meaning assigned to such term in Section 9.01(f)(ii).

“Equity Cure Contribution” has the meaning assigned to such term in Section 9.01(g)(ii).

“Equity Cure Delivery Date” has the meaning assigned to such term in Section 9.01(g)(i).

“Equity Cure Notice” has the meaning assigned to such term in Section 9.01(g)(i).

“Equity Cure Right” has the meaning assigned to such term in Section 9.01(g).

“Equity Cure Test Date” has the meaning assigned to such term in Section 9.01(g)(i).

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interests.

“Equity Issuance” means (a) any issuance by the Borrower of shares of its Equity Interests to any Person that is not a Loan Party (including, without limitation, in connection with the exercise of options or warrants or the conversion of any debt securities to equity) and (b) any capital contribution from any Person that is not a Loan Party into any Loan Party or any Subsidiary thereof. The term “Equity Issuance” shall not include (A) any Asset Sale, (B) any issuance of any Indebtedness for borrowed money or (C) the issuance of any Equity Interests in connection with an Equity Cure Contribution.

“Equity Issuance Proceeds” means (a) with respect to any Equity Issuance, all cash proceeds and Cash Equivalents received by the Borrower and its Subsidiaries from such Equity Issuance (other than from any other Loan Party) after payment of, or provision for, all underwriter fees and expenses, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred in connection with such Equity Issuance, and (b) with respect to existing Equity Interests, cash contributions made to the Borrower from the holders of its Equity Interests on account of common equity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA and the regulations issued thereunder, (b) the withdrawal of the Borrower, a Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to section 4202 of ERISA or (f) any other event or condition which could reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, interest owners’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens, in each case, arising by operation of law in the ordinary course of business or incident to the operation and maintenance of Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) Liens arising solely by virtue of customary deposit account agreements with the creditor depositary institution or any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Borrower or any of its Subsidiaries to provide collateral to the depository institution or any other Person (other than the Secured Parties pursuant to the Security Instruments); (e) zoning and land use requirements, easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations affecting, and minor irregularities or deficiencies in title to, any real Property of the Borrower or any Subsidiary that do not secure Indebtedness and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (f) Liens on cash or securities pledged to secure performance of tenders, surety, appeal and supersedeas bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations, obligations in respect of workers’ compensation, unemployment insurance or other forms of government benefits or insurance and other obligations of a like nature incurred in the ordinary course of business; (g) Liens, titles and interests of lessors of Property leased by such lessors to the Borrower or any Subsidiary, restrictions and prohibitions on encumbrances and transferability with respect to such Property and the Borrower’s or such Subsidiary’s interests therein imposed by such leases, and Liens and encumbrances encumbering such lessors’ titles and interests in such Property and to which the Borrower’s or such Subsidiary’s leasehold interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record; provided that such Liens do not secure Indebtedness of the Borrower or any Subsidiary and do not encumber Property of the Borrower or any Subsidiary other than the Property that is the subject of such leases; (h) Liens, titles and interests of licensors of software and other intangible Property licensed by such licensors to the Borrower or any Subsidiary, restrictions and prohibitions on encumbrances and transferability with respect to such Property and the Borrower’s or such Subsidiary’s interests therein imposed by such licenses, and Liens and encumbrances encumbering such licensors’ titles and interests in such Property and to which the Borrower’s or such Subsidiary’s license interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record; provided that such Liens do not secure Indebtedness of the Borrower or any Subsidiary and do not encumber Property of the Borrower or any Subsidiary other than the Property that is the subject of such licenses; and (i) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced. Any Lien described in clauses (a) through (d) shall remain an “Excepted Lien” only for so long as (A) the appropriate Loan Party shall cause any proceeding instituted contesting such Lien to stay the sale or forfeiture of any portion of the Collateral on account of such Lien, (B) the appropriate Loan Party shall maintain adequate reserves related to such Lien to the extent required by GAAP, and (C) such Lien shall in all respects be subject and subordinate in priority to the Liens created and evidenced by the Security Instruments, except if and to the extent that the Governmental Requirements creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Liens created and evidenced by the Security Instruments; provided that no intention to subordinate the first priority Liens granted in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Instruments is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excess Cash” means the amount, if any, that (a) the sum of (i) the Borrower’s and the other Loan Parties’ cash on hand plus (ii) the aggregate amount of the Borrower’s and the other Loan Parties’ Investments of the types described in clauses (c), (d), (e) and (f) of Section 9.05 exceeds (b) the aggregate amount of the Borrower’s accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services that are greater than ninety (90) days past the later of the date of invoice or the scheduled payment date unless such accounts payable, expenses or liabilities or other obligations are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

“Excess Cash Balance” means, at any time, the amount by which (a) the sum of (i) the aggregate amount of the Loan Parties’ unrestricted cash on hand, plus (ii) the aggregate amount of the Loan Parties’ Investments of the type described in clauses (c), (d), (e) and (f) of Section 9.05, minus (b) Excluded Funds, exceeds $15,000,000.

“Excess Cash Flow” means, for the Borrower and its Consolidated Subsidiaries, in accordance with GAAP for any fiscal period:

(a)    the sum, without duplication, of (i) Consolidated Net Income for such fiscal period, (ii) an amount equal to the amount of all non-cash charges to the extent deducted in determining Consolidated Net Income for such fiscal period, (iii) decreases in Working Capital for such fiscal period and (iv) the aggregate amount of non-cash losses on the disposition of Property by the Borrower and its Consolidated Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, minus

(b)    the sum, without duplication, of (i) the aggregate amount of cash (A) actually paid by the Borrower and its Subsidiaries during such fiscal period on account of Capital Expenditures (other than any amounts that were committed during a prior fiscal period to the extent such amounts reduced Excess Cash Flow in such prior fiscal period per clause (b)(i)(B) below) and (B) committed during such fiscal period to be used to make Capital Expenditures which have been actually made or consummated or for which a binding agreement exists as of the time of determination of Excess Cash Flow for such fiscal period (in each case under this clause (i) other than to the extent any such Capital Expenditure is made or is expected to be made with the proceeds of Indebtedness, any Equity Issuance, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA), (ii) the aggregate amount of all scheduled principal payments or repayments of Indebtedness made by the Borrower and its Subsidiaries during such fiscal period, but only to the extent that such payments or repayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness, (iii) voluntary prepayments or repayments of the Loans to the extent that the Commitments are permanently reduced by an equal amount at the time of such payment or prepayment, (vi) an amount equal to the amount of all non-cash credits to the extent included in determining Consolidated Net Income for such fiscal period, (v) increases to Working Capital for such fiscal period, (vi) the aggregate amount of non-cash gains on the disposition of Property by the Borrower and its Consolidated Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) amounts paid to the General Partner for operating costs and expenses, (viii) amounts required to be paid in cash pursuant to binding contracts relating to Permitted Acquisitions and (ix) fees and expenses in connection with any Investment, disposition, incurrence of Indebtedness or issuance of Equity Interests, in each case permitted hereunder.

“Excess Cash Liquidity” means, as of any date, the sum of (a) Availability on such date (but only to the extent that (i) the Borrower is permitted to borrow such amount under the terms of this Agreement including, without limitation, Section 6.02 hereof, and (ii) if such amounts were borrowed, the Borrower would be in pro forma compliance (as set forth in Section 1.05(c)) with all applicable covenants set forth in Section 9.01 hereof) plus (b) the amount of Excess Cash on such date.

“Excluded Funds” means the sum of (i) the amount of any checks issued, wires initiated or ACH transfers initiated that have not yet cleared or been completed and (ii) cash and Cash Equivalents held in accounts designated and used solely for payroll or employee benefits. In the event net cash proceeds received by a Loan Party in connection with any Asset Sale or Recovery Event that are required to be used to make payments under the Credit Agreement are swept as being Excess Cash, then the Borrower shall be deemed to have made any other mandatory prepayment required to be made in respect of such proceeds.

“Excluded Hedging Obligation” means, with respect to any Loan Party, individually determined on a Loan Party by Loan Party basis, any Indebtedness in respect of any Hedging Agreement if, and solely to the extent that, all or a portion of the guarantee by such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Indebtedness in respect of any Hedging Agreement (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related Indebtedness in respect of any Hedging Agreement. If any Indebtedness in respect of any Hedging Agreement arises under a master agreement governing more than one transaction or confirmation, such exclusion shall apply only to the portion of such Indebtedness in respect of any Hedging Agreement that is attributable to transactions or confirmations for which such guarantee or security interest is or becomes illegal.

“Excluded Subsidiary” means (a) any Person designated on the Effective Date as such on Schedule 7.14 or that the Borrower has designated in writing to the Administrative Agent to be an Excluded Subsidiary pursuant to Section 8.15(a), and which has not been redesignated a Loan Party pursuant to Section 8.15(b), and (b) any Subsidiary of an Excluded Subsidiary.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) Taxes (i) imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower or any

Guarantor is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 5.04(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.03(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(c), and (d) any United States federal withholding taxes imposed by FATCA.

“Executive Order” has the meaning assigned to such term in Section 7.26(a).

“Existing Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Existing Indebtedness” has the meaning assigned to such term in the recitals to this Agreement.

“Existing Lenders” has the meaning assigned to such term in the recitals to this Agreement.

“Existing Letters of Credit” means, collectively, letters of credit issued under the Existing Credit Agreement and outstanding as of the Effective Date, which “Existing Letters of Credit” are listed on Annex II hereto.

“FATCA” means sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any regulations or official interpretations thereof.

“FCPA” means the Foreign corrupt Practices Act of 1977, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Flood Insurance” means federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Area in a community participating in the National Flood Insurance Program.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” and “Fee Letter” mean, collectively or individually as the context requires, (a) the commitment letter dated October 2, 2012, among the Borrower (as successor in interest to Southcross Energy LLC), Wells Fargo, and Wells Fargo Securities, LLC, (b) the fee letter dated as of November 7, 2012, among the Borrower, and Wells Fargo, and (c) any other fee letter entered into between the Borrower and Wells Fargo and/or one or more of its Affiliates from time to time in respect of the Loans.

“FEMA” means the Federal Emergency Management Agency, an agency of the United States Department of Homeland Security that administers the National Flood Insurance Program.

“Financial Covenant Default” has the meaning assigned to such term in Section 9.01(g).

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower or of the General Partner acting on behalf of the Borrower.

“Financial Statements” has the meaning assigned to such term in Section 7.04(a).

“Fifth Amendment” means that certain Waiver and Fifth Amendment to Third Amended and Restated Revolving Credit Agreement dated as of the Fifth Amendment Effective Date, by and among the Borrower, the Administrative Agent, and the Lenders party thereto.

“Fifth Amendment Effective Date” means December 29, 2016.

“First Amendment” means that certain First Amendment to Third Amended and Restated Revolving Credit Agreement dated as of the First Amendment Effective Date, by and among the Borrower, the Administrative Agent, and the Lenders party thereto.

“First Amendment Contribution Agreement” means that certain Purchase, Sale and Contribution Agreement to be dated on or about May 7, 2015 by and among the Borrower, Southcross CCNG Gathering Ltd., Southcross NGL Pipeline Ltd., FL Rich Gas Services, LP, TexStar Midstream Utility, LP, Frio LaSalle Pipeline, LP and Southcross Holdings, as amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“First Amendment Drop Down” means the contribution to the Borrower and/or one or more of its Subsidiaries of the Assigned Assets (as defined in the First Amendment Contribution Agreement) pursuant to and in accordance with the terms and conditions of the First Amendment Contribution Agreement.

“First Amendment Drop Down Adjustment” means, solely with respect to the Rolling Period ending on March 31, 2015, a positive pro forma adjustment to Annualized Consolidated EBITDA in respect of enforceable minimum revenue under the First Amendment Services Agreements in an aggregate amount equal to $13,100,000.

“First Amendment Effective Date” means May 7, 2015.

“First Amendment Services Agreements” means, collectively, (a) that certain Transportation Services Agreement to be dated on or about the First Amendment Effective Date and effective as of May 1, 2015, between Southcross NGL Pipeline Ltd. and Frio LaSalle Pipeline, LP, (b) that certain Gas Gathering and Treating Agreement to be dated on or about the First Amendment Effective Date and effective as of May 1, 2015, between FL Rich Gas Services, LP and Frio LaSalle Pipeline, LP, and (c) that certain Master Compression Services Agreement to be dated on or about the First Amendment Effective Date and effective as of May 1, 2015, between FL Rich Gas Services, LP and Frio LaSalle Pipeline, L.P.

“Flood Insurance” means, for any owned real Property located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that meets or exceeds the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines. Flood Insurance shall be in commercially reasonable amounts at least up to the maximum policy limits set under the National Flood Insurance Program.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Frio Assets” means, collectively, (a) the Loan Parties’ Equity Interests in the Frio Joint Ventures and (b) the Frio Processing Plant.

“Frio Contribution” has the meaning assigned to such term in the recitals to this Agreement.

“Frio Financial Statements” has the meaning assigned to such term in Section 7.04(a).

“Frio GP” has the meaning assigned to such term in the recitals to this Agreement.

“Frio Group” means, collectively, Frio GP, Frio LP, the Frio Joint Ventures and their respective Subsidiaries.

“Frio Joint Ventures” means, individually or collectively as the context requires, (a) T2 Eagle Ford Gathering Company, LLC, a Delaware limited liability company, (b) T2 EF Cogeneration Holdings LLC, a Delaware limited liability company, and (c) T2 LaSalle Gathering Company LLC, a Delaware limited liability company.

“Frio LP” has the meaning assigned to such term in the recitals to this Agreement.

“Frio Processing Plant” means that certain natural gas processing plant located in Pettus, Bee County, Texas and owned by Frio LP.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“General Partner” means Southcross Energy Partners GP, LLC, a Delaware limited liability company and the sole general partner of the Borrower.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies, such as the European Union or the European Central Bank).

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Guarantors” means, collectively, (a) the Subsidiaries listed on Schedule 7.14, and (b) each other Subsidiary that guarantees the Secured Obligations pursuant to Section 8.14(a). For the avoidance of doubt, “Guarantors” does not include Excluded Subsidiaries.

“Guaranty and Collateral Agreement” means a Third Amended and Restated Revolver Guaranty and Collateral Agreement executed by the Borrower and the Guarantors in substantially the form of Exhibit E granting and confirming security interests in certain Collateral and unconditionally guarantying on a joint and several basis, payment of the Secured Obligations, as the same may be amended, modified or supplemented from time to time.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, or consultants of the Borrower or the Subsidiaries shall be a Hedging Agreement.

“Hedging Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined by the counterparties to such Hedging Agreements.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or on other Secured Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Immaterial Real Property” means any real Property designated by the Borrower as Immaterial Real Property, if and for so long as the fair market value (as reasonably determined by the Borrower and approved by the Administrative Agent) of such Immaterial Real Property, together with all other Immaterial Real Property so designated by the Borrower, does not exceed $5,000,000 at any time.

“In Process Specified Project” has the meaning assigned to such term in the definition of “Specified Projects EBITDA Adjustment” set forth in this Section 1.02.

“Incremental Term Loans” has the meaning assigned to such term in the Term Loan Agreement.

“Indebtedness” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services, except (i) trade accounts payable of such Person arising in the ordinary course of business if and to the extent that such trade accounts payable are not past due by more than ninety (90) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established or are subject to an offset in favor of such Person as a result of accounts receivable owed to such Person and (ii) non-cash purchase price adjustments or non-cash earnouts and the portion of any cash purchase price adjustments or cash earnouts that is not determinable; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Indebtedness (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Indebtedness is assumed by such Person, provided, however, that the amount of such Indebtedness of any Person described in this clause (f) shall, for purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness or (ii) the fair market value of the Property encumbered; (g) all Indebtedness (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Indebtedness (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Indebtedness and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Indebtedness or Property of others; (i) obligations to pay for electricity, natural gas, other Hydrocarbons and other commodities under contracts having an initial term in excess of one (1) year even if such electricity, natural gas, other Hydrocarbons, and other commodities are not actually taken, received or utilized by such Person; (j) any Indebtedness of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; and (k) Disqualified Capital Stock.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to such term in Section 12.03(b).

“Information” has the meaning assigned to such term in Section 12.11.

“Intercreditor Agreement” means the intercreditor agreement entered into as of the Effective Date, by and among the Administrative Agent, the Term Administrative Agent and the Loan Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Indebtedness of, purchase or other acquisition of any other Indebtedness or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Banks” means, individually or collectively as the context requires, each of Wells Fargo, Barclays, and UBS AG in their respective capacities as issuers of Letters of Credit hereunder, their respective successors in such capacity as provided in Section 2.07(i), and, if requested by the Borrower and reasonably acceptable to the Administrative Agent, any other Person who is a Lender at the time of such request and who accepts such appointment (it being understood that, if any such Person ceases to be a Lender hereunder, such Person will remain an Issuing Bank with respect to any Letter of Credit issued by such Person that remains outstanding as of the date such Person ceases to be a Lender). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joint Arranger” and “Joint Arrangers” mean, individually or collectively as the context requires, each of Wells Fargo Securities, LLC, Barclays Bank PLC, and UBS Securities LLC in their respective capacities as joint lead arrangers and joint bookrunners hereunder.

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“LC Sublimit” means, at any time, $50,000,000.

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any standby letter of credit issued (or deemed issued) pursuant to this Agreement, including, without limitation, Existing Letters of Credit.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with any Issuing Bank relating to any Letter of Credit.

“Letter of Credit Participation Fees” means all fees payable pursuant to Section 3.05(b)(i).

“Lewis Contract” means that certain Gas Transportation, Processing and Purchase Agreement dated October 1, 2012, by and among Southcross Marketing Company Ltd., Lewis Petro Properties, Inc., and BP America Production Company, as amended.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits of an amount comparable to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period. Notwithstanding anything to the contrary contained in this definition, the LIBO Rate shall be deemed not to be less than zero percent (0%) at any time.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Borrower and its Subsidiaries shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Liquidity” means, as of any date, the sum of (a) Availability on such date (but only to the extent that (i) the Borrower is permitted to borrow such amount under the terms of this Agreement including, without limitation, Section 6.02 hereof, and (ii) if such amounts were borrowed, the Borrower would be in pro forma compliance (as set forth in Section 1.05(c)) with all applicable covenants set forth in Section 9.01 hereof) plus (b) the Borrower’s and the other Loan Parties’ cash on hand and Cash Equivalents on such date.

“Loan” means a loan made to the Borrower pursuant to Section 2.01(a).

“Loan Documents” means, collectively, this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Fee Letters, the Security Instruments, the Intercreditor Agreement, the Southcross Holdings Investment Agreement and the Backstop Investment Commitment Letter.

“Loan Parties” and “Loan Party” mean, collectively or individually as the context requires, the Borrower and the Guarantors. For the avoidance of doubt, “Loan Party” and “Loan Parties” do not include Excluded Subsidiaries.

“Material Adverse Change” means any circumstance or event that has had a Material Adverse Effect.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on, or a material impairment of (a) the business, operations, Property or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent, any other Agent, any Issuing Bank or any Lender under any Loan Document.

“Material Contracts” means, collectively, (a) the EP Contract, (b) the Lewis Contract, (c) the First Amendment Services Agreements, and (d) each other contract for which the breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the

Borrower and its Subsidiaries in an aggregate principal amount exceeding $7,500,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the Hedging Termination Value.

“Material Real Property” means any real Property which is not Immaterial Real Property.

“Maturity Date” means August 4, 2019.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgage” means each mortgage, deed of trust or any other document creating and evidencing a Lien on real or immovable Property and other Property in favor of the Administrative Agent for the benefit of the Secured Parties, which shall be in a form reasonably satisfactory to the Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time in accordance with the Loan Documents.

“Mortgaged Property” means any real Property owned by the Borrower or any of its Subsidiaries that is subject to a Mortgage.

“National Flood Insurance Program” means the program created by the United States Congress pursuant to the Flood Insurance Regulations, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a federal insurance program.

“Net Cash Proceeds” means, for any Recovery Event requiring a repayment of Loans pursuant to Section 3.04(b)(iii), the gross cash proceeds (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) from such Recovery Event, net of attorneys’ fees, accountants’ fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Recovery Event (other than any Lien pursuant to a Security Instrument) and other customary fees and expenses actually incurred in connection therewith, and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

“Net Sale Proceeds” means for any sale or other disposition of Property pursuant to an Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such Asset Sale, net of (a) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses (including title and recording expenses), associated therewith and sales, VAT and transfer taxes arising therefrom), (b) the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness (other than the Secured Obligations) which is permitted hereunder and which is secured by the respective Property which was sold or otherwise disposed of, (c) the estimated net marginal increase in income taxes which will be payable by the Borrower or any Subsidiary with respect to the fiscal year of the Borrower in which the Asset Sale occurs as a result of such Asset Sale, and (d) the amount of all reserves required to be maintained by the Borrower or any Subsidiary in accordance with GAAP for any potential indemnity obligations that may be required to be made by the Borrower or any Subsidiary of as a result of such Asset Sale; provided, however, that (i) such gross proceeds shall not include any portion of such gross cash proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments (to the extent the Borrower delivers to the Administrative Agent a certificate signed by a Responsible Officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than thirteen (13) months following the date of the respective Asset Sale), the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Borrower or any Subsidiary shall constitute Net Sale Proceeds on such date received by the Borrower and/or any Subsidiary from such Asset Sale, and (ii) at such time as the Borrower and the Subsidiaries are no longer required to maintain any indemnity reserves in accordance with GAAP as a result of any Asset Sale, the amount (if any) by which such reserved amount in respect of such Asset Sale exceeds the actual amount of indemnity payments made by the Borrower or any Subsidiary for which such reserves were required to be maintained in respect of such Asset Sale shall constitute Net Sale Proceeds at such time.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.02 and (b) has been approved by the Required Lenders.

“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“Nueces Pipelines” means Southcross Nueces Pipelines LLC, a Delaware limited liability company.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non US jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Oscar Acquisition” means the acquisition by Nueces Pipelines of the Oscar Assets pursuant to the Oscar Acquisition Agreement.

“Oscar Acquisition Agreement” means that certain Asset Purchase Agreement dated February 14, 2014, by and among Onyx Midstream, LP, Onyx Pipeline Company, and Nueces Pipelines, as amended.

“Oscar Assets” means the “Assets” under and as defined in the Oscar Acquisition Agreement.

“Other Connection Taxes” means, with respect to any Lender or Issuing Bank, Taxes imposed as a result of a present or former connection between such Lender or Issuing Bank and the jurisdiction imposing such Tax (other than connections arising from such Lender or Issuing Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04).

“Participant” has the meaning assigned to such term in Section 12.04(d)(i).

“Participant Register” has the meaning assigned to such term in Section 12.04(d)(ii).

“Partnership Agreement” means that certain Third Amended and Restated Limited Partnership Agreement of the Borrower dated as of August 4, 2014, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Payment in Full” means, the time at which (a) no Lender or Issuing Bank shall have (i) any Commitments, Loan, LC Disbursements or other amounts payable under the Loan Documents unpaid, unsatisfied or outstanding (other than in respect of contingent obligations, indemnities and expenses related thereto that are not then payable or in existence) and (ii) any Letters of Credit outstanding that (A) have not been cash collateralized in a manner reasonably satisfactory or (B) have not had other arrangements made with respect to them that are reasonably satisfactory, in each case, to the applicable Issuing Bank, (b) the Commitments have been terminated, and (c) all Secured Hedging Agreements have been terminated or novated and each Secured Hedging Agreement Counterparty has received payment of all amounts, if any, payable to it in connection with such termination or novation.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Acquisition” means any Investment in a joint venture or any other acquisition of Equity Interests or assets of a Person meeting each of the following conditions:

(a)    no Default exists or results therefrom;

(b)    the joint venture or target is engaged in, or the acquired assets are useful in, the line of business in which the Borrower and the Subsidiaries are engaged in on the Effective Date;

(c)    after giving effect to such transaction (and any debt incurred in connection therewith):

(i)    the Borrower’s Excess Cash Liquidity is not less than $20,000,000; and

(ii)    the Borrower is in pro forma compliance (as set forth in Section 1.05(c)) with all applicable covenants set forth in Section 9.01 hereof;

(d)    the Administrative Agent shall have received not less than 10 Business Days’ (or such lesser time period as is reasonably acceptable to the Administrative Agent) prior notice of such Investment or acquisition, which notice shall include (i) such pro forma financial statements that the Administrative Agent may be reasonably request and that demonstrate compliance with the foregoing clause (c) and (ii) copies of the material agreements relating to such Investment; provided, that the foregoing notice requirement shall only apply to Investments or acquisitions involving a purchase price less than $10,000,000 if the Borrower’s pro forma Consolidated Total Leverage Ratio on the date of such Investment or acquisition is greater than 5.00 to 1.00;

(e)    such acquisition shall be consensual, shall have been approved by the target’s board of directors (or comparable governing body) and shall be consummated in compliance with all applicable Governmental Requirements;

(f)    the Borrower shall deliver, or cause each applicable Subsidiary to deliver, such Security Instruments and other documents as required pursuant to, and prior to the deadlines set forth in, Section 8.14; and

(h)     such Investment or acquisition is funded solely with Equity Issuance Proceeds if the Borrower’s pro forma Consolidated Total Leverage Ratio on the date of such Investment or acquisition is not less than 5.00 to 1.00.

“Permitted Note Indebtedness” means Indebtedness of the Borrower and/or any of its Subsidiaries resulting from the issuance by such parties of senior unsecured notes; provided that (a) such Indebtedness does not mature or require any scheduled payments of the principal amount thereof prior to the date that is 180 days after the Maturity Date in effect on the date of such Permitted Note Indebtedness issuance, (b) such Indebtedness bears no greater than a market interest rate as of the time of its issuance or incurrence (as determined in good faith by the Borrower), (c) no indenture or other agreement governing such Indebtedness contains (i) maintenance financial covenants or (ii) covenants or events of default that, taken as a whole, are more restrictive on the Borrower and its Subsidiaries than those contained in this Agreement are on the Borrower and its Subsidiaries, (d) after giving effect to the issuance or incurrence of such Indebtedness on a pro forma basis, the Borrower shall be in compliance (as set forth in

Section 1.05(c)) with all applicable covenants set forth in Section 9.01, (e) no Default exists at the time of or after giving effect to the issuance or incurrence of such Indebtedness and (f) the net proceeds of such Permitted Note Indebtedness are applied by the Borrower as a mandatory repayment in accordance with Section 3.04(b)(vi).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six (6) calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Subsidiary or an ERISA Affiliate.

“Platform” has the meaning assigned to such term in Section 8.01.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in San Francisco, California; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Pro Forma Financial Statements” has the meaning assigned to such term in Section 7.04(a).

“Projected Capacity” means, with respect to any Specified Project, the Borrower’s good faith estimate of the production and/or revenue capacity of such Specified Project in the first certificate delivered pursuant to Section 8.01(d) to the Administrative Agent that includes the first calculation of pro forma Specified Project Projected EBITDA for such Specified Project, which estimate may be subsequently changed by the Borrower in accordance with Section 8.01(m).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including, without limitation, cash, securities, accounts, contract rights and, with respect to any Person, Equity Interests or other ownership interests of any other Person), whether now in existence or owned or hereafter acquired.

“Public Lender” has the meaning assigned to such term in Section 8.01.

“Purchase Money Indebtedness” means Indebtedness, the proceeds of which are used to finance the acquisition, construction, installation, transport and/or improvement of inventory, equipment or other Property in the ordinary course of business.

“Q3 2014 Base Period” means, individually or collectively as the context requires, each of the periods commencing on July 1, 2014 and ending on September 30, 2014, December 31, 2014, and March 31, 2015, respectively.

“Q4 2014 Base Period” means, individually or collectively as the context requires, each of the periods commencing on October 1, 2014 and ending on December 31, 2014, March 31, 2015, and June 30, 2015, respectively.

“Qualified ECP Guarantor” means, in respect of any Hedging Agreement, each Loan Party that (a) has total assets exceeding $10,000,000 at the time any guaranty of obligations under such Hedging Agreement or grant of the relevant security interest becomes effective or (b) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recently Completed Specified Project” has the meaning assigned to such term in the definition of “Specified Projects EBITDA Adjustment” set forth in this Section 1.02.

“Recovery Event” means the receipt by the Borrower or any Subsidiary of any cash insurance proceeds or condemnation awards payable by reason of a Casualty Event.

“Redemption” means with respect to any Indebtedness, the repurchase, redemption, prepayment, repayment, or defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Indebtedness. “Redeem” has the correlative meaning thereto.

“Register” has the meaning assigned to such term in Section 12.04(c).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Affiliates” has the meaning assigned to such term in the Contribution Agreement.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Remedial Work” has the meaning assigned to such term in Section 8.11(a).

“Required Lenders” means, at any time while no Revolving Credit Exposure is outstanding, at least two (2) Lenders having greater than fifty percent (50%) of the aggregate Commitments; and at any time while any Revolving Credit Exposure is outstanding, at least two (2) Lenders holding greater than fifty percent (50%) of the total Revolving Credit Exposure

(without regard to any sale by a Lender of a participation in any Loan under Section 12.04(d)); provided that the Commitments and the principal amount of the total Revolving Credit Exposure of the Defaulting Lenders (if any) shall be excluded from the determination of Required Lenders.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower or of the General Partner acting on behalf of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any of its Subsidiaries.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.

“Rolling Period” means, with respect to the last day of any fiscal quarter, (a) solely for the purpose of determining Annualized Rich Gas EBITDA and Unadjusted Rich Gas EBITDA with respect to each Rolling Period ending on or prior to March 31, 2015 and, if the Borrower elects application of the Q4 2014 Base Periods in accordance with Section 9.01(f), the Rolling Period ending on June 30, 2015, the applicable Base Period ending on such date, (b) solely with respect to Section 9.01(d), (x) the Rolling Period for the fiscal quarter ending December 31, 2016 shall be such quarter, (y) the Rolling Period for the fiscal quarter ending March 31, 2017 shall be the period of two (2) consecutive fiscal quarters ending on the last day of such fiscal quarter and (z) the Rolling Period for the fiscal quarter ending June 30, 2017 shall be the period of three (3) consecutive fiscal quarters ending on the last day of such fiscal quarter and (c) for all other purposes, the period of four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter.

“Sanctions” has the meaning assigned to such term in Section 7.26(d).

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Scheduled Completion Date” means, with respect to any Specified Project, the date indicated as the Borrower’s good faith estimate of the scheduled date of the completion of such Specified Project in the first certificate delivered pursuant to Section 8.01(d) to the Administrative Agent that includes the first calculation of pro forma Specified Project Projected EBITDA for such Specified Project, which date may not be subsequently changed by the Borrower.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Second Amendment Effective Date” means August 4, 2016.

“Secured Hedging Agreement” means any Hedging Agreement of the Borrower or any Subsidiary with a Secured Hedging Agreement Counterparty.

“Secured Hedging Agreement Counterparty” means any (a) Person that is a party to a Hedging Agreement with the Borrower or any Subsidiary that enters into such Hedging Agreement while such Person is or before such Person becomes a Lender or an Affiliate of a Lender, whether or not such Person at any time ceases to be a Lender or an Affiliate of a Lender, as the case may be, or (b) assignee of any Person described in clause (a) above so long as such assignee is a Lender or an Affiliate of a Lender.

“Secured Obligations” means any and all obligations of and amounts owing or to be owing (including interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, any of its Subsidiaries or any other Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) by the Borrower, any Subsidiary or any other Loan Party (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent, any Issuing Bank, any trustee or any Lender under any Loan Document; (b) to any Secured Hedging Agreement Counterparty under any Secured Hedging Agreement, including any Secured Hedging Agreement in existence prior to the date hereof, but excluding any additional transactions or confirmations entered into (i) after such Secured Hedging Agreement Counterparty ceases to be a Lender or an Affiliate of a Lender or (ii) after assignment by such Secured Hedging Agreement Counterparty to another Person that is not a Lender or an Affiliate of a Lender; (c) to any Bank Products Provider in respect of any Bank Products; and (d) all renewals, extensions and/or rearrangements of any of the above; provided that, solely with respect to any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Hedging Obligations of such Loan Party shall in any event be excluded from “Secured Obligations” owing by such Loan Party.

“Secured Parties” means, collectively, the Administrative Agent, each Issuing Bank, each Lender, each Secured Hedging Agreement Counterparty and each Bank Products Provider.

“Security Instruments” means the Guaranty and Collateral Agreement, the Mortgages, the other agreements, instruments or certificates described or referred to in Schedule 1.02(a), and any and all other agreements, instruments, consents, or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than Secured Hedging Agreements, Bank Products agreements or participation or similar agreements between any Lender and any other lender or creditor with respect to any Secured Obligations pursuant to this Agreement) in connection with, or as security for the payment or performance of the Secured Obligations, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“Solvent” means, with respect to any Person as of any date, that (a) the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date, (b) as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature, and (c) as of such date, such Person does not have unreasonably small capital given the nature of its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Southcross Holdings” means Southcross Holdings LP, a Delaware limited partnership.

“Southcross Holdings Investment Agreement” means the Investment Agreement, in the form attached hereto as Exhibit I, among Southcross Holdings, the Borrower and the Administrative Agent, pursuant to which Southcross Holdings commits to make an investment of $15,000,000 in the Borrower (in the form of Subordinated Indebtedness or an equity contribution) in accordance with the terms and conditions thereof.

“Specified Projects” means (a) the projects of the Loan Parties identified in Schedule 1.02(c) and (b) certain other projects of the Loan Parties (i) that have Capital Expenditures attributable thereto in excess of $5,000,000, (ii) that are identified in the certificate to be delivered pursuant to Section 8.01(d), and (iii) for which the Borrower has provided to the Administrative Agent, not less than thirty (30) days (or such lesser period as is reasonably acceptable to the Administrative Agent) prior to the last day of the first fiscal quarter for which the Borrower desires to commence inclusion of a Specified Projects EBITDA Adjustment with respect to such project, information, as applicable, in each case in form and substance satisfactory to the Administrative Agent in its reasonable discretion, regarding (A) the First Amendment Services Agreements and enforceable minimum revenue contracts that have been entered into with unaffiliated third parties and the ability of counterparties and third parties to perform under such enforceable minimum revenue contracts, (B) projected revenues from such enforceable minimum revenue contracts, other contracts or negotiated settlements, as the case may be, (C) projected capital costs and projected operating and general administrative expenses of such project, and (D) any other aspect of such project as the Administrative Agent may reasonably request; provided, that no project shall constitute a Specified Project if such project was commenced after the Fifth Amendment Effective Date unless the Borrower’s pro forma Consolidated Total Leverage Ratio on the last day of such first fiscal quarter for which the Borrower desires to commence inclusion of a Specified Projects EBITDA Adjustment with respect to such project is less than 5.00 to 1.00 (prior to giving effect to such Specified Projects EBITDA Adjustment).

“Specified Projects EBITDA Adjustment” means the amount that may be added to Consolidated Net Income in the calculation of Consolidated EBITDA for any period of determination on or prior to March 31, 2017 (or, in the case of each Rolling Period ending on or prior to March 31, 2015 and, if the Borrower elects application of the Q4 2014 Base Periods in accordance with Section 9.01(f), the Rolling Period ending on June 30, 2015, the amount that may be included in the calculation of Annualized Consolidated EBITDA) attributable to a particular Specified Project as set forth in this definition, whether completed or in process. When calculating such amount,

(a)    for any Specified Project for which the Actual Completion Date occurred on or after the first day of the applicable Rolling Period, but at least thirty (30) days prior to the last day of such Rolling Period (a “Recently Completed Specified Project”), the Specified Project EBITDA Adjustment for such Recently Completed Specified Project shall be equal to: (i) the actual Consolidated EBITDA attributable to such Recently Completed Specified Project following the Actual Completion Date, divided by (ii) the number of days in such Rolling Period following the Actual Completion Date, multiplied by (iii) the number of days in such Rolling Period prior to the Actual Completion Date;

(b)    for any Specified Project where construction has begun but the Actual Completion Date has not occurred or for which the Actual Completion Date has occurred but a full thirty (30) days has not elapsed since such Actual Completion Date (an “In Process Specified Project”), Consolidated EBITDA for any period attributable to such In Process Specified Project will reflect the projected Consolidated EBITDA related to such In Process Specified Project for the first full four-fiscal quarter period following the Scheduled Completion Date based on (i) the difference between enforceable minimum revenue under contracts referred to in clause (A) of the definition of the term ‘Specified Projects’, as determined by such In Process Specified Project’s Projected Capacity, and projected operating and general administrative expenses of such In Process Specified Project for such four-fiscal quarter period (such projected annual Consolidated EBITDA as calculated based on this clause (i), the “Specified Project Projected EBITDA”), multiplied by (ii) the ratio of actual Capital Expenditures spent through such period on such In Process Specified Project relative to the total expected Capital Expenditures for the completion of such In Process Specified Project, such amounts, in each case, approved by the Administrative Agent in its reasonable judgment; provided that the Specified Project Projected EBITDA attributable to such In Process Specified Project for the fiscal quarter in which such In Process Specified Project’s Actual Completion Date occurs shall be calculated net of any actual Consolidated EBITDA attributable to such In Process Specified Project. The contribution of a Specified Project to the Specified Projects EBITDA Adjustment shall be reduced in future periods if such Specified Project is not completed by, or if the estimated date by which such construction to be completed is beyond, a date that is more than 90 days beyond the Scheduled Completion Date for such Specified Project, such reduction to be reflected in the next certificate to be delivered pursuant to Section 8.01(d) to the Administrative Agent on or after the date such Specified Project is not so completed or it is determined that such Specified Project will not be so completed and to be in an amount equal to the product of (x) the applicable percentage reduction rate relating to the number of days of delay as set forth below and (y) the amount of the Specified Projects EBITDA Adjustment attributable to such Specified Project:

Delay or Estimated Delay, whichever is greater	Applicable Percentage Reduction Rate
> 90 days but ≤ 180 days	25%
> 180 days but ≤ 270 days	50%
> 270 days	100%

; and

(c)    the Specified Projects EBITDA Adjustments attributable to Recently Completed Specified Projects and In Process Specified Projects, shall be reduced on a pro rata basis (based on the relative percentages of the total Specified Projects EBITDA Adjustments represented by Recently Completed Specified Projects and In Process Specified Projects, as applicable) to the extent necessary so that the aggregate Specified Projects EBITDA Adjustments shall not exceed fifteen percent (15%) of the Consolidated EBITDA for such period prior to giving effect to any Specified Projects EBITDA Adjustments for such period.

“Specified Project Projected EBITDA” has the meaning assigned to such term in the definition of “Specified Projects EBITDA Adjustment” set forth in this Section 1.02.

“Specified Representations” means the representations and warranties set forth in the Loan Documents relating to corporate existence of the Loan Parties; power and authority, due authorization, execution and delivery and enforceability, in each case, relating to the Loan Parties entering into and performance of the Loan Documents; no conflicts with or consents under the Loan Parties’ organizational documents; solvency as of the Effective Date (after giving effect to the Transactions) of the Borrower and its Consolidated Subsidiaries on a consolidated basis; use of proceeds; Federal Reserve margin regulations; the Investment Company Act; the PATRIOT Act; OFAC; and the FCPA; and creation, validity and, subject to the last paragraph of Section 6.01 and Section 8.20, perfection of security interests in the Collateral.

“Specified Transactions” means, collectively, the Frio Contribution and each of the transactions consummated on or prior to the Effective Date in connection therewith, including, without limitation, the transactions set forth on Schedule 1.02(b).

“Sponsors” means one or more funds, accounts, or other entities managed or advised by either Tailwater Capital LLC or EIG Management Company, LLC.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subject Transaction” has the meaning assigned to such term in Section 1.05(c).

“Subordinated Indebtedness” means the collective reference to any Indebtedness of the Loan Parties subordinated in right and time of payment to the Secured Obligations and containing such other terms and conditions, in each case as are satisfactory to the Administrative Agent.

“Subsidiary” means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by (i) another Person, (ii) one or more of such other Person’s Subsidiaries, or (iii) collectively, such other Person and one or more of such other Person’s Subsidiaries, and (b) any partnership of which such other Person or any of such other Person’s Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” means a Subsidiary of the Borrower. Notwithstanding anything to the contrary set forth herein, the term “Subsidiary” does not include any Excluded Subsidiaries.

“SXE Subordinated Units” means, collectively or individually as the context requires, those certain “Subordinated Units” under and as defined in the Partnership Agreement, as in effect on the First Amendment Effective Date.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Administrative Agent” has the meaning assigned to such term in the recitals to this Agreement.

“Term Lenders” has the meaning assigned to such term in the recitals to this Agreement.

“Term Loans” means, collectively, the Effective Date Term Loans and any Incremental Term Loans.

“Term Loan Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Term Loan Documents” means, collectively, the “Loan Documents” under and as defined in the Term Loan Agreement.

“Term Loan Facility” has the meaning assigned to such term in the recitals to this Agreement.

“Termination Date” means the earlier of (a) the Maturity Date and (b) the date of termination of the Commitments.

“TexStar” has the meaning assigned to such term in the recitals to this Agreement.

“Third Amendment Effective Date” means November 8, 2016.

“Topaz Agreements” means (a) that certain Pipeline Services Agreement dated March 6, 2014, between Nueces Pipelines and Barney M. Davis, LP, and (b) that certain Pipeline Services Agreement dated March 6, 2014 between Nueces Pipelines and Nueces Bay WLE, LP.

“Transactions” means (a) with respect to the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof (including, without limitation, to refinance the Existing Indebtedness), the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Collateral pursuant to the Security Instruments, and (b) with respect to each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Secured Obligations and the other obligations under the Guaranty and Collateral Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of Collateral under the Security Instruments, and the grant of Liens by such Guarantor on Collateral pursuant to the Security Instruments.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“UBS AG” means UBS AG, Stamford Branch, in its individual capacity.

“Unadjusted Rich Gas EBITDA” means, with respect to any Rolling Period ending on or prior to March 31, 2015, and, if the Borrower elects application of the Q4 2014 Base Periods in accordance with Section 9.01(f), the Rolling Period ending on June 30, 2015, the portion of Consolidated Unadjusted EBITDA for such Rolling Period attributable solely to the Frio Assets.

“USA Patriot Act” has the meaning assigned to such term in Section 12.16.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 5.03(f).

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower and/or one or more of the Wholly-Owned Subsidiaries.

“Withholding Agent” means any Loan Party or the Administrative Agent.

“Working Capital” means, for the Borrower and its Consolidated Subsidiaries calculated in accordance with GAAP, as of any date of determination, the excess of (a) current assets (other than cash and Cash Equivalents) over (b) current liabilities, excluding, without duplication, (i) the current portion of any long-term Indebtedness, (ii) outstanding Loans and (iii) the current portion of accrued Consolidated Interest Expense.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.03    Types of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”), and Borrowings may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

Section 1.04    Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law or regulation shall be construed, unless otherwise specified, as referring to such law or regulation as amended, modified, supplemented, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05    Accounting Terms and Determinations; GAAP; Pro Forma Compliance.

(a)    Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which the Borrower’s independent certified public accountants concur and which are disclosed to the Administrative Agent on the next date on which Financial Statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that unless the Borrower and the Required Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

(b)    Notwithstanding GAAP or anything in this Agreement to the contrary, for the purposes of calculating the ratios that are the subject of Section 9.01 hereof and the components of each of them, all Excluded Subsidiaries (including the assets, liabilities, income, losses, cash flows and elements thereof) shall be excluded, except that any dividends or distributions actually paid in cash by any Person to the Borrower or any other Loan Party shall be deemed to be income to the Borrower or such other Loan Party, as applicable, when received by it whether or not constituting income in accordance with GAAP.

(c)    For purposes of determining hereunder whether the Borrower is in pro forma compliance with its applicable financial covenants contained in Section 9.01 hereof after the occurrence of a certain event (a “Subject Transaction”), in all cases such calculation shall be based on the financial information for the most recent Rolling Period for which financial information has been delivered to the Administrative Agent pursuant to Sections 8.01(a) or (b), and calculated as if such Subject Transaction had occurred on the first day of such applicable period. For the purposes of the definition of “Permitted Note Indebtedness”, the covenants (and levels thereof) that must be complied with are those set forth in Sections 9.01(a)(ii), 9.01(b), 9.01(c) and 9.01(d). For all other purposes hereunder, the covenants (and levels thereof) that must be complied with are those that were in effect as of the last day of the fiscal quarter most recently ended prior to such Subject Transaction.

ARTICLE II

THE CREDITS

Section 2.01    Commitments.

(a)    Revolving Loan Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make revolving loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (ii) the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.

(b)    Reallocation of Loans. After giving effect to this Agreement and any Loans made on the Effective Date, (i) each Lender who holds Loans in an aggregate amount less than its Applicable Percentage (after giving effect to this Agreement) of all Loans shall advance new Loans that shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of Loans, (ii) each Lender’s participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage (after giving effect to this Agreement), and (iii) such other adjustments shall be made as the Administrative Agent shall specify so that each Lender’s Revolving Credit Exposure equals its Applicable Percentage (after giving effect to this Agreement) of the aggregate Loans of all Lenders. For the avoidance of doubt, payments effected between or among the Lenders pursuant to this Section 2.01(b) shall not be subject to the provisions of Sections 3.04(a) and (b).

Section 2.02    Loans and Borrowings.

(a)    Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)    Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)    Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.07(e). Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of four (4) Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d)    Notes. The Loans made by each Lender, if requested by such Lender, shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement, or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption or amendment, payable to such Lender in a principal amount equal to its Commitment, and otherwise duly completed. In the event that any Lender’s Commitment increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), if requested by such Lender, the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Commitment, as applicable, after giving effect to such increase or decrease, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its applicable Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03    Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Central time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Central time, one Business Day before the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.07(e). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or e-mail to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)    the aggregate amount of the requested Borrowing;

(ii)    the date of such Borrowing, which shall be a Business Day;

(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v)    the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing); and

(vi)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation that (a) the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Commitments, and (b) each condition precedent set forth in Section 6.02 has been satisfied with respect to such Borrowing.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04    Interest Elections.

(a)    Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such

Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)    Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or e-mail to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower.

(c)    Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Sections 2.04(c)(ii) and (iii) shall be specified for each resulting Borrowing);

(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

(d)    Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing: (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

(f)    PIK Interest Election. The Borrower may elect to pay a portion of the interest due on the Borrowings in kind in accordance with the grid set forth in the definition of “Applicable Margin” by delivering a notice to the Administrative Agent concurrently with the delivery of a Borrowing Request or an Interest Election Request, as applicable. Any such interest that the Borrower elects to pay in kind shall be capitalized on the applicable Interest Payment Date and added to the principal balance of the Loans.

Section 2.05    Funding of Borrowings.

(a)    Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Central time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Dallas, Texas or as otherwise directed in writing by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.07(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b)    Funding by the Lenders; Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.06    Termination and Reduction of Commitments.

(a)    Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Commitments are terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b)    Scheduled Reduction of Commitments. The Commitments shall be permanently reduced to (a) $140,000,000 on September 30, 2017, (b) $135,000,000 on December 31, 2017, (c) $125,000,000 on March 31, 2018, (d) $120,000,000 on June 30, 2018 and (e) $115,000,000 on December 31, 2018.

(c)    Optional Termination and Reduction of Commitments.

(i)    The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (A) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (B) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(b)(i), the total Revolving Credit Exposures would exceed the total Commitments.

(ii)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.06(b)(i) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable; provided any notice of termination delivered in connection with any refinancing of all of the Loans with the proceeds of such refinancing or of any incurrence of Indebtedness, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrower in the event such refinancing is not consummated (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.02).

(d)    Termination and Reductions of Commitments. Any termination or reduction of the Commitments shall be permanent and may not be reinstated. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

Section 2.07    Letters of Credit.

(a)    General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its Subsidiaries, in a form reasonably acceptable to the Administrative Agent and any Issuing Bank, at any time and from time to time during the

Availability Period; provided that the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder, if, after giving effect to such issuance, amendment, renewal or extension, (w) the LC Exposure would exceed the LC Sublimit, (x) the total Revolving Credit Exposures would exceed the total Commitments, (y) the aggregate LC Exposure with respect to Letters of Credit issued by Wells Fargo would not exceed $25,000,000, and (z) the aggregate LC Exposure with respect to Letters of Credit issued by UBS AG and the aggregate LC Exposure with respect to Letters of Credit issued by Barclays, in either case, would not exceed $12,500,000. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control.

(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. The Existing Letters of Credit shall be deemed to have been issued hereunder as of the Effective Date. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (not less than three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:

(i)    requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

(ii)    specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii)    specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.07(c));

(iv)    specifying the amount of such Letter of Credit;

(v)    specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit;

(vi)    specifying the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit); and

(vii)    specifying whether such Letter of Credit will be issued in the ordinary course for purchases or transportation of natural gas by the Borrower or any of its Subsidiaries (and as a result the obligations of the Borrower and its Consolidated Subsidiaries in respect of such Letter of Credit will be excluded from the calculation of Consolidated Total Funded Indebtedness).

Each notice shall constitute a representation and warranty with respect to the information set forth therein and that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (x) the LC Exposure shall not exceed the LC Sublimit, (y) the total Revolving Credit Exposures shall not exceed the total Commitments, and (z) each condition precedent set forth in Section 6.02 has been satisfied with respect to such Letter of Credit.

If requested by the applicable Issuing Bank in connection with any request for a Letter of Credit, the Borrower also shall submit an appropriately completed letter of credit application on such Issuing Bank’s standard form as in effect from time to time, which application may require the inclusion of draft language for such Letter of Credit that is reasonably acceptable to such Issuing Bank and may be required to be signed by a Responsible Officer of the Borrower.

No Issuing Bank will be required to: (A) issue any Letter of Credit if (1) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it, (2) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally, (3) except as otherwise agreed by the Administrative Agent and such Issuing Bank, such Letter of Credit is in an initial stated amount less than $10,000, (4) such Letter of Credit is to be denominated in a currency other than Dollars, or (5) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or (B) amend or extend any Letter of Credit if such Issuing Bank would not be required at such time to issue the Letter of Credit in its amended form under the terms hereof or if the beneficiary of such Letter of Credit does not accept the proposed amendment thereto. Any request for the issuance of a Letter of Credit that is made at any time that there is a Defaulting Lender shall be subject to Section 4.04(d).

(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one (1) year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is ten (10) Business Days prior to the Maturity Date. Each Letter of Credit with a one (1) year term may provide for the renewal thereof for additional one (1) year periods; provided that no such period shall extend beyond the date described in clause (ii) above.

(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the any Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.07(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.07(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or the reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)    Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 a.m., Central time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 9:00 a.m., Central time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 11:00 a.m., Central time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 9:00 a.m., Central time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.07(e), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.07(e) to reimburse the applicable Issuing Bank, then to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.07(e) to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.07(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.07(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)    Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)    Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed such Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.07(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this Section 2.07(h) shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.07(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)    Replacement of any Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of any Issuing Bank. At the time any such replacement becomes effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(a). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous or existing Issuing Bank, or to such successor and all previous and existing Issuing Banks, as the context shall require. After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)    Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this Section 2.07(j), or (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(b)(i), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure, and in the case of a payment required by Section 3.04(b)(i), the amount of such excess as provided in Section 3.04(b)(i), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or any Subsidiary described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.07(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any of its Subsidiaries may now or hereafter have against any such beneficiary, any Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the

Guarantor’s obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(b)(i), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(k)    Applicability of ISP. Unless otherwise expressly agreed by any Issuing Bank and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrower for, and such Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(l)    Calculation of Maximum Stated Amount. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

ARTICLE III

PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01    Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

Section 3.02    Interest.

(a)    ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at an annual rate equal to the sum of (i) the Alternate Base Rate plus (ii) the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b)    Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at an annual rate equal to the sum of (i) the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus (ii) the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c)    Post-Default Rate. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, or if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any other Loan Party hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, then all Loans outstanding, in the case of an Event of Default, and such overdue amount, in the case of a failure to pay amounts when due, shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus (i) when used with respect to obligations other than Loans and Letter of Credit Participation Fees, an interest rate equal to the rate applicable to ABR Loans as provided in Section 3.02(a), (ii) when used with respect to Loans the rate otherwise applicable to such Loans and (iii) when used with respect to Letter of Credit Participation Fees, a rate equal to the Applicable Margin but, in each case, in no event to exceed the Highest Lawful Rate.

(d)    Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)    Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

(b)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made either as an ABR Borrowing or at an alternate rate of interest determined by the Required Lenders as their cost of funds.

Section 3.04    Prepayments.

(a)    Optional Prepayments.

(i)    The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(a)(ii).

(ii)    The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile or e-mail) of any prepayment hereunder (A) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., Central time, three (3) Business Days before the date of prepayment, or (B) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Central time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided, that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied (provided that the failure of such condition shall not relieve the Borrower from its obligations under Section 5.02 in respect thereof). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments pursuant to Section 3.04(a) shall be accompanied by accrued interest to the extent required by Section 3.02.

(b)    Mandatory Prepayments.

(i)    If, after giving effect to any termination or reduction of the Commitments pursuant to Section 2.06(b), the total Revolving Credit Exposures exceeds the total Commitments, then the Borrower shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.07(j).

(ii)    Except to the extent required to be applied as a prepayment of the Term Loan Facility in accordance with the Term Loan Agreement, on each date on or after the Effective Date upon which the Borrower or any Subsidiary receives any cash proceeds from any Asset Sale made pursuant to Section 9.11(j), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied by the Borrower on such date as a mandatory repayment in accordance with Section 3.04(b)(viii); provided, however, that such Net Sale Proceeds shall not be required to be so applied on such date so long as no Event of Default then exists and such Net Sale Proceeds shall be used to purchase Property (other than inventory and working capital) used or to be used in the businesses permitted pursuant to Section 9.06 within 180 days following the date of such Asset Sale, and provided, further, that if all or any portion of such Net Sale Proceeds not required to be so applied as provided above in this Section 3.04(b)(ii) are not so reinvested within such 180-day period (or such earlier date, if any, as the Borrower or relevant Subsidiary determines not to reinvest the Net Sale Proceeds from such Asset Sale as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 3.04(b)(ii) without regard to the preceding proviso.

(iii)    Except to the extent required to be applied as a prepayment of the Term Loan Facility in accordance with the Term Loan Agreement, on each date on or after the Effective Date upon which the Borrower or any Subsidiary receives any cash proceeds from any Recovery Event, an amount equal to 100% of the Net Cash Proceeds from such Recovery Event shall be applied on such date as a mandatory repayment in accordance with the requirements of Section 3.04(b)(viii); provided, however, that so long as no Event of Default then exists, such Net Cash Proceeds shall not be required to be so applied on such date to the extent that such Net Cash Proceeds shall be used to replace or restore any Property in respect of which such Net Cash Proceeds were paid within 180 days following the date of the receipt of such Net Cash Proceeds, and provided, further, that if all or any portion of such Net Cash Proceeds are not so used within 180 days after the date of the receipt of such Net Cash Proceeds (or such earlier date, if any, as the Borrower or relevant Subsidiary determines not to reinvest the Net Cash Proceeds relating to such Recovery Event as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 3.04(b)(iii) without regard to the proviso or the immediately preceding proviso.

(iv)    Beginning with the fiscal quarter ending June 30, 2017, after the end of each fiscal quarter ending June 30 and December 31 of each fiscal year, within five (5) Business Days after the earlier to occur of (x) the delivery of financial statements required pursuant to Section 8.01(a) or Section 8.01(b) and (y) the date on which the financial statements and the related Financial Officer’s compliance certificate for such fiscal quarter are required to be delivered pursuant to Section 8.01(b) and Section 8.01(d), if the Borrower’s pro forma Consolidated Total Leverage Ratio exceeds 5.00 to 1.00 as of the end of such fiscal quarter, the Borrower shall make a mandatory repayment of the Borrowings in the manner set forth in Section 3.04(b)(viii) in an amount equal to (A) fifty percent (50%) of Excess Cash Flow, if any, for the six month period then ended as of such fiscal quarter minus (B) the aggregate amount of all optional prepayments of the Borrowings during such six month period, solely to the extent that such prepayments are (i) accompanied by permanent optional reductions in the Commitments and (ii) not funded with the incurrence of any Indebtedness, any Equity Issuance Proceeds, any casualty proceeds, any condemnation proceeds or any other proceeds that would not be included in Consolidated EBITDA.

(v)    If, on the last Business Day of any calendar week, the Loan Parties have any Excess Cash Balance on such Business Day, on the following Business Day such Excess Cash Balance shall be applied as a mandatory repayment in accordance with Section 3.04(b)(viii).

(vi)    Concurrently with the funding of any Permitted Note Indebtedness, the net proceeds of such Permitted Note Indebtedness shall be applied as a mandatory repayment in accordance with Section 3.04(b)(viii) which repayment shall permanently reduce the Commitments in an amount equal to such repayment.

(vii)    Concurrently with the funding of any Equity Cure Contribution, an amount equal to fifty percent (50%) of such Equity Cure Contribution shall be applied as a mandatory repayment in accordance with Section 3.04(b)(viii).

(viii)    Each prepayment of Borrowings pursuant to this Section 3.04(b) shall be applied ratably to the Loans included in the prepaid Borrowings. Each prepayment pursuant to Section 3.04(b)(i) shall be applied to any outstanding Borrowings and the LC Exposure as described in Section 3.04(b)(i). Prepayments pursuant to Section 3.04(b) shall be accompanied by accrued interest to the extent required by Section 3.02. Each prepayment of Borrowings pursuant to Section 3.04(b) shall be applied, first, ratably to any ABR Borrowings of then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(ix)    If the Borrower is required to make a mandatory prepayment of Eurodollar Borrowings under this Section 3.04, the Borrower shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the prepayment of such Eurodollar Rate Loans and shall be applied to the prepayment of the applicable Eurodollar Rate Loans at the end of the current Interest Periods applicable thereto. At the request of the Borrower, amounts so deposited shall be invested by the

Administrative Agent in Cash Equivalents maturing prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Eurodollar Rate Loans; any interest earned on such Cash Equivalents will be for the account of the Borrower and the Borrower will deposit with the Administrative Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

(c)    No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

(d)    No Permanent Reduction in Commitments. No prepayment permitted or required under this Section 3.04 (other than the repayment set forth in Section 3.04(b)(vi)) shall cause, effect or result in any permanent reductions in the Lenders’ Commitments.

Section 3.05    Fees.

(a)    Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of the Commitment of such Lender during the period from and including the date of this Agreement to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof. The commitment fee shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For avoidance of doubt, the “unused amount” of the Commitment of any Lender shall be determined by subtracting such Lender’s Revolving Credit Exposure on the date of determination from such Lender’s Commitment on such date of determination.

(b)    Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to each Issuing Bank, for its own account, a fronting fee equal to 0.125% of the stated amount of each Letter of Credit issued by it payable on the date of issuance of such Letter of Credit, provided that in no event shall such fronting fee be less than $750.00 for any Letter of Credit, and (iii) to each Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, transfer, renewal or extension of any Letter of Credit issued by it or processing of drawings thereunder payable upon the effectiveness thereof. Participation fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the

Termination Date shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this Section 3.05(b) shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)    Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times set forth in the applicable Fee Letter.

ARTICLE IV

PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)    Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 11:00 a.m., Central time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the applicable Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars (other than any interest expense that the Borrower is expressly allowed to pay in kind as provided herein).

(b)    Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that (A) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (B) the provisions of this Section 4.01 shall not be construed to apply to (1) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant. Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

Section 4.02    Payments by the Borrower; Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or any Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03    Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a), Section 2.07(d), Section 2.07(e), Section 4.02 or otherwise hereunder then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (a) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent or the Issuing Banks to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (b) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder, in the case of each of (a) and (b) above, in any order as determined by the Administrative Agent in its discretion. If at any time prior to the acceleration or maturity of the Loans, the Administrative Agent receives any payment in respect of principal of a Loan or reimbursement of an LC Disbursement while one or more Defaulting Lenders is a party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which any such Defaulting Lender has failed to fund its pro rata share until such time as such

Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding. After acceleration or maturity of the Loans, all principal will be applied ratably as provided in Section 10.02(c).

Section 4.04    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.05(a);

(b)    the Commitment and the Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each adversely affected Lender which affects such Defaulting Lender differently than all other Lenders or all other adversely affected Lenders, as the case may be, shall require the consent of such Defaulting Lender;

(c)    if any LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)    all or any part of such LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (A) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (B) the conditions set forth in Section 6.02 are satisfied at such time; and

(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.07(j) for so long as such LC Exposure is outstanding;

(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 4.04(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 4.04(c), then the fees payable to the Lenders pursuant to Section 3.05(a) and Section 3.05(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages;

(v)    if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 4.04(c), then, without prejudice to any rights or remedies of the Issuing Banks or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) under Section 3.05(a) and letter of credit fees payable under Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until such LC Exposure is cash collateralized and/or reallocated;

(vi)    Subject to Section 12.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation; and

(d)    so long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 4.04(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 4.01(c)(i) (and any Defaulting Lender shall not participate therein).

In the event that the Administrative Agent, the Borrower and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Defaulting Lender to be a Defaulting Lender, then the LC Exposure of the non-Defaulting Lenders shall be readjusted to reflect the inclusion of such Defaulting Lender’s Commitment and on such date such Defaulting Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Defaulting Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE V

INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

Section 5.01    Increased Costs.

(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii)    subject any Lender or any Issuing Bank to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit , any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or any Issuing Bank in respect thereof (except for Indemnified Taxes, Other Taxes covered by Section 5.03 or Connection Income Taxes and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or any Issuing Bank); or

(iii)    impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or such Issuing Bank, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements and affecting such Lender or any Issuing Bank or any lending office of such Lender or such Lender’s or any Issuing Bank’s holding company, if any, has or would have the effect of reducing the rate of return on such Lender’s or any Issuing Bank’s capital or on the capital of such Lender’s or any Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in Sections 5.01(a) or (b) and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)    Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or such Issuing Bank pursuant to this Section 5.01 for any increased costs incurred or reductions suffered more than 365 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 365-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 5.03    Taxes.

(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Guarantor shall be required by applicable law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Guarantor shall make such deductions and (iii) the Borrower or such Guarantor shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of Section 5.03(a), the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability under this Section 5.03 delivered to the Borrower by a Lender or an Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(d)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)    Status of Lenders.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under this Agreement or any other Loan Document shall deliver to the Withholding Agent (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Withholding Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Withholding Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Withholding Agent as will enable the Withholding Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution, and submission of such documentation (other than such documentation set forth in Sections 5.03(f)(ii)(A) and 5.03(f)(ii)(B) and Section 5.03(g) below) shall not be required if in the Lender’s reasonable judgment such completion, execution, or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a “United States person” as defined in section 7701(a)(30) of the Code,

(A)    any Lender that is a “United States person” as defined in section 7701(a)(30) of the Code shall deliver to the Withholding Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Withholding Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Withholding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Withholding Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from or reduction of, United States federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, United States federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed originals of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”), and (y) executed originals of IRS Form W-8BEN; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner; and

(5)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Withholding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Withholding Agent to determine the withholding or deduction required to be made.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, or promptly notify the Withholding Agent in writing of its legal inability to do so.

(g)    Treatment of Certain Refunds. If the Administrative Agent, a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 5.03, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 5.03 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent, such Lender or such Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuing Bank in the event the Administrative Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority. This Section 5.03 shall not be construed to require the Administrative Agent, any Lender or any Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(h)    FATCA. If a payment made to a Lender under this Agreement would be subject to United States federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the

Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this Section 5.03(h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, the Borrower and the Administrative Agent shall treat (and the Administrative Agent is authorized to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 5.04    Mitigation Obligations; Replacement of Lenders.

(a)    Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.04(b)), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 12.04(b)(iv), (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Credit Exposure, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.04(c) or Section 5.02), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments thereafter, (iv) such assignment does not conflict with applicable law, and (v) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Notwithstanding the foregoing, a Lender shall not be required to make any such assignment and delegation if such Lender or any of its Affiliates is a Secured Hedging Agreement Counterparty with any outstanding Secured Hedging Agreements with any Loan Party (to the extent obligations under such Secured Hedging Agreements constitute Secured Obligations), unless on or prior to the effectiveness of such assignment, all such Secured Hedging Agreements have been terminated or novated to another Person and such Lender or its Affiliate, as the case may be, has received payment of all amounts, if any, payable to it in connection with such termination or novation.

Section 5.05    Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01    Effective Date.    The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder (exclusive of the Existing Letters of Credit) shall not become effective until the Business Day on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a)    The Administrative Agent, the Joint Arrangers and the Lenders shall have received all commitment, facility and agency fees and all other fees and amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including, without limitation, the fees and expenses of Vinson & Elkins L.L.P., counsel to the Administrative Agent).

(b)    The Borrower shall have deposited $10,000 with Vinson & Elkins L.L.P., counsel for the Administrative Agent, which deposit shall be separate from and in addition to any similar deposit required in connection with the Term Loan Facility, to be held by such counsel and applied toward payment of costs and expenses for recordation of certain Security Instruments, as provided pursuant to Section 12.03(a). If such deposit exceeds the amount of such costs and expenses, the excess shall be returned to the Borrower. If such deposit is less than such costs and expenses, the deficit shall be paid by the Borrower pursuant to Section 12.03(a).

(c)    The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party setting forth (i) resolutions of its board of directors

(or its equivalent) with respect to the authorization of such Loan Party to execute and deliver the Loan Documents to which it is a party and to enter into the Transactions contemplated in those documents, (ii) the officers of such Loan Party (A) who are authorized to sign the Loan Documents to which such Loan Party is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the Transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the Organization Documents of such Loan Party, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from such Loan Party to the contrary.

(d)    The Administrative Agent shall have received certificates of the appropriate state agencies with respect to the existence, qualification and good standing of each Loan Party in its state of formation.

(e)    The Administrative Agent shall have received a compliance certificate substantially in the form of Exhibit D-1, duly and properly executed by a Financial Officer and dated as of the Effective Date.

(f)    The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(g)    The Administrative Agent shall have received duly executed Notes payable to each Lender that has requested a Note in a principal amount equal to its Commitment dated as of the date hereof.

(h)    The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:

(i)    be reasonably satisfied that the Security Instruments create (or will create, upon proper filing, recording or registration) first priority, perfected Liens (subject only to Excepted Liens and Liens permitted under Section 9.03(h)) on all of the tangible and intangible Property of the Loan Parties (other than de minimis Property excluded in the Administrative Agent’s sole discretion); and

(ii)    have received certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of each of the Loan Parties (other than the Borrower), to the extent certificated.

(i)    The Administrative Agent shall have received an opinion of (i) Latham & Watkins LLP, special counsel to the Borrower, and (ii) local counsel in Alabama and Mississippi and any other jurisdictions requested by the Administrative Agent, in each case, in form and substance satisfactory to the Administrative Agent and its counsel.

(j)    The Administrative Agent shall have received certificates of insurance coverage of the Borrower and the other Loan Parties evidencing that the Borrower and the other Loan Parties are carrying insurance in accordance with Section 7.12.

(k)    The Administrative Agent shall have received a certificate of a Responsible Officer certifying that the Borrower has received all consents and approvals required by Section 7.03.

(l)    The Administrative Agent shall have received (i) the Financial Statements, and (ii) projections for the Borrower and its Consolidated Subsidiaries for each fiscal year of the Borrower through the fiscal year ending 2019, which projections shall be prepared on a quarterly basis for the first year following the Effective Date and on an annual basis for each subsequent year.

(m)    The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Borrower and the Subsidiaries for Delaware, Texas, Alabama, and Mississippi, as applicable, and any other jurisdiction requested by the Administrative Agent; other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.

(n)    The Administrative Agent shall have received appropriate termination statements, mortgage releases and such other documentation as shall be necessary to terminate, release or assign to the Administrative Agent all Liens encumbering the Properties of the Borrower and the Subsidiaries, other than Liens permitted by Section 9.03, in each case, in proper form for filing, registration or recordation in the appropriate jurisdictions.

(o)    The Administrative Agent shall have received a solvency certificate from a Financial Officer, substantially in the form of Exhibit H, certifying that after giving effect to the Transactions on the Effective Date, (i) each of the Loan Parties, on an individual basis, is Solvent, and (ii) the Loan Parties, taken as a whole, are Solvent.

(p)    Each document (including any Uniform Commercial Code financing statement) required by this Agreement or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Excepted Liens and Liens permitted under Section 9.03(h)), shall be in proper form for filing, registration or recordation.

(q)    Since June 11, 2014, there shall not have occurred any event, change, occurrence or circumstance that, individually or in the aggregate, has had or could reasonably be expected to have a “Material Adverse Effect” (as defined in the Contribution Agreement) with respect to the Frio Group.

(r)    Substantially concurrently with the funding of the initial borrowings hereunder and under the Term Loan Facility, the Specified Transactions shall be consummated in accordance with the Contribution Agreement.

(s)    The Administrative Agent shall have received a certificate of a Responsible Officer certifying (i) that attached to such certificate is a true, correct, complete and fully-executed copy of the Contribution Agreement (together with all amendments thereto, if any), and (ii) that the conditions contained in clauses (r), (t), and (u) of this Section 6.01 have been satisfied.

(t)    The Administrative Agent shall have received evidence reasonably satisfactory to it that the Borrower has concurrently received gross cash proceeds of the Effective Date Term Loans in an amount not less than $450,000,000, and the Administrative Agent shall have received final executed copies of the Term Loan Documents and the Intercreditor Agreement.

(u)    The Administrative Agent shall have received evidence reasonably satisfactory to it that, after giving effect to the Transactions, on the Effective Date the aggregate principal amount of Loans outstanding hereunder (excluding Letters of Credit) is less than or equal to $50,000,000.

(v)    The Administrative Agent shall have received from the Loan Parties, to the extent requested by the Lenders or the Administrative Agent, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(w)    The Administrative Agent shall have received from the Loan Parties, to the extent requested by the Lenders or the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent that, for any material Building (as defined in the applicable Flood Insurance Regulation) or material Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation), in each case situated on any Property subjected, or required under the Loan Documents to be subjected, to a Lien pursuant to the Security Instruments, (i) such Loan Party maintains Flood Insurance for such Building or Manufactured (Mobile) Home or (ii) such Building or Manufactured (Mobile) Home is not located in a Special Flood Hazard Area (as defined in the applicable Flood Regulation).

(x)    The Specified Representations and the Specified Acquisition Agreement Representations shall be true and correct in all material respects or to the extent that any such representations and warranties are qualified by materiality, such representations and warranties shall be true and correct in all respects.

Without limiting the generality of the provisions of Section 11.04, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 6.01 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto. The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 5:00 p.m., Central time, on September 30, 2014 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Notwithstanding the foregoing (including each of the requirements set forth in Section 6.01(h), (j), and (p) above) to the extent any security interest in any Collateral (other than any Lien on Collateral that may be perfected by (x) the filing of a financing statement under the Uniform Commercial Code and (y) the delivery of certificates evidencing the Equity Interests required to be pledged pursuant to the Guaranty and Collateral Agreement) is not or cannot be perfected on the Effective Date after the Borrower’s use of commercially reasonable efforts to do so, then the perfection of such security interests shall not constitute a condition precedent to the availability of the Loans on the Effective Date, but instead shall be required to be delivered, provided and/or perfected within 60 days after the Effective Date (unless extended by the Administrative Agent) or, with respect to the items set forth therein, within the time periods specified on Schedule 8.20.

Section 6.02    Each Subsequent Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, in each case, after the Effective Date, is subject to the satisfaction of the following conditions:

(a)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(b)    The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except that (i) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (ii) to the extent that any such representations and warranties are qualified by materiality, such representations and warranties shall continue to be true and correct in all respects.

(c)    The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit and related Letter of Credit Agreement in accordance with Section 2.07(b), as applicable.

(d)    There is no Excess Cash Balance on and as of the date of such Borrowing or the date of the issuance, amendment, renewal or extension of such Letter of Credit (but excluding, for the avoidance of doubt, any issuance, amendment, renewal or extension of a Letter of Credit that does not increase the total Revolving Credit Exposures), before and after giving effect to such Borrowing or to the issuance, amendment renewal or extension of such Letter of Credit and to the application of the proceeds therefrom (as such use of proceeds is certified by the Borrower in the Borrowing Request or Letter of Credit request pursuant to Section 2.07(b), as applicable) on or around such date, but in any event, not to exceed two Business Days after such date.

(e)    The Administrative Agent shall have received a certificate from a Financial Officer certifying that on such date, (i) no account receivable owing from Southcross Holdings to the Borrower has been unpaid for more than 30 days and (ii) the Borrower is in pro forma compliance (as set forth in Section 1.05(c)) with the covenants set forth in Section 9.01.

Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit and each acceptance of the foregoing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Sections 6.02(a) and (b).

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Borrower (on behalf of itself and its Subsidiaries), and each Guarantor by its execution of the Guaranty and Collateral Agreement, represents and warrants to the Administrative Agent, any Issuing Banks and the Lenders that:

Section 7.01    Organization; Powers. Each of the Borrower and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02    Authority; Enforceability. The Transactions are within each Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action (including, without limitation, any action required to be taken by any class of directors of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03    Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate (i) any applicable law or regulation, (ii) any Organization Documents of the Borrower or any Subsidiary, or (iii) any order of any Governmental Authority, (c) will not violate or result in a default under any indenture or other agreement regarding Indebtedness of the Borrower or any Subsidiary or give rise to a right thereunder to require any payment to be made by the Borrower or such Subsidiary, (d) will not violate or result in a default under any other agreement or other instrument binding upon the Borrower or any Subsidiary, or its Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Subsidiary, other than such violations or defaults which would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect, or do not have an adverse effect on the enforceability of any Loan Documents, and (e) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Subsidiary (other than the Liens created by the Loan Documents).

Section 7.04    Financial Condition; No Material Adverse Change.

(a)    The Borrower has heretofore furnished to the Lenders (i) its consolidated balance sheet and statements of income stockholders equity and cash flows (A) as of and for the fiscal year ended December 31, 2013, reported on by Deloitte & Touche LLP, independent public accountants, and (B) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2014, certified by its chief financial officer (or the chief financial officer of the General Partner) (collectively, the “Borrower Financial Statements”), (ii) (A) an audited consolidated balance sheet of the Frio Group and the Related Affiliates as of December 31, 2013 and December 31, 2012 and the related audited consolidated statements of income and cash flows for the fiscal years then ended, and (B) the Frio Group’s (together with certain of its Affiliates’) consolidated unaudited balance sheet as of March 31, 2014 and the related consolidated unaudited statement of income and cash flows for the three-month period then ended (collectively, the “Frio Financial Statements”), and (iii) the Borrower’s pro forma summary financial statements, Consolidated EBITDA and other operating data in form and substance satisfactory to the Administrative Agent, in each case after giving effect to the Transactions as if they had occurred on such date in the case of any balance sheet and as of the beginning of all of the periods presented in the case of Consolidated EBITDA and other operating data (collectively, the “Pro Forma Financial Statements” and, together with the Borrower Financial Statements and the Frio Financial Statements, the “Financial Statements”). The Borrower Financial Statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP. The Frio Financial Statements fairly present in all material respects the financial condition, results of operations and cash flows of the Frio Group and the Related Affiliates on a consolidated basis as of the respective dates thereof and for the periods therein referred to, all in accordance with GAAP consistently applied throughout the periods involved. The Frio Financial Statements have been prepared from and are in accordance with the accounting records of the Frio Group and the Related Affiliates (and such records are true, correct and accurately reflect in all material respects all transactions engaged in by the members of the Frio Group). Since January 1, 2012, except as set forth in the Frio Financial Statements, there has been no material change of the accounting (tax or otherwise)

policies, practices or procedures of any member of the Frio Group. The Pro Forma Financial Statements have been prepared in good faith by the Borrower, based on the assumptions stated therein (which assumptions were and are believed by the Borrower, on the date thereof and the Effective Date, to be reasonable in light of then current conditions and facts then known by the Borrower), are based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions, and present fairly in all material respects the pro forma consolidated financial position and results of operations of the Borrower and its Consolidated Subsidiaries as of such date and for such periods, assuming that the Transactions have occurred at such dates and at the beginnings of such periods. The representations in this Section 7.04(a), as applicable, are subject, in the case of unaudited financial statements, to normal year-end audit adjustments and accruals and the absence of notes.

(b)    Since December 31, 2013, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

(c)    Neither the Borrower nor any Subsidiary has, on the date hereof after giving effect to the Transactions, any Material Indebtedness (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements and the Term Loans.

(d)    The projections regarding the financial performance of the Borrower and its Consolidated Subsidiaries furnished to the Lenders have been prepared in good faith by the Borrower and based upon assumptions believed by the Borrower to be reasonable at the time such projections were provided (and on the Effective Date in the case of forecasts provided prior to the Effective Date) (it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that actual results during the period(s) covered by such projections may differ from the projected results and that such differences may be material and that neither the Borrower nor any Subsidiary makes any representation that such projections will be realized).

Section 7.05    Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, or any of their Properties (a) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (b) that involve any Loan Document or the Transactions.

Section 7.06    Environmental Matters. Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)    the Borrower and the Subsidiaries and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;

(b)    the Borrower and the Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and none of the Borrower or the Subsidiaries has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied;

(c)    there are no claims, demands, suits, orders, inquiries, investigations, requests for information or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Law that is pending or, to the Borrower’s knowledge, threatened against the Borrower or any Subsidiary or any of their respective Properties or as a result of any operations at such Properties;

(d)    none of the Properties of the Borrower or any Subsidiary contain or have contained any: (i) underground storage tanks; (ii) asbestos-containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;

(e)    there has been no Release or, to the Borrower’s knowledge, threatened Release of Hazardous Materials at, on, under or from the Borrower’s or any Subsidiary’s Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Borrower, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property;

(f)    neither the Borrower nor any Subsidiary has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Borrower’s or any Subsidiary’s Properties and, to the Borrower’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice;

(g)    there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Borrower’s or the Subsidiaries’ Properties that could reasonably be expected to form the basis for a claim for damages or compensation, and, to the Borrower’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of notice regarding such exposure; and

(h)    the Borrower has provided, or has caused its Subsidiaries to provide, to the Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in any of the Borrower’s or the Subsidiaries’ possession or control and relating to their respective Properties or operations thereon.

Section 7.07    Compliance with the Laws and Agreements; No Defaults.

(a)    Each of the Borrower and each Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)    Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Borrower or a Subsidiary to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Borrower or any Subsidiary or any of their Properties is bound.

(c)    No Default has occurred and is continuing.

Section 7.08    Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09    Taxes. Except as set forth on Schedule 7.09, each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed. Each of the Borrower and its Subsidiaries has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate. No currently outstanding Tax Lien has been filed against the Borrower, any of the Subsidiaries, or any of their respective Properties, and, to the knowledge of the Borrower, no claim is being asserted against the Borrower, any of the Subsidiaries, or any of their respective Properties with respect to any such Tax or other such governmental charge in each case, except with respect to Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP.

Section 7.10    ERISA.

(a)    The Borrower, the Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b)    Each Plan is, and has been, established and maintained in compliance with its terms, ERISA and, where applicable, the Code, except where the failure to so establish and maintain such Plan could not reasonably be expected to have a Material Adverse Effect.

(c)    No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d)    Full payment when due has been made of all amounts which the Borrower, the Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.

(e)    Neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, with respect to which its sponsorship of, maintenance of or contribution to may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

(f)    Neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, including a multiemployer plan as defined in section 3(37) or 4001(a)(3) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 7.11    Disclosure; No Material Misstatements. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or, when taken as a whole, omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, other forward-looking information and information of a general economic or general industry nature, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time such projected financial information was made available, it being understood that such projected financial information is not to be viewed as facts and that the actual results may vary materially from such projected financial information.

Section 7.12    Insurance. Each Loan Party has, and has caused all of its Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements, including, without limitation, Flood Insurance, if required, with respect to any Property subjected, or required under the Loan Documents to be subjected, to a Lien pursuant to the Security Instruments, and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and of comparable size and engaged in the same or a similar business for the assets and operations of the Borrower and its Subsidiaries. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies, and the Administrative Agent has been named as loss payee with respect to Property loss insurance. No Loan Party owns any material Building (as defined in the applicable Flood Insurance Regulation) or material Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation), in each case situated on any Property subjected, or required under the Loan Documents to be subjected, to a Lien pursuant to the Security Instruments, for which such Loan Party has not delivered to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that (a) such Loan Party maintains Flood Insurance for such Building or Manufactured (Mobile) Home or (b) such Building or Manufactured (Mobile) Home is not located in a Special Flood Hazard Area.

Section 7.13    Restriction on Liens. Neither the Borrower nor any of the Subsidiaries is a party to any material agreement or arrangement (other than (a) the Term Loan Documents, (b) Capital Leases creating Liens permitted by Section 9.03(c), but then only on the Property that is the subject of such Capital Lease, (c) documents evidencing or securing Purchase Money Indebtedness creating Liens permitted by Section 9.03(c), but then only on the Property that is the subject of such Purchase Money Indebtedness, (d) documents creating Liens which are described in clauses (g) or (h)) of the definition of “Excepted Liens”, but then only on the Property that is the subject of the applicable lease or license described in such clause (g) or (h), (e) customary restrictions and conditions on transfers and investments contained in any agreement relating to the sale of any asset or any Subsidiary pending the consummation of such sale, (f) in the case of any Person that becomes a Subsidiary after the Effective Date, any agreement in effect at the time such Person so becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming such a Subsidiary, (g) in the case of any assets acquired after the Effective Date, any agreement in effect at the time of such acquisition which pertains to such assets and only such assets and is assumed in connection with such acquisition, so long as such agreement was not entered into in contemplation of such acquisition, and (h) customary provisions in joint venture agreements and other similar agreements permitted by Section 9.05 and applicable to joint ventures and Equity Interests therein)), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent for the benefit of the Secured Parties on or in respect of its Properties to secure the Secured Obligations and the Loan Documents.

Section 7.14    Subsidiaries. Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent as promptly as practicable but in any event within 30 days of such Subsidiary’s acquisition or formation (which shall promptly furnish a copy to the Lenders, which shall be a supplement to Schedule 7.14), the Borrower has no Subsidiaries. Each Person on Schedule 7.14 is a Wholly-Owned Subsidiary unless otherwise identified thereon as an Excluded Subsidiary. The Borrower has no Foreign Subsidiaries. All of the outstanding Equity Interests of each Subsidiary has been validly issued, is fully paid, is nonassessable and has not been issued in violation of any preemptive or similar rights. Schedule 7.14 also sets forth the holders (and percentages of ownership) of the Equity Interests in each of the Subsidiaries and lists the Excluded Subsidiaries, if any, as of the Effective Date.

Section 7.15    Location of Business and Offices. The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is Southcross Energy Partners, L.P.; and the organizational identification number of the Borrower in its jurisdiction of organization is 5138791 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(j) in accordance with Section 12.01). The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(j) and Section 12.01(c)).

Section 7.16    Properties; Titles, Etc.

(a)    Each of the Borrower and the Subsidiaries has good and valid title to, valid leasehold interests in, or valid easements, rights of way or other property interests in all of its real and personal Property except for defects that, individually or in the aggregate, (i) do not materially interfere with the ordinary conduct of its business and (ii) could not reasonably be expected to have a Material Adverse Effect. All such Property is free and clear of all Liens except Liens permitted by Section 9.03.

(b)    All leases, easements, rights of way and other agreements necessary for the conduct of the business of the Borrower and the Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

(c)    The rights and Properties presently owned, leased or licensed by the Borrower and the Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrower and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof (subject to any changes to the business resulting from transactions permitted hereunder).

(d)    The Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 7.17    Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the offices, plants, gas processing plants, platforms, pipelines, improvements, fixtures, equipment, and other Property owned, leased or used by the Borrower and its Subsidiaries in the conduct of their businesses are (a) being maintained in a state adequate to conduct normal operations, (b) structurally sound with no known defects, (c) in good operating condition and repair, subject to ordinary wear and tear, (d) not in need of maintenance or repair except for ordinary, routine maintenance and repair, (e) sufficient for the operation of the businesses of the Borrower and its Subsidiaries as currently conducted, and (f) in conformity with all Governmental Requirements relating thereto.

Section 7.18    Hedging Agreements and Qualified ECP Guarantor. Schedule 7.18, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(e), sets forth, a true and complete list of all Hedging Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement. The Borrower is a Qualified ECP Guarantor.

Section 7.19    Security Instruments. Subject to the last paragraph of Section 6.01 and Section 8.20:

(a)    Guaranty and Collateral Agreement. The provisions of the Guaranty and Collateral Agreement are effective to create, in favor of the Administrative Agent for the benefit of the Secured Parties, a legal, valid and enforceable Lien on, and security interest in, all of the Collateral described therein, and (i) when financing statements and other filings in appropriate form are filed in the offices specified in the Guaranty and Collateral Agreement and (ii) upon the taking of possession or control by the Administrative Agent of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by the Guaranty and Collateral Agreement), the Liens created by the Guaranty and Collateral Agreement shall constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the Loan Parties in the Collateral covered thereby (other than such Collateral in which a Lien or a security interest cannot be perfected by filing, possession or control under the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction), in each case free of all Liens other than Liens permitted under Section 9.03, and prior and superior to all other Liens other than Excepted Liens (subject to the provisos at the end of the definition thereof) and Liens permitted under Section 9.03(h).

(b)    Mortgages. Each Mortgage is effective to create, in favor of the Administrative Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Mortgaged Property thereunder, subject only to Excepted Liens and Liens permitted under Section 9.03(h), and when the Mortgages are filed in the offices specified on Schedule 7.19 (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Section 8.12, Section 8.14 or Section 8.20, when such Mortgage is filed in the appropriate offices), the Mortgages shall constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the Loan Parties in that portion of the Mortgaged Property constituting real property and fixtures affixed or attached to such real property, in each case prior and superior in right to any other person, other than Excepted Liens and Liens permitted under Section 9.03(h).

(c)    Valid Liens. Each Security Instrument delivered pursuant to Section 6.01, Section 8.12, Section 8.14 or Section 8.20, upon execution and delivery thereof, is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Collateral thereunder, and (i) when financing statements and other filings in appropriate form are filed or recorded in the appropriate offices as are required by the Guaranty and Collateral Agreement and Schedule 7.19, and (ii)

upon the taking of possession or control by the Administrative Agent of the Collateral with respect to which a security interest may be perfected only by possession or control, the Liens created by such Security Instrument will constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral (other than such Collateral in which a Lien or security interest cannot be perfected by filing, possession or control under the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction), in each case with no other Liens except for Liens permitted under Section 9.03.

Section 7.20    Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used to finance the Frio Contribution, refinance the Existing Indebtedness, to provide funding for, and to pay fees and expenses in connection with, the Transactions, for permitted Capital Expenditures and permitted Investments, and for general corporate, working capital, limited liability company or partnership purposes, as the case may be, of the Borrower and its Subsidiaries. The Borrower and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan will be used for any purpose which violates the provisions of (a) Regulations T, U or X or any other regulation of the Board, (b) any Sanctions, or (c) the FCPA.

Section 7.21    Solvency. Each Loan Party is Solvent. No Loan Party is planning to take any action described in Section 10.01(h) or Section 10.01(i).

Section 7.22    Common Enterprise. Each of the Borrower and its Subsidiaries and their business operations are closely integrated with one another into a single, interdependent and collective, common enterprise so that any benefit received by any one of them from the financial accommodations provided under this Agreement will be to the direct benefit of the others. The Borrower and its Subsidiaries intend to render services to or for the benefit of each other, to purchase or sell and supply goods to or from or for the benefit of each other, to make loans, advances and provide other financial accommodations to or for the benefit of each other and to provide administrative, marketing, payroll and management services to or for the benefit of each other (in each case, except as may be prohibited by this Agreement).

Section 7.23    Material Contracts. Schedule 7.23 hereto contains a complete list, as of the Effective Date, of all Material Contracts of the Borrower and each Subsidiary, including all amendments thereto. All Material Contracts are in full force and effect, neither the Borrower nor any Subsidiary is in default under any Material Contract, and to the knowledge of the Borrower and each Subsidiary after due inquiry, no other Person that is party thereto is in default under any Material Contract, except for such defaults as could not be reasonably expected to have a Material Adverse Effect. None of the Material Contracts prohibits the transactions contemplated under the Loan Documents. Each of the Material Contracts is currently in the name of, or has been assigned to, a Loan Party (with the consent or acceptance of each other party thereto if and to the extent that such consent or acceptance is required thereunder), each of the Material Contracts is assignable to the Administrative Agent as collateral, and each of the Material Contracts is assignable, unless waived by the Administrative Agent in its reasonable discretion, by the Administrative Agent to a reasonably acceptable transferee if an Event of Default were to occur. The Borrower and its Subsidiaries have delivered to the Administrative Agent a complete and current copy of each of their Material Contracts existing on the Effective Date.

Section 7.24    Broker’s Fees. Except as set forth in Schedule 7.24, no broker’s or finder’s fee, commission or similar compensation will be payable by the Borrower or any Subsidiary with respect to the Transactions.

Section 7.25    Employee Matters. As of the Effective Date, (a) neither the Borrower nor any Subsidiary, nor any of their respective employees, is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending or, to the knowledge of the Borrower or any Subsidiary, contemplated with respect to the employees thereof and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Borrower or any Subsidiary, and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the knowledge of the Borrower or any Subsidiary after due inquiry, threatened between the Borrower or any Subsidiary and its respective employees.

Section 7.26    Anti-Terrorism Laws.

(a)    The Borrower is not, and to the knowledge of the Borrower, none of the Borrower’s Affiliates, officers or directors is in violation of any Governmental Requirement relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the USA Patriot Act, and the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., in each case, as amended from time to time.

(b)    The Borrower is not, and to the knowledge of the Borrower, no Affiliate, officer, director, broker or other agent of the Borrower acting or benefiting in any capacity in connection with the Loans is any of the following:

(i)    a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)    a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)    a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)    a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v)    a Person that is named as a “specially designated national and blocked Person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list.

(c)    No Loan Party and, to the knowledge of the Borrower, no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any Property or interests in Property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(d)    (i) Neither the Borrower nor any of its subsidiaries, nor, to the knowledge of any Loan Party, any director, officer, agent, employee or Affiliate of the Borrower or any of its subsidiaries, is currently, or is owned or controlled by Persons that are currently (A) the subject of any material United States sanctions administered or enforced by OFAC or the United States Department of State (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, and (ii) the Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently the subject of Sanctions.

Section 7.27    Foreign Corrupt Practices. No Loan Party, and, to the knowledge of the Borrower, no director, officer, agent, employee or Affiliate of the Borrower or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Loan Parties and, to the knowledge of the Borrower, their Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until Payment in Full, the Borrower (on behalf of itself and its Subsidiaries) and each Guarantor by its execution of the Guaranty and Collateral Agreement, covenants and agrees with the Administrative Agent, any Issuing Banks and the Lenders that:

Section 8.01    Financial Statements; Ratings Change; Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a)    Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than the date on which annual financial statements are required to be delivered to the SEC, its audited consolidated balance sheet and related statements of income or operations (and, as to balance sheets and statements of income or operations, accompanied by consolidating schedules), stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b)    Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than the date on which quarterly financial statements are required to be delivered to the SEC, commencing with the fiscal quarter ending June 30, 2014, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, along with a reconciliation of the income statement and the Capital Expenditures set forth on the cash flow against the projections for such fiscal quarter and management’s discussion and analysis in form and substance reasonably satisfactory to the Administrative Agent.

(c)    Financial Projections. Concurrently with any delivery of financial statements under Section 8.01(a) and no later than April 1st of each calendar year, projections for the Borrower and its Consolidated Subsidiaries for each fiscal year of the Borrower through the end of the fiscal year in which the Maturity Date occurs, and which such projections shall include (A) volumes and pricing assumptions and (B) itemized budget forecasts set forth on a quarterly basis in form and substance reasonably satisfactory to the Administrative Agent for each of the four fiscal quarters of the Borrower ending during the first such fiscal year reflected in such projections.

(d)    Certificate of Financial Officer – Compliance. Concurrently with any delivery of financial statements required pursuant to Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D-2 hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01, including, without limitation, reasonably detailed calculations of the Specified Projects EBITDA Adjustment for each Specified Project (including a reasonably detailed summary of the terms of the applicable customer contracts relating to such calculation), each Specified Project’s Scheduled Completion Date, and each Specified Project’s Projected Capacity (and, if applicable, any changes to such Projected Capacity and supporting information as required), (iii) stating whether any change in GAAP or in the application thereof has occurred since December 31, 2015 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (iv) attaching reports setting forth the processing volumes for each of the top ten producers for the periods covered by such financial statements.

(e)    Certificate of Financial Officer – Hedging Agreements. Concurrently with any delivery of financial statements under Section 8.01(a) and Section 8.01(b), a certificate of a Financial Officer, in substantially the form of Schedule 7.18, setting forth as of the last Business Day of such fiscal quarter or fiscal year, a true and complete list of all Hedging Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(f)    Certificate of Insurer – Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in substantially the form provided to the Administrative Agent pursuant to Section 6.01(j) on the Effective Date, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.

(g)    Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any such Subsidiary, and a copy of any response by the Borrower or any such Subsidiary, or the board of directors (or comparable governing body) of the Borrower or any such Subsidiary, to such letter or report.

(h)    SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or with any national or foreign securities exchange, or required by applicable law to be distributed by the Borrower to its equityholders generally, as the case may be.

(i)    Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any Material Indebtedness, other than the Loan Documents, and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(j)    Information Regarding Loan Parties. Promptly (and in any event within ten (10) Business Days (or such later time as the Administrative Agent may agree) written notice of any change (i) any Loan Party’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of any Loan Party’s chief executive office or principal place of business, (iii) in any Loan Party’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in any Loan Party’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in any Loan Party’s federal taxpayer identification number.

(k)    Notices of Certain Changes. Except in connection with Organization Documents of the Borrower and its Subsidiaries that are delivered pursuant to Section 6.01(c), promptly, but in any event within five (5) Business Days after the execution thereof, copies of any material amendment, modification or supplement to the certificate or articles of incorporation certificate or articles of formation or organization, any preferred stock designation or any other public organic document of the Borrower or any Subsidiary.

(l)    Certificate of Financial Officer – Consolidating Information. If, at any time, there exist any Excluded Subsidiaries of the Borrower, then concurrently with any delivery of financial statements under Section 8.01(a) and Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all Excluded Subsidiaries and the eliminating entries, in such form as is reasonably acceptable to the Administrative Agent.

(m)    Changes to Projected Capacity. Promptly, but in any event within five (5) Business Days after the Borrower receives notice of a material change in the Projected Capacity of a Specified Project, the Borrower shall provide a certificate of a Responsible Officer, in form and substance satisfactory to the Administrative Agent, certifying the following: (A) recalculations of the amounts set forth in clauses (a) and (b) of the definition of “Specified Projects EBITDA Adjustment” as of the most recently ended fiscal quarter but giving effect to the revised Projected Capacity, (B) updates to the information previously delivered to the Administrative Agent in accordance with the definition of “Specified Projects” with respect to such Specified Project, (C) any additional information with respect to such Specified Project and such material change in Projected Capacity reasonably requested by the Administrative Agent, and (D) computations of the covenants set forth in Section 9.01 as of the most recently ended fiscal quarter but giving effect to the revised Projected Capacity. Specified Projects EBITDA Adjustment shall thereafter be calculated in accordance with the revised Projected Capacity of such Specified Project. In the event of a change in the Projected Capacity of a Specified Project that is not material, the Specified Projects EBITDA Adjustment shall thereafter reflect such change in the Projected Capacity of such Specified Project.

(n)    Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

(o)    Monthly Financial Statements. As soon as available but in any event within thirty-five (35) calendar days after the end of each calendar month, (A) solely with respect to the first two calendar months of each fiscal quarter, its unaudited consolidated balance sheet and related statements of income or operations and cash flows reflecting results of operations as of the end of and for such calendar month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods (or in the case of the balance sheet, as of the end) of the previous fiscal year, (B) reports setting forth the processing volumes during such calendar month and the then elapsed portion of the fiscal year, and (C) reports setting forth in reasonable detail intercompany transactions between any Loan Party and any of its Affiliates, including accounts receivable and payable as of such calendar month, all in form and substance satisfactory to the Administrative Agent and certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and the results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal quarter-end or year-end adjustments, as the case may be, and the absence of footnotes. Concurrently with any delivery of financial statements required pursuant to this Section 8.01(o), the Borrower will furnish to the Administrative Agent and each Lender a certificate of a Financial Officer in substantially the form of Exhibit D-3 hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01(e) with respect to each calendar week during such calendar month. It is understood that the materials provided to the Administrative Agent and the Lenders pursuant to this clause (o), in accordance with the last sentence of this Section 8.01, will not be identified by the Borrower as “Public” information and may be treated by the Administrative Agent as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

(p)    Southcross Holdings Borrower LP Financial Statements. (i) During the period commencing on the Second Amendment Effective Date and ending on the date on which financial statements and a compliance certificate are delivered under Section 8.01(a), (b) or (d), as applicable, demonstrating that the Borrower has satisfied the financial covenants set forth in Section 9.01 for any fiscal period ending on or after June 30, 2016, and (ii) during any future period for which the Borrower has not satisfied the financial covenants set forth in Section 9.01 as of the end of the most recently ended fiscal quarter for which financial statements and a compliance certificate for the fiscal period ending on the last day of such fiscal quarter were delivered under Section 8.01(a), (b) or (d), as applicable, in each case, as soon as available but in any event concurrently with such time and in the same form as such materials are provided to the lenders under the then applicable senior revolving credit facility of Southcross Holdings Borrower LP, copies of quarterly (for the first three fiscal quarters of each fiscal year) and annual financial statements of Southcross Holdings Borrower LP and its consolidated subsidiaries, including a consolidated balance sheet and related statements of income or operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter or fiscal year, as applicable, and the then elapsed portion of the fiscal year (in the case of the quarterly financial statements). It is understood that the materials provided to the Administrative Agent and the Lenders pursuant to this clause (p), in accordance with the last sentence of this Section 8.01, will not be identified by the Borrower as “Public” information and may be treated by the Administrative Agent as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

(q)    13-Week Cash Flows. As soon as available, but in any event not later than (x) 20 days after the month ending December 31, 2016 and (y) 10 days after the end of each calendar month thereafter, starting with the month ending December 31, 2016, a 13-week cash flow forecast, subject to any month-end reconciliation adjustments, in form and substance reasonably acceptable to the Administrative Agent, setting forth all sources and uses of cash and beginning and ending cash balances, along with a variance report reconciling the prior month’s cash flow forecast to the actual sources and uses of cash for the prior month, along with a line-by-line reconciliation and explanation of variances that are more than 20% above or below per week on a line item basis when compared to the prior month’s forecast.

(r)    Real Property Report. Concurrently with the delivery of the financial statements under Section 8.01(b), but in any event not later than 45 days after the end of each fiscal quarter, (or such longer period as may be reasonably acceptable to the Administrative

Agent not to exceed 15 days), a certificate of a Financial Officer setting forth as of the last Business Day of such fiscal quarter, title information in form and substance acceptable to the Administrative Agent with respect to any real Property acquired by the Borrower and its Subsidiaries during such fiscal quarter for consideration in excess of $1,000,000, individually or in the aggregate.

Information required to be delivered pursuant to Section 8.01(a), (b) or (n) shall be deemed to have been delivered if such information is available on the website of the SEC and the Borrower has delivered notice to the Administrative Agent that such reports are so available, which notice may be provided in any certificate delivered pursuant to Section 8.01(d).

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Arrangers may, but shall not be obligated to, make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the General Partner or the Loan Parties, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.11); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

Section 8.02    Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)    the occurrence of any Default;

(b)    the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting any Loan Party not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in liability in excess of $7,500,000, not fully covered by insurance, subject to normal deductibles;

(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $7,500,000;

(d)    any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against the Borrower or its Subsidiaries or their Properties of which the Borrower has knowledge in connection with any Environmental Laws if the Borrower could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $7,500,000, not fully covered by insurance, subject to normal deductibles; and

(e)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03    Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, consents, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.10.

Section 8.04    Payment of Tax Obligations. The Borrower will, and will cause each Subsidiary to, pay its Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of the Borrower or any Subsidiary.

Section 8.05    Performance of Obligations under Loan Documents. The Borrower will repay the Loans according to the reading, tenor and effect thereof, and the Borrower will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at or within the time or times and in the manner specified.

Section 8.06    Operation and Maintenance of Properties. The Borrower, at its own expense, will, and will cause each Subsidiary to:

(a)    operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable Environmental Laws, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect;

(b)    preserve, maintain and keep in good repair, condition, working order and efficiency (ordinary wear and tear excepted) all of its Properties, including, without limitation, all equipment, machinery and facilities, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect;

(c)    promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Properties, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect; and

(d)    to the extent the Borrower is not the operator of any Property, the Borrower shall use commercially reasonable efforts to cause the operator of such Property to comply with this Section 8.06 in accordance with customary industry practices.

Section 8.07    Insurance. The Borrower will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance (i) in such amounts and against such risks as are customarily maintained by companies of similar size engaged in the same or similar businesses operating in the same or similar locations (including hazard insurance), and (ii) in accordance with all Governmental Requirements, including, without limitation, Flood Insurance, if required. The loss payable clauses or provisions in said insurance policy or policies insuring any of the Collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent as an “additional insured” and “loss payee” and provide that the insurer will give at least thirty (30) days’ prior notice of any cancellation to the Administrative Agent.

Section 8.08    Books and Records; Inspection Rights. The Borrower will, and will cause each Subsidiary to maintain financial records in accordance with GAAP. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and during normal business hours, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its Responsible Officers and independent accountants, all at such reasonable times and as often as reasonably requested (provided that the Administrative Agent shall give the Borrower reasonable advance notice of any proposed discussion with such accountants and permit the Borrower and its representatives to be present during such discussions, and provided, further, that, so long as no Event of Default has occurred and continues to exist, no more than one such visitation with the Borrower’s independent public accountants shall be conducted during any calendar year), and provided further that, excluding any visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 8.08 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of a continuing Event of Default and only one such visit per fiscal year shall be at the Borrower’s expense).

Section 8.09    Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.10    Compliance with Agreements. The Borrower will, and will cause each Subsidiary to, comply with all agreements, contracts and instruments binding on it or affecting its Properties or business, except to the extent that such noncompliance could not reasonably be expected to have a Material Adverse Effect.

Section 8.11    Environmental Matters.

(a)    The Borrower shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (ii) not Release or threaten to Release, and shall cause each Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties or any other property offsite the Property to the extent caused by the Borrower’s or any of its Subsidiaries’ operations except in compliance with applicable Environmental Laws, if the Release or threatened Release could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain, file or prepare, and shall cause each Subsidiary to timely obtain, file or prepare, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or its Subsidiaries’ Properties, except where such failure to obtain or file could not reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties, if failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (v) conduct, and cause its Subsidiaries to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a claim for material damages or compensation; and (vi) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Borrower’s and its Subsidiaries’ obligations under this Section 8.11(a) are timely and fully satisfied, which failure to establish and implement such procedures could reasonably be expected to have a Material Adverse Effect.

(b)    The Borrower will, and will cause each Subsidiary to, provide existing Phase I site assessments, to the extent they are available, upon request by the Administrative Agent and the Lenders, in connection with any future acquisitions of Properties; provided that for the avoidance of doubt, there shall be no obligation under this Section for the Borrower to obtain such assessments.

Section 8.12    Further Assurances. The Borrower at its sole expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the Collateral intended as security for the Secured Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

Section 8.13    Title Information. If the Borrower or any Subsidiary acquires any new pipeline and processing Properties for consideration in excess of $5,000,000, individually or in the aggregate, the Borrower shall, or shall cause such Subsidiary to, provide promptly (and in any event within 30 days (or such longer period as may be reasonably acceptable to the Administrative Agent)), title information regarding such new pipeline and processing Properties to the Administrative Agent. The Borrower shall, within sixty (60) days of notice from the Administrative Agent (or such later date as the Administrative Agent may agree in its sole discretion) that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information to the reasonable satisfaction of the Administrative Agent, or (ii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, title information reasonably satisfactory to the Administrative Agent relative to the pipeline and processing Properties of the Borrower and its Subsidiaries.

Section 8.14    Additional Collateral; Additional Guarantors.

(a)    In the event that the Borrower or any Subsidiary acquires or forms a subsidiary that is not designated as an Excluded Subsidiary in accordance with Section 8.15, or if the Borrower or any other Subsidiary causes any Subsidiary to guarantee the Term Loan Facility, the Borrower or its Subsidiary shall promptly, but in any event within 30 days (or such later date as the Administrative Agent may agree in its sole discretion), cause such Subsidiary to guarantee the Secured Obligations pursuant to the Guaranty and Collateral Agreement. In connection with any guaranty, the Borrower shall, or shall cause such Subsidiary to, (i) execute and deliver to the

Administrative Agent a supplement to the Guaranty and Collateral Agreement and such other Security Instruments (in proper form for filing, registration or recordation, as applicable) as are requested by the Administrative Agent, and take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a first priority, perfected Lien (subject only to Excepted Liens and Liens permitted under Section 9.03(h)) on all of the tangible and intangible Property of such Subsidiary (other than de minimis Property excluded in the Administrative Agent’s sole discretion), (ii) cause the owner of the Equity Interests in such Subsidiary to pledge such Equity Interests (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (iii) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(b)    The Borrower will at all times cause (i) all Material Real Property, and (ii) all other tangible and intangible personal Property of the Borrower and each Subsidiary not covered by clause (a) above, including any Equity Interests in an Excluded Subsidiary, in each case to be subject to a Lien pursuant to the Security Instruments, except that, with respect to any Material Real Property acquired by the Borrower or a Subsidiary, the Borrower or such Subsidiary, as the case may be, shall have a period of 60 days (or such later date as the Administrative Agent may agree in its sole discretion) after such acquisition within which to subject such Material Real Property to a Lien pursuant to the Security Instruments, and, in connection therewith, the Borrower shall, or shall cause such Subsidiary to, execute and deliver such Security Instruments (in proper form for filing, registration or recordation, as applicable) as are requested by the Administrative Agent, and take such actions necessary or advisable to subject such Material Real Property to a Lien pursuant to the Security Instruments, provided, however, that with respect to any real Property, if the Administrative Agent reasonably determines that the costs, financial and otherwise, of obtaining or maintaining a Lien, perfecting a Lien and/or complying with all Governmental Requirements with respect to such a Lien outweigh the benefit to the Secured Parties of the security afforded thereby, the Administrative Agent may notify the Borrower of such determination and, (x) if such real Property is not then subject to a Lien pursuant to the Security Instruments, such real Property shall not be required to become subject to a Lien pursuant to the Security Instruments and, (y) if such real Property is already subject to a Lien pursuant to the Security Instruments, the Administrative Agent may, upon obtaining the consent of the Required Lenders, release such Lien.

(c)    Upon the request of the Required Lenders, the Borrower and each of its Subsidiaries shall take any additional actions required, if any, to cause all of its right, title and interest in each Hedging Agreement to which it is a party to be collaterally assigned to the Administrative Agent, for the benefit of the Secured Parties, and shall, if requested by the Administrative Agent or the Required Lenders, use its commercially reasonable efforts to cause each such agreement or contract to (i) expressly permit such assignment and (ii) upon the occurrence of any default or event of default under such agreement or contract, (A) to permit the Lenders to cure such default or event of default and assume the obligations of such Loan Party under such agreement or contract and (B) to prohibit the termination of such agreement or contract by the counterparty thereto if the Lenders assume the obligations of such Loan Party under such agreement or contract and the Lenders take the actions required under the foregoing clause (A).

(d)    The Borrower agrees that it will not, and will not permit any Guarantor to, grant a Lien on any Property to secure the Term Loan Facility without contemporaneously granting to the Administrative Agent, as security for the Secured Obligations, a first priority perfected Lien on the same Property pursuant to Security Instruments in form and substance reasonably satisfactory to the Administrative Agent.

Section 8.15    Designations with Respect to Subsidiaries.

(a)    Within 30 days of the acquisition or formation of a new Subsidiary, the Borrower may designate such Subsidiary as an Excluded Subsidiary by written notification thereof to the Administrative Agent, provided that (i) no Default exists at the time of or after giving effect to such designation, and (ii) such designation is deemed to be an Investment in such Excluded Subsidiary in an amount equal to the fair market value as of the date of such designation of the Borrower’s direct or indirect ownership interest in such Excluded Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 9.05(n). No Loan Party may be redesignated as an Excluded Subsidiary.

(b)    If the Borrower desires to designate an Excluded Subsidiary to be a Loan Party after the date hereof, and all of such Excluded Subsidiary’s outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower and/or one or more of the Wholly-Owned Subsidiaries, the Borrower shall cause such Excluded Subsidiary to comply with Section 8.14(a), at which time such Person shall cease to be an “Excluded Subsidiary” and shall be deemed a “Loan Party” for purposes of this Agreement and the other Loan Documents without any amendment, modification or other supplement to any of the foregoing.

Section 8.16    Excluded Subsidiaries. The Borrower:

(a)    will cause the management, business and affairs of each of the Borrower and its Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account) so that each Excluded Subsidiary will be treated as an entity separate and distinct from the Borrower and its Subsidiaries; provided that the foregoing will not prohibit payments under expense sharing agreements with such Excluded Subsidiaries that are consistent with past practices and/or required by any applicable Governmental Authority.

(b)    will not, and will not permit any of its Subsidiaries to, assume, guarantee or be or become liable for any Indebtedness of any of the Excluded Subsidiaries.

(c)    will not permit any Excluded Subsidiary to hold any Equity Interest in the Borrower or any other Loan Party.

Section 8.17    ERISA Compliance. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (a) promptly after the filing thereof by the Borrower or any Subsidiary with the United States Secretary of Labor or the Internal Revenue Service (or if filed by a third party, promptly after the Borrower or a Subsidiary becomes aware of such filing), copies of each annual and other report with respect to each Plan or any trust created thereunder, and (b) promptly upon becoming aware of the occurrence of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.

Section 8.18    Interest Rate Hedging Agreements. As of the last day of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2014, the Borrower shall have entered into Hedging Agreements for the purpose of hedging the Borrower’s exposure to variable interest rates, the notional amounts of which (when aggregated with all other Hedging Agreements of the Loan Parties then in effect in respect of interest rates) shall not be less than fifty percent (50%) of the then outstanding principal amount of the Loans and the Term Loan Facility. Such Hedging Agreements shall be in the form of floating-to-fixed rate swaps, the purchase of interest rate caps, or any similar hedging instrument designed to mitigate interest rate risk, in each case approved by the Administrative Agent.

Section 8.19    Commodity Exchange Act Keepwell Provisions. The Borrower hereby guarantees the payment and performance of all Secured Obligations of each Loan Party (other than the Borrower) and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Loan Party (other than the Borrower) in order for such Loan Party to honor its obligations under the Guaranty and Collateral Agreement including obligations with respect to Hedging Agreements (provided, however, that the Borrower shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Agreement or any Loan Document, as it relates to such other Loan Parties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section shall remain in full force and effect until all Indebtedness is paid in full to the Lenders, the Administrative Agent and all other Secured Parties, and all of the Lenders’ Commitments are terminated. The Borrower intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 8.20    Post-Closing Obligations. The Borrower shall deliver, or cause to be delivered, as the case may be, each of the items set forth on Schedule 8.20, in each case on or prior to the date specified in such Schedule for such item or such later date as the Administrative Agent may determine and agree to in writing in its sole discretion.

ARTICLE IX

NEGATIVE COVENANTS

Until Payment in Full, the Borrower (on behalf of itself and its Subsidiaries) and each Guarantor by its execution of the Guaranty and Collateral Agreement) covenants and agrees with the Administrative Agent, any Issuing Banks and the Lenders that:

Section 9.01    Financial Covenants.

(a)    Consolidated Total Leverage Ratio. The Borrower will not, as of the last day of any fiscal quarter commencing with the fiscal quarter ending on March 31, 2019, permit its Consolidated Total Leverage Ratio to exceed 5.00 to 1.00 for the Rolling Period.

(b)    Consolidated Senior Secured Leverage Ratio. From and after the incurrence by the Borrower and/or any of its Subsidiaries of Permitted Notes Indebtedness, the Borrower will not, as of the last day of any fiscal quarter commencing with the fiscal quarter ending on March 31, 2019, permit its Consolidated Senior Secured Leverage Ratio to exceed 3.50 to 1.00.

(c)    Consolidated Interest Coverage Ratio. The Borrower will not permit its Consolidated Interest Coverage Ratio to be less than (i) 1.50 to 1.00 as of the last day of any fiscal quarter commencing with the fiscal quarter ending on September 30, 2014 through the fiscal quarter ending December 31, 2018, and (ii) with respect to any fiscal quarter thereafter, 2.50 to 1.00. For the avoidance of doubt, at any time after the Fifth Amendment Effective Date, each calculation of the Consolidated Interest Coverage Ratio shall be made without regard to any Equity Cure Contribution made prior to the Fifth Amendment Effective Date.

(d)    Minimum Consolidated EBITDA. The Borrower will not permit the Consolidated EBITDA as of the last day of any fiscal quarter for the Rolling Period then ended to be less than the amount set forth in the grid below for the corresponding Rolling Period:

Rolling Period Ending	Minimum Consolidated EBITDA
December 31, 2016	$12,200,000
March 31, 2017	$24,500,000
June 30, 2017	$36,200,000
September 30, 2017	$50,000,000
December 31, 2017	$50,000,000
March 31, 2018	$52,500,000
June 30, 2018	$52,500,000
September 30, 2018	$55,000,000
December 31, 2018	$57,500,000

(e)    Minimum Liquidity. The Borrower will not permit the Liquidity (calculated as an average of the previous five Business Days) as of the last Business Day of each calendar week to be less than $3,000,000.

(f)    Borrower’s Right to Elect Q4 2014 Base Periods. For the purposes of determining the Borrower’s compliance with clauses (a), (b), and (c) of this Section 9.01, the Borrower may elect the application of the Q4 2014 Base Periods by delivering an irrevocable written election thereof to the Administrative Agent on or prior to the date that annual audited financial statements are due for the fiscal year ending December 31, 2014 pursuant to Section 8.01(a). Unless and until the Borrower elects the application of the Q4 2014 Base Periods in accordance with the preceding sentence, the Borrower’s compliance with this Section 9.01 for the Rolling Periods ending on or prior to March 31, 2015 and with any other financial test that includes Annualized Rich Gas EBITDA as a component or a subcomponent thereof shall be calculated by reference to the Q3 2014 Base Periods.

(g)    Borrower’s Right to Cure. Notwithstanding anything to the contrary contained in this Section 9.01, in the event that the Borrower fails to comply with the requirements of clauses (a), (b), (c) and/or (d) of this Section 9.01 as of the last day of any fiscal quarter (such date, the “Equity Cure Test Date”) ending on or after the Effective Date (such event, a “Financial Covenant Default”), then the Borrower shall have the right to cure any such Financial Covenant Default (such right, the “Equity Cure Right”) subject to the following terms and conditions:

(i)    The Borrower shall deliver to the Administrative Agent irrevocable written notice of its intent to exercise the Equity Cure Right (an “Equity Cure Notice”) no later than ten (10) calendar days after the date (the “Equity Cure Delivery Date”) on which financial statements and a compliance certificate for the Rolling Period ending on such Equity Cure Test Date are required to be delivered pursuant to Sections 8.01(a), (b), and (d), as applicable. The Equity Cure Notice shall set forth the calculation of the applicable Equity Cure Amount (as defined below) and be certified by a Financial Officer of the Borrower.

(ii)    No later than five (5) calendar days after receipt by the Administrative Agent of an Equity Cure Notice, the Borrower shall cause the Sponsors and/or any of their Affiliates to purchase Equity Interests (other than Disqualified Capital Stock) in or make capital contributions to the Borrower (such purchase or capital contribution, as applicable, the “Equity Cure Contribution”) resulting in the Borrower receiving net cash proceeds not less than the amount which, if added to Consolidated EBITDA (or Annualized Consolidated EBITDA, in the case of the Rolling Periods ending on or prior to March 31, 2015, and, if the Borrower elects application of the Q4 2014 Base Periods in accordance with Section 9.01(f), the Rolling Period ending on June 30, 2015) for the Rolling Period ended on such Equity Cure Test Date, would result in the Borrower being in pro forma compliance with clauses (a), (b), (c) and (d) of this Section 9.01, in each case to the extent applicable on such Equity Cure Test Date (such amount, which shall be calculated in a manner reasonably satisfactory to the Administrative Agent, the “Equity Cure Amount”). The proceeds of any Equity Cure Contribution shall be applied as a mandatory repayment of the Borrowings in accordance with Section 3.04(b)(vii).

(iii)    The Equity Cure Right may be exercised after the First Amendment Effective Date an unlimited number of times in respect of any Equity Cure Test Date occurring with respect to any fiscal quarter ending on or prior to December 31, 2016. Commencing with the fiscal quarter ending on March 31, 2017, (A) the Equity Cure Right shall not be exercised with respect to any fiscal quarter if the Equity Cure Right has been exercised two (2) or more times with respect to any of the three (3) immediately preceding fiscal quarters (including, for the avoidance of doubt, any such fiscal quarter ending on or prior to December 31, 2016) and (B) the Equity Cure Right shall not be exercised more than four (4) times during the remaining term of this Agreement.

(iv)    From the applicable Equity Cure Delivery Date until the earliest of (A) five (5) calendar days after receipt by the Administrative Agent of an Equity Cure Notice or (B) consummation of the Equity Cure Contribution, and (C) (the date on which the Administrative Agent is notified by the Borrower that no Equity Cure Contribution will be made, the applicable Financial Covenant Default shall constitute an Event of Default for all purposes under this Agreement, but neither the Administrative Agent nor any Lender shall impose default interest, accelerate the Secured Obligations, terminate the Commitments or exercise any enforcement remedy against any Loan Party or any of their respective Property, in each case solely with respect to such Financial Covenant Default. Notwithstanding anything to the contrary in this Section 9.01(g)(iv) the Administrative Agent and the Lenders shall be entitled to exercise any of their respective rights and remedies under this Agreement and under applicable law to the extent that any other Event of Default (other than the applicable Financial Covenant Default) has occurred and is continuing.

(v)    Upon the timely consummation of the Equity Cure Contribution and Borrower’s receipt of net cash proceeds thereof in an amount not less than the Equity Cure Amount, the Borrower shall be deemed to have satisfied the requirements of clauses (a), (b), (c) and (d) of this Section 9.01 as of the applicable Equity Cure Test Date with the same effect as though there was no failure to comply therewith as of such Equity Cure Test Date, and the Financial Covenant Default shall be automatically deemed cured and waived for all purposes of this Agreement and the other Loan Documents.

(vi)    With respect to any Equity Cure Contribution, solely for the purposes of calculating the Borrower’s compliance with clauses (a), (b), (c) and (d) of this Section 9.01, as applicable, for each Rolling Period ending after the applicable Equity Cure Test Date that includes the fiscal quarter ending on such Equity Cure Test Date, (A) the Borrower shall be deemed to have received the Equity Cure Amount during the fiscal quarter ending on such Equity Cure Test Date, and (B) the Borrower may add the applicable Equity Cure Amount in calculating its Consolidated EBITDA (or Annualized Consolidated EBITDA, in the case of the Rolling Periods ending on or prior to March 31, 2015, and, if the Borrower elects application of the Q4 2014 Base Periods in accordance with Section 9.01(f), the Rolling Period ending on June 30, 2015) for such Rolling Period for purposes of determining compliance with clauses (a), (b), (c) and (d) of this Section 9.01. For the avoidance of doubt, (x) no Equity Cure Amount shall be retroactively netted or credited against Consolidated Total Funded Indebtedness in the calculation of the Consolidated Total Leverage Ratio or the Consolidated Senior Secured Leverage Ratio, as applicable, for the purpose of determining the Borrower’s compliance with clauses (a) and (b) of this Section 9.01 for the Rolling Period ending on the Equity Cure Test

Date for which such Equity Cure Amount is received and (y) no Equity Cure Amount shall be netted or credited against Consolidated EBITDA for any purposes other than for the purpose of determining the Borrower’s compliance with clauses (a), (b), (c) and (d) of this Section 9.01 for the applicable Equity Cure Test Date.

Section 9.02    Indebtedness. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Indebtedness, except:

(a)    the Secured Obligations arising under the Loan Documents, the Secured Hedging Agreements or with respect to any Bank Products, or any guaranty of or suretyship arrangement for the Secured Obligations arising under the Loan Documents, the Secured Hedging Agreements or with respect to any Bank Products;

(b)    Indebtedness under Capital Leases or that constitutes Purchase Money Indebtedness; provided that the aggregate amount of all Indebtedness described in this Section 9.02(b) at any one time outstanding shall not to exceed $5,000,000 in the aggregate;

(c)    Indebtedness associated with performance bonds, bid bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or any Subsidiary or in connection with judgments that do not result in a Default;

(d)    intercompany Indebtedness between the Borrower and any Subsidiary or between Subsidiaries to the extent permitted by Section 9.05(g); provided that such Indebtedness is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or one of its Wholly-Owned Subsidiaries, and, provided, further, that any such Indebtedness owed by a Loan Party shall be subordinated to the Secured Obligations on terms set forth in the Guaranty and Collateral Agreement;

(e)    Indebtedness constituting a guaranty by any Loan Party of Indebtedness permitted to be incurred by any other Loan Party under this Section 9.02;

(f)    endorsements of negotiable instruments for deposit or collection in the ordinary course of business;

(g)    Permitted Note Indebtedness;

(h)    Indebtedness consisting of the financing of insurance premiums in the ordinary course of business, so long as such Indebtedness shall not exceed the amount of the unpaid cost of, and shall be incurred only to defer the cost of, the underlying policy;

(i)    Indebtedness incurred by the Loan Parties in connection with a Permitted Acquisition consisting of indemnities in the ordinary course of business or obligations in respect of purchase price adjustments or earn-outs, provided, in the case of earn-outs, that the Borrower is in pro forma compliance (as set forth in Section 1.05(c)) with all applicable covenants set forth in Section 9.01 hereof at the time the relevant earn-out obligation is created;

(j)    Indebtedness (i) arising from the honoring by a bank or other financial institution of a check, draft, payment order or other debit drawn, presented or issued against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence or (ii) arising under any Bank Products provided by a bank or other financial institution to the Loan Parties in the ordinary course of business;

(k)    other unsecured Indebtedness not to exceed $18,000,000 in the aggregate at any one time outstanding, inclusive of the amount of any Subordinated Indebtedness funded by Southcross Holdings pursuant to the Southcross Holdings Investment Agreement or directly by the Sponsors and/or any of their Affiliates; provided that (a) such Indebtedness does not mature, or require or permit any payments of the principal amount thereof prior to the date that is 91 days after the Maturity Date in effect on the date of incurrence of such Indebtedness, (b) any interest on such Indebtedness is only payable in kind until December 31, 2018, and at any time thereafter, interest on such Indebtedness is only payable in cash to the extent necessary to prevent the principal amount of all Indebtedness under this Section 9.02(k) from exceeding $18,000,000 and (c) no instrument or other agreement governing such Indebtedness contains (i) maintenance financial covenants or (ii) covenants or events of default that, taken as a whole, are more restrictive on the Borrower and its Subsidiaries than those contained in this Agreement are on the Borrower and its Subsidiaries; and

(l)    Indebtedness consisting of Term Loans incurred under the Term Loan Facility, provided that such Indebtedness (i) is subject at all times to the Intercreditor Agreement and (ii) does not exceed a maximum principal amount equal $450,000,000 at any time that the Borrower’s pro forma Consolidated Total Leverage Ratio exceeds 5.00 to 1.00, and at any other time, $670,000,000.

Section 9.03    Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)    Liens securing the payment of any Secured Obligations pursuant to the Security Instruments;

(b)    Excepted Liens;

(c)    Liens securing Capital Leases and Purchase Money Indebtedness permitted by Section 9.02(b) but only on the Property under lease or the Property purchased with such Purchase Money Indebtedness, as applicable;

(d)    Liens on proceeds of Letters of Credit permitted to be posted in connection with Hedging Agreements permitted by Section 9.17;

(e)    (i) pledges and deposits of cash in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to such Person and (ii) Liens on proceeds of insurance policies securing Indebtedness permitted under Section 9.02(h);

(f)    Liens on cash earnest money or escrowed deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 9.05, to be applied against the purchase price for and indemnities with respect to such Investment, solely to the extent such Investment would have been permitted on the date of the creation of such Lien;

(g)    any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or assets of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(h)    Liens on Collateral securing Indebtedness permitted by Section 9.02(l), which Liens rank pari passu with the Secured Obligations and are at all times subject to the Intercreditor Agreement; and

(i)    other Liens securing Indebtedness and other obligations outstanding in an aggregate principal amount not to exceed $2,500,000, provided that no such Lien shall extend to or cover any Collateral or any Material Real Property.

Section 9.04    Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except:

(a)    the Borrower may declare and pay dividends and distributions with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock);

(b)    Subsidiaries may declare and pay dividends to other Loan Parties ratably with respect to their Equity Interests;

(c)    the Borrower and each Subsidiary may purchase, redeem or otherwise acquire its common or subordinated Equity Interests with the proceeds received from the substantially concurrent issue of new common or subordinated Equity Interests;

(d)    the Borrower may declare and pay quarterly cash distributions of Available Cash to the holders of any Equity Interests in the Borrower (other than the SXE Subordinated Units) in accordance with the Borrower’s Organization Documents; provided, that no Default exists at the time of or after giving effect to such Restricted Payment;

(e)    the Borrower may make Restricted Payments pursuant to and in connection with long-term incentive plans or other benefit plans or arrangements for directors, management, employees or consultants of the Borrower and its Subsidiaries;

(f)    the Borrower may make Restricted Payments to redeem its Equity Interests that are held at such time by “Ineligible Holders” (as defined in the Partnership Agreement) pursuant to Section 4.10 of the Partnership Agreement;

(g)    so long as no Default has occurred and is continuing, (i) the Borrower may repurchase, redeem or otherwise acquire any Equity Interests of the Borrower held by any current or former officer, director, consultant, or employee of the Borrower, the Subsidiaries and the General Partner pursuant to any equity subscription agreement, stock option agreement, shareholders’, members’ or partnership agreement or similar agreement, plan or arrangement or any Plan and (ii) to the extent such payments are deemed to be Restricted Payments, the Borrower may make payments under stock appreciation rights, phantom stock or other similar cash settled interests issued under the Borrower’s long term incentive program; provided that the aggregate Restricted Payments made under this clause (g) shall not exceed (x) $250,000 during any fiscal year if the Borrower’s pro forma Consolidated Total Leverage Ratio on the date of such Restricted Payment is greater than 5.00 to 1.00 and (y) $2,500,000 during any fiscal year at any other time;

(h)    payments of cash, dividends, distributions, advances or other Restricted Payments by the Borrower to allow the payment of cash in lieu of the issuance of fractional units upon the exercise of options or warrants; and

(i)    the Borrower may declare and pay quarterly cash distributions of Available Cash to the holders of SXE Subordinated Units in accordance with the Borrower’s Organization Documents; provided, that:

(i)    no Default exists at the time of or after giving effect to such distribution;

(ii)    the Borrower is in pro forma compliance with all financial covenants set forth in Section 9.01 as of the dates on which such distribution is declared and paid (calculated in accordance with Section 1.05(c), including any Equity Cure Amount received in respect of any fiscal quarter included in the applicable Rolling Period and using Consolidated Total Funded Indebtedness or Consolidated Senior Secured Indebtedness, as applicable, as of such dates) before and after giving effect to such distribution;

(iii)    with respect to any such distributions to be paid with respect to any fiscal quarter ending prior to March 31, 2016, the Borrower has completed an issuance of its Equity Interests after the First Amendment Effective Date and the Borrower’s pro forma Consolidated Total Leverage Ratio as of the dates on which such distribution is declared and paid (calculated in accordance with Section 1.05(c), but excluding any Equity Cure Amount received in respect of any Rolling Period and using Consolidated Total Funded Indebtedness as of such dates) is less than or equal to 5.00 to 1.00 before and after giving effect to such distribution; and

(iv)    with respect to any such distributions to be paid with respect to the fiscal quarter ending March 31, 2016 or any fiscal quarter thereafter, either (x) the Borrower’s pro forma Consolidated Total Leverage Ratio as of the dates on which such distribution is declared and paid (calculated in accordance with Section 1.05(c), but excluding any Equity Cure Amount received in respect of any Rolling Period and using Consolidated Total Funded Indebtedness as of such dates) is less than or equal to 5.00 to 1.00 before and after giving effect to such distribution or (y) (A) the Borrower’s pro forma Consolidated Total Leverage Ratio as of the dates on which such distribution is declared and paid (calculated in accordance with Section 1.05(c), but excluding any Equity Cure Amount received in respect of any Rolling Period and using Consolidated Total Funded Indebtedness as of such dates) is less than or equal to 5.75 to 1.00 before and after giving effect to such distribution and (B) the aggregate amount of any such distributions in respect of any fiscal quarter and any distributions pursuant to Section 9.04(d) in respect of such fiscal quarter does not exceed the amount of Distributable Cash Flow for such fiscal quarter.

Notwithstanding the foregoing, no Restricted Payment in cash shall be made at any time that the Borrower’s pro forma Consolidated Total Leverage Ratio is greater than or equal to 5.00 to 1.00 other than pursuant to Section 9.04(g).

Section 9.05    Investments, Loans and Advances. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding, or enter into any agreement to make, any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)    Investments as of the Effective Date that are disclosed to the Lenders in Schedule 9.05;

(b)    accounts receivable arising in the ordinary course of business;

(c)    direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one (1) year from the date of creation thereof;

(d)    commercial paper maturing within one year from the date of creation thereof rated in one of the two highest grades by S&P or Moody’s;

(e)    deposits maturing within one (1) year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively;

(f)    deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e);

(g)    Investments (i) made by the Borrower in or to the Guarantors, and (ii) made by any Subsidiary in or to the Borrower or any Guarantor;

(h)    Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrower or any Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any of its Subsidiaries; provided that the Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(h) exceeds $1,000,000;

(i)    Investments constituting Indebtedness permitted under Section 9.02;

(j)    credit provided to new or existing customers of the Loan Parties for the costs and expenses of extending service to such customers and for which such customers are contractually obligated to reimburse the Loan Party providing such credit in the ordinary course of business;

(k)    Permitted Acquisitions;

(l)    Investments representing non-cash consideration received with respect to dispositions permitted under Section 9.11;

(m)    Investments in Hedging Agreements permitted by Section 9.17;

(n)    Investments in Excluded Subsidiaries, partnerships, joint ventures or any other Person in a similar business to the Loan Parties; provided that (i) no Default exists or results therefrom, (ii) after giving effect to such Investment (and any debt incurred in connection therewith), (A) the Borrower’s Excess Cash Liquidity is not less than $20,000,000 and (B) the Borrower is in pro forma compliance (as set forth in Section 1.05(c)) with all applicable covenants set forth in Section 9.01 hereof;

(o)    other Investments not to exceed $2,500,000 in the aggregate at any time;

(p)    Investments in the Frio Joint Ventures prior to the Fifth Amendment Effective Date in an aggregate amount not to exceed $4,200,000; and

(q)    Investments in the CPS Line Project prior to the Fifth Amendment Effective Date in an aggregate amount not to exceed $9,371,000.

Section 9.06    Nature of Business; International Operations. The Borrower will not, and will not permit any Subsidiary to, engage (directly or indirectly) in any business other than those businesses in which the Borrower and its Subsidiaries are engaged on the Effective Date (or which are reasonably related, incidental or complimentary thereto or are reasonable extensions, developments or expansions thereof). From and after the date hereof, the Borrower and its Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any real Property not located within the geographical boundaries of the United States.

Section 9.07    Proceeds of Loans. The Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 7.20. Neither the

Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board, or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

Section 9.08    ERISA Compliance. The Borrower will not, and will not permit any Subsidiary to, at any time:

(a)    engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

(b)    fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

(c)    contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that contributions to or the obligation to contribute to may not be terminated by such entities in their sole discretion at any time without any material liability, or (ii) any employee pension benefit plan, as defined in section 3(2) of ERISA, including a multiemployer plan as defined in section 3(37) or 4001(a)(3) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code; and

(d)    acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower or a Subsidiary or with respect to any ERISA Affiliate of the Borrower or a Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six year period preceding such acquisition has sponsored, maintained, or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, (i) that is a multiemployer plan as defined in section 3(37) or 4001(a)(3) of ERISA or (ii) that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such plan allocable to such benefit liabilities.

Section 9.09    Sale or Discount of Receivables. Except (a) sales otherwise permitted pursuant to Section 9.11 and (b) for receivables obtained by the Borrower or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, and will not permit any Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 9.10    Mergers, Etc. The Borrower will not, and will not permit any Subsidiary to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve, except that:

(a)    the Borrower or any Subsidiary may participate in a consolidation with any other Person; provided that (i) no Default is continuing, (ii) any such consolidation would not cause a Default hereunder, (iii) if the Borrower consolidates with any Person, the Borrower shall be the surviving Person, and (iv) if any Subsidiary consolidates with any Person (other than the Borrower or another Subsidiary) and such Subsidiary is not the surviving Person, such surviving Person shall expressly assume in writing (in form and substance satisfactory to the Administrative Agent) all obligations of such Subsidiary under the Loan Documents;

(b)    any Subsidiary may participate in a consolidation with the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or any other Subsidiary and if one of such Subsidiaries is a Wholly-Owned Subsidiary, then the surviving Person shall be a Wholly-Owned Subsidiary;

(c)    a Subsidiary may wind-up, dissolve, liquidate or sell or transfer its assets if (i) all of its Property is transferred to the Borrower or a Wholly-Owned Subsidiary and (ii) the Loan Party acquiring such Property promptly complies with its obligations under Sections 8.12 and 8.14; and

(d)    any Subsidiary may sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person to the extent permitted by Section 9.11.

Section 9.11    Sale of Properties. The Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property except for:

(a)    dispositions of cash and Cash Equivalents in the ordinary course of business and in connection with transactions permitted by this Agreement;

(b)    the sale of inventory in the ordinary course of business;

(c)    the sale or transfer of obsolete or worn out property and property no longer used or useful in the conduct of the business of the Borrower and its Subsidiaries, whether now owned or hereafter acquired, in the ordinary course of business or is replaced by replacement property of at least comparable value and use;

(d)    issuances of distributions or other Restricted Payments permitted pursuant to Section 9.04;

(e)    Restricted Payments permitted by Section 9.04 and Liens permitted by Section 9.03;

(f)    the transfer of Property to another Loan Party;

(g)    the transfer of Property to an Excluded Subsidiary, provided that (i) no Default exists at the time of or after giving effect to such transfer, and (ii) such transfer is deemed to be an Investment in such Excluded Subsidiary in an amount equal to the fair market value of the Property transferred as of the date of such transfer and such Investment would be permitted to be made at the time of such transfer under Section 9.05(n);

(h)    the transfer of Property occurring in connection with a transaction permitted by, and made in compliance with the provisions of, Section 9.10;

(i)    Asset Sales having, in the aggregate for all Asset Sales by the Borrower or any Subsidiary, a fair market value not to exceed $6,000,000 during any fiscal year of the Borrower, so long as, at any time that the Borrower’s pro forma Consolidated Total Leverage Ratio exceeds 5.00 to 1.00 both before and after giving effect to such Asset Sale, the proceeds of any such Asset Sale are not used (or are not required to be used) to repay the Term Loans;

(j)    other Asset Sales, subject to Section 3.04(b)(ii), so long as, at any time that the Borrower’s pro forma Consolidated Total Leverage Ratio exceeds 5.00 to 1.00 both before and after giving effect to such Asset Sale, the proceeds of any such Asset Sale are not used (or are not required to be used) to repay the Term Loans;

(k)    dispositions of accounts receivables in connection with the collection or compromise thereof in the ordinary course of business to the extent permitted under Section 9.09;

(l)    grants of Leases, subleases, licenses or sublicenses (including the provision of software under an open source license), easements, rights of way or similar rights or encumbrances in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries; and

(m)    transfers of Property that has suffered a Casualty Event upon receipt of the Net Cash Proceeds of such Casualty Event.

Section 9.12    Environmental Matters. Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, with respect to the Properties and any operations thereat or associated therewith, the Borrower will not, and will not permit any Subsidiary to, be in violation of Environmental Law, have any Release or threatened Release of Hazardous Materials other than those that are in compliance with Environmental Law, allow any exposure to Hazardous Materials that could reasonably be expected to form the basis for a claim for damages or compensation, or be required under Environmental Law to perform any Remedial Work.

Section 9.13    Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale,

lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Borrower or any Guarantor), except (a) Restricted Payments permitted by Section 9.04, (b) Investments permitted by Section 9.05, (c) transactions contemplated by the Partnership Agreement, as in effect on the Effective Date or, if applicable, to the extent modified as permitted hereunder, (d) transactions approved by the board of managers, or similar governing body, of the General Partner or the conflicts committee thereof (acting in good faith), and (e) transactions that are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it, when taken as a whole, than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

Section 9.14    Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary unless the Borrower gives prior written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(a). The Borrower shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 9.11(f), Section 9.11(h) or Section 9.15. Neither the Borrower nor any Subsidiary shall have any Foreign Subsidiaries.

Section 9.15    Limitation on Issuance of Equity Interests. The Borrower shall not permit any Subsidiary to issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Equity Interest, except for Equity Interests issued to another Loan Party or to another Person in accordance with a merger or other transaction permitted by Section 9.10(a) and to the extent required pursuant to the Contribution Agreement. The Borrower and the Subsidiaries shall comply with Section 8.12, Section 8.14 and, if applicable, Section 9.10(a) with respect to any such issued Equity Interests.

Section 9.16    Negative Pledge Agreements; Dividend Restrictions. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any material agreement or arrangement (other than (a) the Loan Documents, (b) the Term Loan Documents (c) Capital Leases creating Liens permitted by Section 9.03(c), but then only on the Property that is the subject of such Capital Lease, (d) documents evidencing or securing Purchase Money Indebtedness creating Liens permitted by Section 9.03(c), but then only on the Property that is the subject of such Purchase Money Indebtedness, (e) documents creating Liens which are described in clauses (g) or (h) of the definition of “Excepted Liens”, but then only on the Property that is the subject of the applicable lease or license described in such clause (g) or (h)), (f) customary restrictions and conditions on transfers and investments contained in any agreement relating to the sale of any asset or any subsidiary pending the consummation of such sale, (g) in the case of any Person that becomes a Subsidiary after the Effective Date, any agreement in effect at the time such Person so becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming such a Subsidiary, (h) in the case of any assets acquired after the Effective Date, any agreement in effect at the time of such acquisition which pertains to such assets and only such assets and is assumed in connection with such acquisition, so long as such agreement was not entered into in contemplation of such acquisition, and (i) customary provisions in joint venture agreements and other similar agreements permitted by Section 9.05 and applicable to joint ventures and Equity Interests therein) that in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders, or that requires the consent of or notice to other Persons in connection therewith, or that restricts any Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or that requires the consent of or notice to other Persons in connection therewith.

Section 9.17    Hedging Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any Hedging Agreements with any Person other than Hedging Agreements in respect of commodities or interest rates (i) with an Approved Counterparty and (ii) that are entered into for the purpose of hedging exposure to interest rates or commodity prices and that are not for speculative purposes. In no event shall any Hedging Agreement contain any requirement, agreement or covenant for the Borrower or any Subsidiary to post collateral or margin to secure their obligations under such Hedging Agreement or to cover market exposures, other than Letters of Credit (and the proceeds thereof) the face amounts of which do not exceed $5,000,000 in the aggregate at any time.

Section 9.18    Holding Company. The Borrower will remain a holding company and will not own any real property, immovable property, or other assets of material value other than Equity Interests in Subsidiaries and Excluded Subsidiaries, furniture, furnishings and equipment acquired and maintained in the ordinary course of business, Investments to the extent permitted hereunder, assets acquired that are promptly, and in any event within 30 days of acquisition by the Borrower, transferred, contributed or otherwise assigned by the Borrower to one or more of the other Loan Parties, and interests in contracts customarily entered into by the Borrower in the ordinary course of its business.

Section 9.19    Sale and Leaseback. The Borrower shall not, and shall not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any Property, whether now owned or hereafter acquired, and thereafter rent or lease such Property which it intends to use for substantially the same purpose or purposes as the Property being sold or transferred.

Section 9.20    Amendments to Organization Documents, Term Loan Documents, Material Contracts, Fiscal Year End, Southcross Holdings Investment Agreement or Backstop Investment Commitment Letter; Prepayments of other Indebtedness.

(a)    The Borrower shall not, and shall not permit any Subsidiary to, amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) its Organization Documents; provided that the Borrower or any Subsidiary may amend, supplement or otherwise modify any of its Organization Documents in any manner that (A) is not adverse to the Lenders in any material respect and (B) does not conflict with any of the Loan Documents, subject to compliance with the provisions of Section 8.01(j), Section 8.01(k) and Section 8.12 to the full extent applicable; provided further that any amendment, supplement or other modification to the definition of the term “Available Cash” contained in the Partnership Agreement that results in an increase in the amount of Available Cash shall be deemed to be adverse to the Lenders in a material respect.

(b)    The Borrower shall not, and shall not permit any Subsidiary to, amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) any Material Contract in a manner that would be adverse to the Lenders in any material respect.

(c)    The Borrower shall not amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) the Contribution Agreement or the First Amendment Contribution Agreement in a manner that would be materially adverse to the Lenders.

(d)    The Borrower shall not, and shall not permit any Subsidiary to, change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

(e)    The Borrower shall not, and shall not permit any Subsidiary to, make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any outstanding Subordinated Indebtedness, except as otherwise permitted by this Agreement.

(f)    The Borrower shall not, and shall not permit any Subsidiary to, make (or give any notice in respect of) any voluntary or optional prepayment or redemption or acquisition for value of, of any Term Loan unless (i) no Default has occurred and is continuing or would result therefrom, and (ii) after giving effect to such prepayment, redemption or acquisition, the Borrower is in pro forma compliance (as set forth in Section 1.05(c)) with Section 9.01.

(g)    The Borrower shall not amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) the Term Loan Agreement or any Term Loan Document, except in accordance with the Intercreditor Agreement.

(h)    The Borrower shall not amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) the Southcross Holdings Investment Agreement or the Backstop Investment Commitment Letter (or waive any of its rights or benefits thereunder) in a manner that is adverse in any respect to the Lenders without the prior written consent of the Administrative Agent and the Required Lenders.

Section 9.21    Anti-Terrorism Law; Anti-Money Laundering.

(a)    The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 7.26, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any Property or interests in Property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Borrower shall deliver to any Lender any certification or other evidence requested from time to time by such Lender confirming the Borrower’s and the Subsidiaries’ compliance with this Section 9.21(a)).

(b)    The Borrower shall not, and shall not permit any Subsidiary to, cause or permit any of the funds of the Borrower or any Subsidiary that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Governmental Requirement.

Section 9.22    Embargoed Person. The Borrower shall not, and shall not permit any Subsidiary to, permit (a) any of the funds or Properties of the Borrower or any Subsidiary that are used to repay the Loans to constitute Property of, or be beneficially owned directly or indirectly by, any Person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (i) the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Governmental Requirement promulgated thereunder, with the result that the investment in the Borrower or any Subsidiary (whether directly or indirectly) is prohibited by a Governmental Requirement, or the Loans would be in violation of a Governmental Requirement, or (ii) the Executive Order, any related enabling legislation or any other similar Executive Orders or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Borrower or any Subsidiary, with the result that the investment in the Borrower or any Subsidiary (whether directly or indirectly) is prohibited by a Governmental Requirement or the Loans are in violation of a Governmental Requirement.

Section 9.23    Deposit Accounts, Securities Accounts and Commodity Accounts. The Borrower will not, and will not permit any Subsidiary to, deposit any funds, securities or commodities in any Deposit Account (other than payroll Deposit Accounts consistent with current practice and Deposit Accounts used solely for any healthcare program), Securities Account or Commodity Account (each, as defined in the Uniform Commercial Code, as it may be amended, from time to time in effect in the State of New York), as applicable, unless such account is subject to a valid Lien in favor of the Administrative Agent for the benefit of the Secured Parties and a control agreement in form and substance satisfactory to the Administrative Agent.

Section 9.24    Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to, cause the Capital Expenditures expended by the Borrower or any of its Subsidiaries (other than Capital Expenditures that are fully funded solely with Equity Issuance Proceeds) (a) in the fiscal year ending December 31, 2017, to exceed $23,000,000 in the aggregate and (b) in the fiscal year ending December 31, 2018, to exceed, in the aggregate, the sum of (x) $10,250,000 plus (y) the lesser of $5,000,000 and fifty percent of (I) $23,000,000 minus (II) the aggregate amount of Capital Expenditures expended by the Borrower and its Subsidiaries in the fiscal year ending December 31, 2017; provided, that the limitations set forth in this Section 9.24 shall not apply if (a) the Borrower’s pro forma Consolidated Total Leverage Ratio on the date of such Capital Expenditure is less than or equal to 5.00 to 1.00 or (b) the Borrower’s Liquidity, on a pro forma basis after giving effect to such Capital Expenditure, is not less than $35,000,000.

Section 9.25    Southcross Holdings Receivables. The Borrower will not, and will not permit any Subsidiary to, permit any account receivable owing from Southcross Holdings to the Borrower to be more than 30 days past its due date.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.01    Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a)    The Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b)    The Borrower shall fail to pay any interest on any Loan or any fee or other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.

(c)    Any representation or warranty made or deemed made by or on behalf of any Loan Party, any Subsidiary of the Borrower, Holdings or any Sponsor in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made.

(d)    The Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(j), Section 8.02, Section 8.03, (with respect to the Borrower only), Section 8.07, Section 8.14, Section 8.16, Section 8.20, or in Article IX.

(e)    Any Loan Party or any Subsidiary of the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (ii) a Responsible Officer, or a Responsible Officer of such Subsidiary, otherwise becoming aware of such default.

(f)    The Borrower or any Subsidiary shall fail to make any payment of principal of or interest on any Material Indebtedness (including the Term Loans), when and as the same shall become due and payable, and such failure to pay shall extend beyond any applicable period of grace.

(g)    Any event or condition occurs that results in any Material Indebtedness (including the Term Loans) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any Subsidiary to make an offer in respect thereof.

(h)    An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.

(i)    The Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any limited liability company or other action for the purpose of effecting any of the foregoing.

(j)    The Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k)    (i) One or more judgments for the payment of money in an aggregate amount in excess of $7,500,000 (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against the Borrower, any Subsidiary or any combination thereof and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof.

(l)    The Loan Documents (including the Intercreditor Agreement) after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against any Loan Party party thereto or, in the case of the Intercreditor Agreement, any other party thereto, or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or any Loan Party or any of their Affiliates shall so state in writing.

(m)    An ERISA Event shall have occurred that, in the opinion of the Required Lenders, when together with all other ERISA Events that have occurred, could reasonably be expected to result in the liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $7,500,000 in the aggregate.

(n)    A Change in Control shall occur.

(o)    Southcross Holdings shall fail to observe or perform any covenant, condition or agreement contained in the Southcross Holdings Investment Agreement or the Backstop Investment Commitment Letter (including without limitation, the failure to fund the $15,000,000 investment in accordance with the terms thereof).

(p)    Any Sponsor shall fail to observe or perform any covenant, condition or agreement contained in the Backstop Investment Commitment Letter.

Section 10.02    Remedies.

(a)    In the case of an Event of Default other than one described in Section 10.01(h) or Section 10.01(i), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.07(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h) or Section 10.01(i), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.07(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(b)    In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c)    Subject to the Intercreditor Agreement, all proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Loans, whether by acceleration or otherwise, shall be applied:

(i)    first, to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii)    second, pro rata to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Lenders;

(iii)    third, pro rata to payment of accrued interest on the Loans;

(iv)    fourth, pro rata to payment of (A) principal outstanding on the Loans, (B) Secured Obligations referred to in clause (b) of the definition of Secured Obligations owing to a Secured Hedging Agreement Counterparty, (C) Secured Obligations referred to in clause (c) of the definition of Secured Obligations owing to a Bank Products Provider, (D) any other Secured Obligations and (E) amounts to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure; and

(v)    fifth, any excess, after all of the Secured Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Hedging Obligations (it being understood, that in the event that any amount is applied to Secured Obligations other than Excluded Hedging Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to the Secured Obligations described in clause fourth above by the holders of any Excluded Hedging Obligations are the same as the proportional aggregate recoveries with respect to other Secured Obligations pursuant to clause fourth above).

ARTICLE XI

THE AGENTS

Section 11.01    Appointment and Authority. Each of the Lenders and each Issuing Bank hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article XI are solely for the benefit of the Administrative Agent, the Lenders and each Issuing Bank, and neither the Borrower nor any Subsidiary shall have any rights as a third party beneficiary of any such provisions.

Section 11.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 11.03    Exculpatory Provisions.

(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (it being understood that the term “agent” used herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine or any other applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties);

(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.10; and

(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.02 and Section 10.02) or (ii) otherwise hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank.

(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection, or priority of any collateral security or the financial or other condition of the Loan Parties and the Subsidiaries or any other obligor or guarantor, or (vii) any failure by any Loan Party or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements, or other terms or conditions set forth herein or therein.

Section 11.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder is filed with the Administrative Agent.

Section 11.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article XI shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06    Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, each Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a bank as a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and each Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or any Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 11.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 11.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents, or any other document referred to or provided for herein or to inspect the Properties or books of the Loan Parties or the Subsidiaries. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with an credit or other information concerning the affairs, financial condition, or business of the Loan Parties (or any of their Affiliates) which may come into possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Administrative Agent only, except that to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.08    No Other Duties, etc. The Joint Arrangers, the Co-Syndication Agents and the Documentation Agent shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than, with respect to the Documentation Agent and any Co-Syndication Agent or Joint Arranger that is also a Lender, its duties, responsibilities and liabilities in its capacity as a Lender hereunder.

Section 11.09    Authority of Administrative Agent to Release Collateral and Liens. Each Lender and each Issuing Bank hereby authorizes, and each other Person accepting the benefit of the Liens created by the Security Instruments shall be deemed to have authorized, the Administrative Agent to release (a) any Collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents, and (b) any Mortgaged Property that does not constitute Material Real Property if any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) is situated on such Mortgaged Property and the Administrative Agent, in its sole discretion, determines that the costs, financial and otherwise, of obtaining or maintaining a Lien or complying with all Governmental Requirements with respect to such Lien outweigh the benefit to the Secured Parties of the security afforded thereby. Each Lender and each Issuing Bank hereby authorizes, and each other Person accepting the benefit of the Liens created by the Security Instruments shall be deemed to have authorized, the Administrative Agent to execute and deliver to the Borrower (or file, if appropriate), at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.11 or is otherwise authorized by the terms of the Loan Documents. To the extent any Property is sold, assigned, conveyed or otherwise transferred as expressly permitted by Section 9.11 to any Person other than a Loan Party, such Collateral shall be sold, assigned, conveyed or otherwise transferred free and clear of all Liens created by the Loan Documents.

Section 11.10    Action by the Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Required Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, neither the Syndication Agent nor the Documentation Agent shall have any obligation to perform any act in respect thereof.

Section 11.11    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Furthermore, any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.12    Intercreditor Agreement. The Lenders hereby authorize the Administrative Agent to enter into the Intercreditor Agreement and to amend such agreement in accordance with the provisions of Section 12.02. Each Lender (by receiving the benefits thereunder and of the Collateral pledged pursuant to the Security Instruments) agrees that the terms of the Intercreditor Agreement shall be binding on such Lender and its successors and assigns, as if it was a party thereto.

ARTICLE XII

MISCELLANEOUS

Section 12.01    Notices.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)),

all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i)    if to the Borrower, to it at the following:

Southcross Energy Partners, L.P.

1717 Main Street, Suite 5200

Dallas, TX 75201

Attn: Bret M. Allan

Fax: 214.979.3710

Email: bret.allan@southcrossenergy.com

        with a copy to (which shall not constitute notice):

Latham & Watkins LLP

811 Main Street

Suite 3700

Houston, TX 77002

Attn: Catherine Ozdogan

Fax: 713.546.7401

Email: catherine.ozdogan@lw.com

(ii)    if to the Administrative Agent, to it at the following:

Wells Fargo Bank, N.A.

1000 Louisiana Street

9th Floor

Houston, TX 77002

Attn: Kristen Brockman

Fax: 713-739-1087

Email: Kristen.Brockman@wellsfargo.com

        with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

2001 Ross Ave., Suite 3700

Dallas, TX 75201-2975

Attn: Chris Dawe

Fax: 214-999-7837

Email: cdawe@velaw.com

(iii)    if to Wells Fargo, as Issuing Bank, to it at the following:

Wells Fargo Bank, N.A.

1000 Louisiana Street

9th Floor

Houston, TX 77002

Attn: Kristen Brockman

Fax: 713-739-1087

Email: Kristen.Brockman@wellsfargo.com

(iv)    if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 12.01(b) below, shall be effective as provided in Section 12.01(b).

(b)    Electronic Communications.

(i)    Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II, Article III, Article IV and Article V if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article(s) by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii)    Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (B) of notification that such notice or communication is available and identifying the website address therefore.

(c)    Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02    Waivers; Amendments.

(a)    No failure on the part of the Administrative Agent, any Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)    Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Secured Obligations hereunder or under any other Loan Document, without the written consent of each Lender adversely affected thereby, provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Participation Fees at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder, (iii) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, (excluding mandatory prepayments), or any interest thereon, or any fees payable hereunder, or any other Secured Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date or Maturity Date without the written consent of each Lender adversely affected thereby, (iv) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) waive or amend Section 3.04(c), Section 6.01, Section 10.02(c) or Section 12.14 or change the definition of the terms “Domestic Subsidiary”, “Foreign Subsidiary” or “Subsidiary”, without the written consent of each Lender (other than any Defaulting Lender), (vi) release any Guarantor (except as permitted pursuant to the Guaranty and Collateral Agreement or in connection with a sale of such Guarantor permitted under Section 9.11)

or release all or substantially all of the Collateral, without the written consent of each Lender (other than any Defaulting Lender), (vii) change any of the provisions of this Section 12.02(b), Section 10.02(c), or the definitions of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender other than any Defaulting Lender, or (viii) change the application of prepayments under Section 3.04(b)(viii), without the written consent of the Required Lenders (it being understood that the Required Lenders may waive, in whole or in part, any prepayment so long as the application of any such prepayment that is still required to be made is not changed); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, or any Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent or any Issuing Bank, as the case may be. Notwithstanding the foregoing, (x) any supplement to Schedule 7.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders, (y) the Borrower (or other applicable Loan Party) and the Administrative Agent may amend this Agreement or any other Loan Document without the consent of the Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document if the same is not objected to in writing by Lenders constituting the Required Lenders within 5 Business Days after the Administrative Agent delivers written notice thereof to the Lenders, and (z) the Administrative Agent and the Borrower (or other applicable Loan Party) may enter into any amendment, modification or waiver of this Agreement or any other Loan Document or enter into any agreement or instrument to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Mortgaged Property or Property to become Mortgaged Property to secure the Secured Obligations for the benefit of the Lenders or as required by any Governmental Requirement to give effect to, protect or otherwise enhance the rights or benefits of any Lender under the Loan Documents without the consent of any Lender.

Section 12.03    Expenses, Indemnity; Damage Waiver.

(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all out-of-pocket expenses incurred by any Agent, any Issuing Bank or any Lender (including the fees, charges and disbursements of any counsel for any Agent, any Issuing Bank or any Lender) in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 12.03 or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Notwithstanding anything to the contrary contained in this Section 12.03(a) or elsewhere in any of the Loan Documents, neither the Borrower nor any Subsidiary shall be obligated to pay or reimburse any Person for any costs, expenses, fees, taxes or other charges of any nature whatsoever that are incurred or payable by any Person in connection with any assignment referred to in Section 12.04(b), any participation referred to in Section 12.04(d) or any pledge or security interest referred to in Section 12.04(f).

(b)    INDEMNIFICATION BY THE BORROWER. THE BORROWER SHALL INDEMNIFY EACH AGENT (AND ANY SUB-AGENT THEREOF), THE JOINT ARRANGERS, ANY ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY A THIRD PARTY OR BY THE BORROWER OR ANY SUBSIDIARY ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (ii) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A) ANY REFUSAL BY ANY ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES BY THE BORROWER AND ITS SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED

PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE BORROWER OR ANY SUBSIDIARY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (x) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, (y) RESULT FROM A CLAIM BROUGHT BY THE BORROWER OR ANY SUBSIDIARY AGAINST ANY INDEMNITEE FOR BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, IF THE BORROWER OR SUCH SUBSIDIARY HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION OR (z) RESULT FROM ANY DISPUTE SOLELY AMONG INDEMNITEES, OTHER THAN ANY CLAIMS AGAINST ANY INDEMNITEE IN ITS CAPACITY OR IN FULFILLING ITS ROLE AS AN AGENT, JOINT ARRANGER, OR ANY SIMILAR ROLE UNDER THIS AGREEMENT, AND OTHER THAN ANY CLAIMS ARISING OUT OF ANY ACT OR OMISSION ON THE PART OF THE BORROWER OR ANY OF ITS SUBSIDIARIES OR AFFILIATES.

(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to pay indefeasibly any amount required under Sections 12.03(a) or (b) to be paid by it to any Agent (or any sub-agent thereof), any Joint Arranger,any Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), such Joint Arranger, such Issuing Bank or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent), such Joint Arranger or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent), such Joint Arranger or such Issuing Bank in connection with such capacity.

(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party shall assert, and hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof (other than to the extent any such damages are asserted pursuant to a third-party claim that would otherwise be required to be indemnified or reimbursed pursuant to any Loan Document). No Indemnitee referred to in Section 12.03(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the Transactions.

(e)    Payments. All amounts due under this Section 12.03 shall be payable promptly after written demand therefor.

Section 12.04    Assignments and Participations.

(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues a Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except (A) to an assignee in accordance with the provisions of Section 12.04(b), (B) by way of participation in accordance with the provisions of Section 12.04(d), or (C) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.04(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(d)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, any Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignments shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in Section 12.04(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement and with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights on a non- pro rata basis.

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 12.04(b)(i)(B) and, in addition:

(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Commitment or Revolving Credit Exposure if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C)    the consent of each Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in LC Exposure (whether or not then outstanding).

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (unless the assignment is to a Lender, an Affiliate of a Lender or an Approved Fund), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Borrower. No such assignment shall be made to the Borrower, any Sponsor, or any of the Borrower’s or any Sponsor’s Affiliates or Subsidiaries.

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii)    No Assignments to Defaulting Lenders. No such assignment shall be made to a Defaulting Lender.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 12.04(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(d).

(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Upon the Administrative Agent’s receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(c). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, any Issuing Bank and the Lenders may treat each

Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Banks and each Lender.

(d)    Participations.

(i)    Any Lender may at any time, without the consent of, or notice to the Borrower, the Administrative Agent or any Issuing Bank, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, any Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(ii)    Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(e), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(f) as though it were a Lender

(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and Section 12.04(e) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)    Restrictions if Registration Required. Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 12.05    Survival; Revival; Reinstatement.

(a)    All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)    To the extent that any payments on the Secured Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06    Counterparts; Integration; Effectiveness; Electronic Execution.

(a)    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)    Integration. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c)    Effectiveness. Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(d)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 12.07    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Hedging Agreements, and in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower or any Subsidiary against any and all of the obligations of the Borrower or any Subsidiary now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Subsidiary may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.09    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)    THIS AGREEMENT AND, EXCEPT AS OTHERWISE SET FORTH THEREIN, THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.

(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL, EXCEPT AS OTHERWISE SET FORTH THEREIN, BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE COUNTY AND STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c)    EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)    EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO OTHER PARTY HERETO NOR ANY REPRESENTATIVE, AGENT OR ATTORNEY FOR ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11    Confidentiality. Each of the Administrative Agent, any Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors (including accountants and legal counsel) and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Hedging Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, any Issuing Bank, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section 12.11, “Information” means all information received from any Sponsor, Southcross Holdings, the Borrower or any Subsidiary relating to any Sponsor, Southcross Holdings, the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any Sponsor, Southcross Holdings, the Borrower or a Subsidiary; provided that, in the case of information received from any Sponsor, Southcross Holdings, the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.12    Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the Transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Secured Obligations, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (b) in the event that the maturity of the Loans is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.

Section 12.13    EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14    Collateral Matters; Secured Hedging Agreements; Bank Products. The benefit of the Security Instruments and of the provisions of this Agreement relating to any Collateral securing the Secured Obligations shall also extend to and be available to the Secured Hedging Counterparties with respect to any Secured Hedging Agreement (including any Secured Hedging Agreement in existence prior to the date hereof, but excluding any additional transactions or confirmations entered into (a) after such Secured Hedging Counterparty ceases to be a Lender or an Affiliate of a Lender or (b) after assignment by a Secured Hedging

Counterparty to another Person that is not a Lender or an Affiliate of a Lender) and Bank Products Providers with respect to any obligations in respect of Bank Products. No Lender or any Affiliate of a Lender shall have any voting or consent rights under any Loan Document as a result of the existence of obligations owed to it under any such Secured Hedging Agreements or in respect of Bank Products.

Section 12.15    No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and each Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, any Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries.

Section 12.16    USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and its Subsidiaries, which information includes the name and address of the Borrower and its Subsidiaries and other information that will allow such Lender to identify the Borrower and its Subsidiaries in accordance with the USA Patriot Act.

Section 12.17    Amendment and Restatement. It is the intention of the Borrower, the Administrative Agent, and the Lenders, and such parties hereby agree, from and after the Effective Date, this Agreement supersedes and replaces the Existing Credit Agreement in its entirety, and that (a) such amendment and restatement shall operate to renew, amend and modify certain of the rights and obligations of the parties under the Existing Credit Agreement as provided herein, but shall not act as a novation thereof, and (b) the Liens securing the “Secured Obligations” under and as defined in the Existing Credit Agreement shall not be extinguished, but shall be carried forward and shall secure such obligations and Indebtedness as renewed, amended, restated, and modified hereby. Unless specifically amended hereby, each of the Loan Documents, the Exhibits and the Schedules shall continue in full force and effect and, from and after the Effective Date, all references to the “Credit Agreement” contained therein shall be deemed to refer to this Agreement. Each Lender hereunder that is an Existing Lender and the Borrower each hereby consent to the amendments to, and amendments and restatements of, the Existing Loan Documents in the form of the Loan Documents.

Section 12.18    NON-RECOURSE TO THE GENERAL PARTNER. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS DO NOT AND WILL NOT IN ANY WAY CONSTITUTE A DIRECT OR INDIRECT GUARANTY BY THE GENERAL PARTNER OF THE OBLIGATIONS OF THE BORROWER OR ANY SUBSIDIARY HEREUNDER OR THEREUNDER. IF ANY PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IS HELD BY ANY AUTHORITY TO CONSTITUTE A DIRECT OR INDIRECT GUARANTY BY THE GENERAL PARTNER OF THE OBLIGATIONS OF THE BORROWER OR ANY SUBSIDIARY, SUCH PROVISION SHALL BE DEEMED INEFFECTIVE TO THE EXTENT SUCH PROVISION CONSTITUTES A DIRECT OR INDIRECT GUARANTY BY THE GENERAL PARTNER OF THE

OBLIGATIONS OF THE BORROWER OR ANY SUBSIDIARY. NEITHER THIS AGREEMENT NOR ANY LOAN DOCUMENT IS INTENDED TO CREATE ANY LIABILITY OF THE GENERAL PARTNER FOR THE PERFORMANCE OF ANY OBLIGATION OF THE BORROWER OR ANY SUBSIDIARY THEREUNDER OR HEREUNDER. NEITHER THE ADMINISTRATIVE AGENT NOR ANY LENDER SHALL HAVE ANY RECOURSE AGAINST THE GENERAL PARTNER (INCLUDING ANY RECOURSE FOR ANY DEFICIENCY REMAINING UNDER THIS AGREEMENT OR ANY LOAN DOCUMENT AFTER THE DISPOSITION OF COLLATERAL PLEDGED BY THE BORROWER OR ANY SUBSIDIARY AND THE DISPOSITION OF THE GP COLLATERAL PLEDGED BY THE GENERAL PARTNER); PROVIDED, THAT, NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IN NO EVENT SHALL THIS SECTION 12.18 RELIEVE THE GENERAL PARTNER FROM ANY LIABILITY IT MAY HAVE AS A RESULT OF ITS FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, OR THAT OF ANY OF ITS OFFICERS, IN CONNECTION WITH THE EXECUTION, DELIVERY OR PERFORMANCE OF ANY LOAN DOCUMENTS OR ANY CERTIFICATES OR DOCUMENTS DELIVERED IN CONNECTION THEREWITH BY THE GENERAL PARTNER ON BEHALF OF THE BORROWER IN ITS CAPACITY AS THE BORROWER’S GENERAL PARTNER.

Section 12.19    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and the Administrative Agent, any other Agent, any Joint Arranger or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent or any Lender has advised or is advising the Borrower or any Subsidiary on other matters; (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent, the other Agents, the Joint Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent, the other Agents, the Joint Arrangers and the Lenders, on the other hand; (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate; and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent, the other Agents, the Joint Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Subsidiaries, or any other Person; (ii) neither the Administrative Agent nor any of the other Agents, the Joint Arrangers or the Lenders has any obligation to the Borrower or any of its Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the other Agents, the Joint Arrangers and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Subsidiaries, and neither the Administrative Agent nor any of the other Agents, the Joint Arrangers or the Lenders has any obligation to disclose any of such interests to the Borrower or its Subsidiaries. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the other Agents, the Joint Arrangers and the Lenders and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 12.20    Intercreditor Agreement. Reference is made to the Intercreditor Agreement among the Borrower, the Guarantors, the Term Administrative Agent, as “Term Facility Administrative Agent” (as defined therein), and the Administrative Agent, as “Revolving Facility Administrative Agent” (as defined therein). Each Lender hereunder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the priority of Liens provided for in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement as if it was a signatory thereto and (d) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement as Administrative Agent and on behalf of such Lender. The foregoing provisions are intended as an inducement to the “Term Facility Lenders” (as defined in the Intercreditor Agreement) to permit the incurrence of Indebtedness under this Agreement and to extend credit to the Borrower and such lenders are intended third party beneficiaries of such provisions.

Section 12.21    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	SOUTHCROSS ENERGY PARTNERS, L.P.

	By:	Southcross Energy Partners GP, LLC, its general partner

By:
Name:
Title:

[Signature Page]

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

Each of the undersigned (i) consents and agrees to this Amendment, and (ii) agrees that the Loan Documents to which it is a party (including, without limitation, the Third Amended and Restated Revolver Guaranty and Collateral Agreement dated as of August 4, 2014, as applicable) shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

CONSENTED. ACKNOWLEDGED AND AGREED TO BY:

SOUTHCROSS ENERGY OPERATING, LLC
SOUTHCROSS ENERGY LP LLC
SOUTHCROSS ENERGY GP LLC
SOUTHCROSS DELTA PIPELINE LLC
SOUTHCROSS PROCESSING LLC
SOUTHCROSS ALABAMA PIPELINE LLC
SOUTHCROSS NUECES PIPELINES LLC
SOUTHCROSS ENERGY FINANCE CORP.
FL RICH GAS SERVICES GP, LLC

By:
Name:
Title

[Signature Page]

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

SOUTHCROSS CCNG GATHERING LTD.
SOUTHCROSS CCNG TRANSMISSION LTD.
SOUTHCROSS GULF COAST TRANSMISSION LTD.
SOUTHCROSS MISSISSIPPI PIPELINE, L.P.
SOUTHCROSS MISSISSIPPI GATHERING, L.P.
SOUTHCROSS ALABAMA GATHERING SYSTEM, L.P.
SOUTHCROSS MIDSTREAM SERVICES, L.P.
SOUTHCROSS MARKETING COMPANY LTD.
SOUTHCROSS NGL PIPELINE LTD.
SOUTHCROSS GATHERING LTD.
SOUTHCROSS MISSISSIPPI INDUSTRIAL GAS SALES, L.P.

By:	Southcross Energy GP LLC,
as general partner

By:
Name:
Title:

FL RICH GAS SERVICES, LP

By:	FL Rich Gas Services GP, LLC,
its general partner

By:
Name:
Title:

[Signature Page]

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

FL RICH GAS UTILITY GP, LLC

By:
Name:
Title:

FL RICH GAS UTILITY, LP
TEXSTAR TRANSMISSION, LP

By:	FL Rich Gas Utility GP, LLC, its general partner

By:
Name:
Title:

[Signature Page]

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

ADMINISTRATIVE AGENT,
ISSUING BANK,
AND LENDER:

WELLS FARGO BANK, N.A., as the Administrative Agent, Issuing Bank and a Lender

By:
Name:
Title:

[Signature Page]

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

LENDER:	BARCLAYS BANK PLC, as a Lender

By:
Name:
Title:

[Signature Page]

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

LENDER:	UBS AG, STAMFORD BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page]

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

LENDER:	JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

[Signature Page]

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

LENDER:	ABN AMRO CAPITAL USA LLC, as a Lender

By:
Name:
Title:

[Signature Page]

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

LENDER:	BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

[Signature Page]

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

LENDER:	CADENCE BANK, N.A., as a Lender

By:
Name:
Title:

[Signature Page]

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

LENDER:	ROYAL BANK OF CANADA, as a Lender

By:
Name:
Title:

[Signature Page]

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

LENDER:	REGIONS BANK, as a Lender

By:
Name:
Title:

[Signature Page]

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

LENDER:	MIDFIRST BANK, as a Lender

By:
Name:
Title:

[Signature Page]

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

LENDER:	RAYMOND JAMES BANK, N.A., as a Lender

By:
Name:
Title:

[Signature Page]

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SOUTHCROSS ENERGY PARTNERS, L.P.

ANNEX I

LIST OF COMMITMENTS

Name of Lender	Commitment	Applicable Percentage
Wells Fargo Bank, N.A.	$19,937,500	13.75%
Barclays Bank PLC	$14,500,000	10.00%
UBS AG, Stamford Branch	$14,500,000	10.00%
JPMorgan Chase Bank, N.A.	$12,687,500	8.75%
ABN AMRO Capital USA LLC	$12,687,500	8.75%
Bank of America, N.A.	$12,687,500	8.75%
Cadence Bank, N.A.	$12,687,500	8.75%
Royal Bank of Canada	$12,687,500	8.75%
Regions Bank	$12,687,500	8.75%
MidFirst Bank	$10,875,000	7.50%
Raymond James Bank, N.A.	$9,062,500	6.25%

TOTAL	$145,000,000.00	100.00%

ANNEX II

EXISTING LETTERS OF CREDIT

Issuing Bank	Beneficiary	Applicant	Amount	Issue Date
Wells Fargo Bank, N.A.	DENBURY ONSHORE, LLC	Borrower	$750,000.00	30-Dec-2015
Wells Fargo Bank, N.A.	DENBURY ONSHORE, LLC	Borrower	$500,000.00	16-Nov-2016
Wells Fargo Bank, N.A.	EOG RESOURCES, INC	Borrower	$7,200,000.00	30-Oct-2015
Wells Fargo Bank, N.A.	HILCORP ENERGY COMPANY	Borrower	$2,700,000.00	21-Oct-2016
Wells Fargo Bank, N.A.	MARATHON OIL COMPANY	Borrower	$5,000,000.00	20-Jun-2016
Wells Fargo Bank, N.A.	SUNDANCE ENERGY INC	Borrower	$2,000,000.00	10-Aug-2016
Wells Fargo Bank, N.A.	SWIFT ENERGY OPERATING, LLC	Borrower	$500,000.00	29-Jun-2016
Wells Fargo Bank, N.A.	XTO ENERGY INC.	Borrower	$350,000.00	24-Feb-2016
Wells Fargo Bank, N.A.	CONOCOPHILLIPS COMPANY	Borrower	$2,100,000.00	03-Mar-2016
Wells Fargo Bank, N.A.	SAN PATRICIO ELECTRIC COOPERATIVE, INC.	Borrower	$365,000.00	03-Feb-2016
Wells Fargo Bank, N.A.	JPMORGAN CHASE BANK, N.A.	Borrower	$500,000.00	07-Oct-2016
Wells Fargo Bank, N.A.	OLYMBEC USA, LLC	Borrower	$1,100,000.00	20-May-2015
Wells Fargo Bank, N.A.	SOUTHEAST SUPPLY HEADER, LLC	Borrower	$400,000.00	15-Sep-2016
Wells Fargo Bank, N.A.	TRANSCONTINENTAL GAS PIPE LINE COMPANY	Borrower	$200,000.00	28-Nov-2016
Wells Fargo Bank, N.A.	TEXAS EASTERN TRANSMISSION LP	Borrower	$250,000.00	15-Sep-2016

EXHIBIT B

FORM OF BORROWING REQUEST

[            ], 20[    ]

Southcross Energy Partners, L.P., a Delaware limited partnership (the “Borrower”), pursuant to Section 2.03 of that certain Third Amended and Restated Credit Agreement dated as of August 4, 2014 (together with all amendments, restatements, supplements, or other modifications, if any, from time to time made thereto, the “Credit Agreement”), among the Borrower, the various financial institutions that are or may become a party thereto (collectively, the “Lenders”), Wells Fargo Bank, N.A., as administrative agent for the Lenders (in such capacity together with any successors thereto, the “Administrative Agent”), and the other agents which are or may become parties thereto (unless otherwise defined herein, each capitalized term used herein has the meaning assigned to it in the Credit Agreement), hereby requests a Borrowing as follows:

(i)	the aggregate amount of the requested Borrowing is $[ ];

(ii)	the date of such Borrowing is [ ], 20[ ];

(iii)	such Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];

(iv)	[the initial Interest Period applicable thereto is [one, three or six months]][1];

(v)	the current total Revolving Credit Exposures (without regard to the requested Borrowing) is $[ ];

(vi)	the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing) is $[ ]; and

(vii)	the location and number of the Borrower’s account to which funds are to be disbursed, which complies with the requirements of Section 2.05 of the Credit Agreement, are as follows:

[                                         ]

[                                         ]

[                                         ]

[                                         ]

[                                         ]

[                                         ]

[1]	To be included if the requested Borrowing is a Eurodollar Borrowing.

Exhibit B-1

The undersigned certifies that he/she is the [                    ] of the Borrower’s General Partner, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the conditions to lending specified in Section [6.01]2 [6.02]3 of the Credit Agreement are satisfied as of the date hereof and that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.]

The Borrower hereby certifies that, if the Loan Parties will have an Excess Cash Balance after giving effect to such Borrowing, then (a) the proceeds of such Borrowing will be used as set forth on an exhibit to this Borrowing Request within two (2) Business Days of the date of such Borrowing and (b) after giving effect to such use of proceeds, the Loan Parties will not have any Excess Cash Balance or the Borrower will make the mandatory repayment required by Section 3.04(b)(v).

The Borrower hereby further certifies that (i) no account receivable owing from Southcross Holdings to the Borrower has been unpaid for more than 30 days and (ii) the Borrower is in pro forma compliance (as set forth in Section 1.05(c) of the Credit Agreement) with the covenants set forth in Section 9.01 of the Credit Agreement.

SOUTHCROSS ENERGY PARTNERS, L.P.

By:	Southcross Energy Partners GP, LLC, its general partner

By:
Name:
Title:

[2]	With respect to Loans made on the Effective Date only.
[3]	With respect to Loans made after the Effective Date only.

Exhibit B-2